As filed with the Securities and Exchange Commission on October 15, 2004

                   An Exhibit List can be found on page II-5.
                              Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 POWERLINX, INC.

                 (Name of small business issuer in its charter)


     NEVADA                           3651                       50-0006815
(State or other          (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
Organization)

                           200 MADONNA BLVD., 2ND FLR.
                             TIERRA VERDE, FL 33715
                                 (727) 866-7440
                                 (727) 866-7480

        (Address and telephone number of principal executive offices and principal place of business)

                            GEORGE S. BERNARDICH, III
                                 POWERLINX, INC.
                           200 MADONNA BLVD., 2ND FLR.
                             TIERRA VERDE, FL 33715
                                 (727) 866-7440

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.______



                         CALCULATION OF REGISTRATION FEE
======================================= ================ ================== ==================== =============
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
       TO BE REGISTERED                   REGISTERED (1)     SECURITY(2)            PRICE              FEE
--------------------------------------- ---------------- ------------------ -------------------- -------------
Shares of common stock, $.001 par value    28,081,762(3)        $0.26          $7,301,258.12      $925.07
Shares of common stock, $.001 par value     4,302,095(4)        $0.26          $1,118,544.70      $141.72


Total                                      32,383,857                                           $1,066.79


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933.

(3) Represents shares of common stock.

(4) Represents 4,302,095 shares underlying warrants exercisable at $.50.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 15, 2004

The information in this prospectus is not complete and may be changed.

                                 POWERLINX, INC.
                              32,383,857 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of 32,383,857 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will pay the expenses of registering these shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "PWLX." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 28, 2004, was $0.26.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2004.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY POWERLINX, INC.VIDEO TECHNOLOGY INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE DEBENTURES TO THE FINANCIAL STATEMENTS.

POWERLINX, INC.

Powerlinx, Inc. develops, manufactures, markets and sells proprietary video security network devices and consumer electronic products that utilize patented technologies, licensed and owned by Powerlinx, to retailers, commercial businesses, dealers, distributors, and original equipment manufacturers, throughout North America. The DC Transportation Products Segment develops, manufactures, markets, and sells powerline rear and side vision systems for all classes and types of vehicles in the transportation industry to fleets, dealers, distributors and original equipment manufacturers throughout North America. Our Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting and accessories principally to dealers and distributors in recreational/professional marine and fishing markets worldwide.

Our principal offices are located at 200 Madonna Boulevard, Tierra Verde, Florida 33715, and our telephone number is (727) 866-7440. We were formed under the laws of the state of Utah, but subsequently changed our domicile to Nevada. Our website address is www.power-linx.com.

THE OFFERING


Common stock offered by selling stockholders......................      Up to 32,383,857 shares
                                                                        This number represents
                                                                        20.97% of our current
                                                                        outstanding stock.
Common stock to be outstanding after the offering.................      Up to 169,460,973 shares
Use of proceeds...................................................      We will not receive any proceeds from the
                                                                        sale of the common stock.
Over-The-Counter Bulletin Board Symbol............................      PWLX


The above information regarding common stock to be outstanding after the offering is based on 154,398,084 shares of common stock outstanding as of September 28, 2004 and assumes the subsequent conversion of our issued series A convertible preferred stock, and exercise of warrants by our selling stockholders.

RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS:

WE HAVE HAD LOSSES SINCE OUR INCEPTION. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

The Company has incurred net losses of $4,023,827 and $4,285,516 during the years ended December 31, 2003 and 2002, respectively. In addition, during those same years, the Company has used cash of $3,054,145 and $1,097,297 in its operating activities and has a net working capital deficiency of $432,469 at December 31, 2003. Also the Company has incurred net losses of $1,874,306 and $1,931,120 during the period ending June 30, 2004 and 2003, respectively. We expect to continue to incur significant operating expenses as we maintain our current line of power-line products and continue research and development toward new advance power-line technologies. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, of which there can be no assurance, you may experience significant additional dilution.

WE CHANGED THE FOCUS OF OUR BUSINESS FROM MARINE PRODUCTS TO POWERLINE COMMUNICATION (PLC) PRODUCTS, WHICH WE MAY NOT BE SUCCESSFUL IN AND OUR EARNINGS MAY DECREASE.

We changed the focus of our business from marine products to Powerline Communication (PLC). We have limited capital to undertake the change, must shift the focus of our expenditures and may incur inventory write-offs. As a result, if we are unable to be successful in this new business, our earnings may decrease.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR INDUCTION RADIO FREQUENCY SYSTEMS COULD CAUSE US TO LOSE REVENUE AND HARM OUR COMPETITIVE POSITION.

Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for technology that enables video transmission over AC and DC electrical conductors. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide technology that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2004. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

-- how and when we introduce new products and services and enhance our existing products and services;

-- our ability to attract and retain new customers and satisfy our customers' demands;

-- the timing and success of our brand-building and marketing campaigns;

-- our ability to establish and maintain strategic relationships;

-- our ability to attract, train and retain key personnel;

-- the emergence and success of new and existing competition;

-- varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

-- changes in the mix of products and services that we sell to our customers;

-- costs and effects related to the acquisition of businesses or technology and related integration; and

-- costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated March 23, 2004, our independent auditors stated that the accompanying financial statements were prepared assuming that the Company will continue as a going concern. However, the Company has incurred net losses of $4,023,827 and $4,285,516 during the years ended December 31, 2003 and 2002, respectively. In addition, during those same years, the Company has used cash of $3,054,145 and $1,097,297 in its operating activities and has a net working capital deficiency of $432,469 at December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern uncertainty modification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A FEW PROPRIETARY RIGHTS, THE LACK OF WHICH MAY MAKE IT EASIER FOR OUR COMPETITORS TO COMPETE AGAINST US.

We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

WE ARE A DEFENDANT IN A CLASS ACTION SUIT.

The Company was a defendant in a consolidated class action lawsuit brought on by the actions of former management. On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved a settlement, the chronology and details of which are outlined below:

The Company was a defendant in a consolidated class action lawsuit that was pending in the United States District Court for the Middle District of Florida against the Company and Richard McBride, the Company's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against the Company and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, the Company and McBride misstated sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of the Company's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented the Company's ability to manufacture, or to have manufactured, its products; and misrepresented the Company's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint sought compensatory and other damages, and costs and expenses associated with the litigation and also sought relief against James Cox, former director, on the same grounds as the claims against the Company and McBride.

In February 2002, the Company filed a motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, the parties reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit discussed in Note 12 to the Annual Financial Statements. In the settlement, the Company will issue 6,000,000 shares our common stock to the class participants. Upon satisfaction of the requirements of the Securities Act of 1933, the shares may be resold without regard to Rules 144 or 145(c) of the Securities Act if the holders are not affiliates of any party to the settlement or the registrant and will not be affiliates of the registrant after the settlement shares are distributed. If the holders are affiliates of any party to the settlement prior to the settlement or are affiliates of the registrant prior to or subsequent to the settlement, then the resale of the securities distributed in the settlement may only be accomplished in the manner provided by Rule 145 of the Securities Act. In addition, the Company will pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration.

During the 2nd and 3rd quarter of 2002, the Company and the plaintiffs' counsel agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement would be conditional upon receiving final judicial approval of the Stipulation, among other things.

At the end of the Company's 2nd fiscal quarter of 2002, management had determined that the impending settlement was highly probable. Accordingly, the Company accrued for the cost of the settlement by recording a liability of $1,200,000, which was equal to the current fair market value of the settlement shares at June 30, 2002, plus an estimated amount for expenses.

On December 17, 2002, the Joint Motion for Preliminary Approval of Settlement and the Amended Stipulation of Settlement was filed with the United States District Court of Florida, and approved by the residing justice. There were no significant amendments to the nature or terms of the Stipulation as outlined above. The actual liability, based on the value of the Company's stock as December 17, 2002, was $300,000 plus an estimated $125,000 in legal fees. The Company recorded its revised estimate of the liability in the fourth quarter and has disclosed this fourth quarter adjustment in the financial statements.

On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved the settlement.

WE ARE BEING INVESTIGATED BY THE SECURITIES AND EXCHANGE COMMISSION.

The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. Current officers and employees Douglas Bauer, CFO, George Bernardich, CEO, and J. R. Cox, former director, have also testified before the SEC.

On February 12, 2004, the SEC's staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that:

The Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act.

The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), have afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company has retained its current counsel to prepare such a Wells Submission on its behalf, and it believes that there are meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. However, at this time, it is impossible to determine whether the Staff's recommendation will be adopted by the Commission, or will be modified in some fashion.

If the Staff's present recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SERIES A CONVERTIBLE PREFERRED STOCK, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 28, 2004, we had 154,398,084 shares of common stock issued and outstanding, and outstanding options and warrants to purchase an additional 1,335,000 shares of common stock. Moreover, we have proposed a settlement to issue 6,000,000 shares to shareholders pursuant to a class action law suit settled on May 2, 2003. In the offering pursuant to this registration statement, the selling stockholders may sell up to_37,416,984 shares of common stock and 5,702,378 shares of common stock underlying warrants.

RISKS RELATING TO OUR COMMON STOCK:

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was quoted on the OTC Bulletin Board since April of 1999 under the symbol "SEVU." On December 10, 2003, the Company changed its name to Powerlinx, Inc., and its common stock is now quoted on the OTC Bulletin Board under the symbol "PWLX".

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                      Low ($)      High ($)
                                      ------      --------
             2002
             ----
         First Quarter                 .17          .49
         Second Quarter                .14          .53
         Third Quarter                 .075         .21
         Fourth Quarter                .05          .14

             2003
             ----
         First Quarter                 .05          .10
         Second Quarter                .03          .08
         Third Quarter                 .04          .27
         Fourth Quarter                .20          .61

             2004
             ----
         First Quarter                 .15          .41
         Second Quarter                .16          .28
         Third Quarter*                .12          .38

         *As of September 28, 2004


Holders

As of September 28, 2004 we had approximately 7,300 holders of our common stock. The number of record holders was determined from the records of our transfer agent and from requested DTC reports that include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Island Stock Transfer Inc. 100 First Ave. South Suite 212, St. Petersburg, FL 33701

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

|X| discuss our future expectations;

|X| contain projections of our future results of operations or of our financial condition; and

|X| state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW OF PERIOD ENDING JUNE 30, 2004

For the three months ended June 30, 2004, Powerlinx was able to report its eighth consecutive quarter of comparative sales growth along with several noteworthy achievements in its quest to execute its business plan which is focused on growth, profitability, and technological innovation.

Net Revenue increased 103% for the three months ended June 30, 2004 compared to the three months ended June 30, 2003. It marks the 8th consecutive quarterly sales increase on a quarterly comparative basis; and for the trailing four comparable quarters net revenue has increased 59%.

Gross profit increased 211% for the three months ended June 30, 2004 compared to the three months ended June 30, 2003. It continues the effects of an improved cost structure generated from Powerlinx's overseas sourcing. Powerlinx has continued expanding the sourcing of its products beyond China to include Hong Kong, Taiwan, and Korea. The ability to source product overseas should continue to be a major strength of Powerlinx in an effort to improve gross profit margins in future reporting periods.

Powerlinx's patented power-line SecureView(TM) "Camera in a light bulb" continues to be the primary product sold in the consumer market of our security segment. The product is aired on a regular basis on Shop At Home Network, LLC and Home Shopping Network. The airings maintain Secure View's initial success in the direct television retailing arena and the exposure should provide a continuing opportunity to educate consumers on the advantages of SecureView and power-line technology in general. In addition, SecureView continues to be sold via Internet and catalog retailers. In April 2004, Powerlinx announced a comprehensive collaboration with Cenuco, Inc. of Boca Raton, Fla., to deploy the first integrated CCTV solution utilizing PowerLinx power line video transmission technologies and camera systems, combined with Cenuco's mobile software technology to transmit live CCTV video onto cellular phones, Pocket PC devices, and remote computers. With an estimated annual $39 billion global security and CCTV market, the PowerLinx and Cenuco combined offerings will be available for the residential, small to large enterprise, and Homeland Security/Government sectors. As part of this relationship, PowerLinx ordered 4,500 licenses of Cenuco's mobile remote video viewing software, which are inserted into the PowerLinx SecureView(TM) "Camera in a light bulb" systems. Distribution of this combined offering will include selected internet, catalog and direct response retailers. The Cenuco software package includes gateway access from anywhere in the world to view live video, unlimited off-site digital video recording (48 hour increments), and unlimited access to previously recorded video, for a monthly service fee of $19.95. PowerLinx will share in revenues derived from the monthly monitoring fees collected by Cenuco. The revenue sharing arrangement covers PowerLinx-Cenuco bundled products sold by either PowerLinx or Cenuco in their respective market segments.

Powerlinx continued development of its new mid-ware security solution for the SOHO (Small Office Home Office) market in the quarter. This product, the PLVS Plus Pro System(TM) and PLVS Plus System(TM) will focus on the multi-camera/alarm/recording market which according to market research expects products priced lower than one thousand dollars for a 3-4 node system. This product will start at a basic system price of approximately $149.00 and will allow the customer to purchase component system devices such as baby monitors, sensors, alarms, and outdoor video cameras with recording capabilities all priced from $49.00 - $199.00. This product will be focused on two levels of application; the home DIY installation and the professionally installed systems. The professionally installed system will come with many enhanced settings, connectivity solutions, and attachment devices while the home DIY installed units will focus on ease of installation. As previously reported the research and development began in July 2003 and the initial design drawings were accomplished in the 1st quarter. The final printed circuit board and software development was completed in the quarter. The product housing design and packaging design phase also began in the quarter. In addition, product sourcing, tooling, dies, and prototype testing have begun and are expected to be completed in the 3rd quarter along with initial presentations to customers for the product. Initial deliveries are expected to begin in the 4th quarter.

As previously discussed in Powerlinx's 2003 10-KSB, Powerlinx has successfully completed the installation and deployment of its first digital security system. This system comprises 21 total cameras, both fixed and pan-tilt-zoom (PTZ), operating over power line, twisted pair, and coaxial wiring. The monitoring-control-storage component allows the user to simultaneously view, record, and control each of the 21 cameras. The system's capacity allows storage of up to 30 days of digital recording for each camera. To move the project forward, the customer has requested that Powerlinx collaborate with their current digital security provider to provide an interface to the hard wire digital systems currently deployed to allow for seamless installations and to eliminate the need for loss prevention personnel training on new viewing software. The software development to accomplish this specification began in the quarter. In addition, Powerlinx continued its research and development of digital products to incorporate coding and decoding (codec) technology licensed from On2 Technologies Inc. utilizing the license agreement completed and announced in the fourth quarter of 2003.

Sales and installations of Powerlinx's PowerLine Vision Systems (PLVS) (TM) continued to grow and gain traction throughout the quarter ended June 30, 2004. The product is proving to be extremely reliable as there have been no failures in any Company installed systems to date and loss savings have been significant as there has not been a back-up accident reported to Powerlinx on any vehicle with a PLVS system installed since the initial installations began in September 2003. Initially, as communicated in previous filings, truck fleets including Ryder, Sysco Foods, McKenzie Tank Lines, and McLane Trucking purchased and installed test units for evaluation of performance and property loss savings. Of these fleets, Ryder and Sysco have ordered and installed additional units while the remaining fleets and new customers continue to purchase and evaluate the systems. In addition to Ryder and Sysco, Powerlinx now has approximately 26 fleet customers who have purchased and installed systems which include McLean Trucking, US Foods, E-One, McKinsey, Integris, and Perdue. Powerlinx also expanded selling systems in the recreational vehicle market. Forest River, Inc. has begun offering the PLVS systems as an option on two of their 2005 Class B/C models. In addition to approximately 12 dealers, the PLVS system is also being sold through the following RV wholesale distributors: Aralax (Canada), Stagparkway, WinnTron Technologies, and RadarBusters.
However, in order to meet increasing demand, Powerlinx enlisted the services of Velociti, www.velociti.us, to serve as a nationwide installer of our PowerLine Vision Systems(TM) (PLVS) in the Transportation market segment. Since 1975, Velociti has been a market leader in Transportation and Logistics by providing mobile installation service throughout the United States. Velociti has extensive experience in the installation of transportation technology systems and solutions for large, medium and small fleets. The program to be implemented by Velociti will initially focus on PLVS installations on mid-to-large size fleets. Velociti began initial installations in late May for several fleet customers after completing the necessary installation time studies in late April. With the addition of Velociti to the PowerLinx Team, PowerLinx is now poised to accomplish scalability of sales for our PowerLine Vision Systems(TM) (PLVS) product line. Alcalde & Fay, Powerlinx government relations firm continues to work on the implementation of a formal study of the rear vision safety solution. Powerlinx is also seeking preferred vendor status with several fleets along with continuing sales development with OEM's, distributors and dealers.

Also during the quarter ended June 30, 2004, Powerlinx launched the newly redesigned Web site at www.power-linx.com. Powerlinx's recent name change from Seaview to PowerLinx, as well as its redesigned Web site, reflects on its emphasis to continually develop new powerline products for the consumer, transportation, and commercial security markets. The Web site is very customer focused, and is expected to greatly facilitate converting visitors to customers. Powerlinx's products are grouped into six product lines with animated illustrations to communicate more details about its products. For instance, each product line has a unique URL that appears as a separate Web site. The customer can access the product line of interest directly, without navigating to the corporate home page and layers of menus. At the same time, a visitor can navigate to any part of the Web site from any product URL. This makes it easier and faster for visitors to get the information they are looking for and purchase the product they want. The products are segmented as follows:

o Home Monitoring
o Transportation
o Commercial Security
o Home Networking
o Hotel Connectivity
o SeaView Marine

The investor or potential investor will continue to be able to access PWLX stock quotes, up-to-date Company news, and our SEC filings. In the future, we expect to provide access to our annual report and investor registration for our shareholder database and investor package requests. The architecture makes the site much more flexible allowing PowerLinx to display new products in development. Powerlinx expects to introduce several new products and new product lines this year, and the Web site will easily integrate new products with existing products. The site will be capable of highlighting new introductions while fitting them into the overall site in a way that is very intuitive for users. The new site will add online product registration with a feature for e-mail capture, supplying PowerLinx with a direct customer care and marketing program. Powerlinx will be able to communicate with its customers to increase customer satisfaction and to sell product line additions as well as new product lines. Additional enhancements planned for the future are expected to provide easy access and improved service for our dealers and commercial customers.

Powerlinx launched its Hotel and Multiple Dwelling Unit business segment in May 2004 with the announcement of the strategic alliance agreement with Choice Hotels International, one of the largest hotel franchise companies in the world with more than 5,000 hotels, inns, all-suite hotels and resorts open and under development in 44 countries under the Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Rodeway Inn, Econo Lodge and MainStay Suites brand names. The launch and agreement were facilitated through the hiring of certain employees of Guest ISP LLC.

The Business: High Speed Internet Access (HSIA) & Video On Demand (VOD)delivery systems for Hotels and Multi Dwelling Units (MDU's) market.

Powerlinx has developed and designed High Speed Internet Access (HSIA) & Video On Demand (VOD) delivery systems for the Hospitality and Multi Dwelling Units
(MDU) markets which utilize powerline communications (PLC), Cat 3 & Cat 5 ADSL, wireless along with hybrids and combinations of these technologies. Powerlinx also expects to develop a coaxial cable application for our products later this year.

Principal Products: Hotel & MDU Segment

Powerlinx specializes in providing the most technologically advanced and fully integrated network (HSIA) solutions for hotels and (MDU's). Power-Linx product line is as follows:

o Powerline PLC: This system utilizes the existing electrical grid in a hotel for total high speed Internet (HSI) coverage, anywhere there is an electrical outlet you can have (HSIA). This can also be used as backbone for wireless install.

o Cat 3 & Cat 5 ADSL: This system utilizes the existing telephone lines in a hotel or MDU and uses the two free pairs to deliver ten Mbps to each room with RJ45 connection in each room. This can also be used for the backbone for a wireless install.

o Wireless 802.11b and 802.11g: Power-Linx can cover an entire building with wireless signals including all guest rooms, lobby, common areas, meeting rooms and administration offices. We use our ADSL or PLC technology to use existing wiring for the backbone for the wireless systems to keep our systems very affordable.

o Hybrid Systems: We can provide wireless and hardwired solutions and can provide wireless to a hardwired connection by using our (WiFi) bridges in the rooms that pick up wireless signals and have a RJ45 connection for hard-wired connections.

o Video On Demand (VOD): Power-Linx can provide VOD via the Internet which until required the hotels to rely on cable providers for this service. There is no expensive equipment to install. Now hotel customers can purchase and watch a movie on their laptop in their rooms. Customers can download movies on computer and watch for a twenty-four hour period. Set top boxes for in room television are expected to be available later this year.

Powerlinx entered into a marketing and distribution agreement with B2 Networks LLC to distribute the new B2 Digital Services Product Line. The agreement also provides Powerlinx the ability to market and distribute the Pay-Per-View and Digital Satellite Services of Telecommunication Products, Inc. ("Telpro") who is a strategic partner and minority shareholder of B2 Networks LLC. The distribution agreement complements and enhances the product offerings of high-speed internet and connectivity to the Hotel & MDU market segment. The agreement provides for recurring revenue sharing by all participants, including the hotel & MDU property owner, on the services used and purchased by customers.

Pursuant to the agreement, B2 Networks and Telpro will be supplying Point-to-Point Wireless Local Loop internet connectivity in each hotel room through the B2 Wireless Access Point (B2WAP) which will connect to the in-room Hotellinktv.com for laptop users and the B2 Digital TV set top box and handheld remote control for in-room television. These products allow Powerlinx to market a large variety of in-room digital services, which include making airline reservations, ordering pizza, event ticketing, and transportation services, along with delivery of Hollywood movies, sports and live events, and distinct genres of Pay-Per-View content. Powerlinx will actively market the B2Wap service and the B2 Digital TV Broadband Set Top Television System with our complete Hotel & MDU Connectivity products later this month through our business-to-business marketing partner, Winn Technology Group, Inc. These products may be viewed at the web site:
www.hotellinktv.com.

o 24/7 Call Center and Technical Support; Powerlinx bills each property a monthly maintenance fee on a per day per room and/or unit basis through a system service agreement. For hotel properties, Tent Cards are provided in each room with a toll free number for the guest to use. Powerlinx also utilizes its 24/7 online monitoring system to check and maintain installed hotel/MDU systems. Franchises like Holiday Inn, Hampton and Choice Hotels have mandated that hotels maintain 24/7 support for their guests. This provides recurring revenues for Powerlinx.

o Internet Service Providers: Powerlinx has negotiated agreements with these (ISP's) that provide the HSI connections to the hotels to promote their products such as DSL, cable, T1, wireless point to point and satellite. Through these agreements Powerlinx earns a percentage of the monthly ISP charges to the hotel or MDU. This creates recurring revenue for Powerlinx on a per installation basis. Powerlinx is in the process of evaluating the creation of a wholly owned subsidiary to act as an agent for these ISP providers to maximize income opportunities for Powerlinx. In addition, this would improve customer service to the property owner or management company since Powerlinx currently provides the HSI connection specifications with a referral to several ISP providers for the hotel/MDU to negotiate and facilitate installation. Having a one-stop shop for the customer should also improve the entire sales and installation process.

Powerlinx also expects to sell and market PowerLine Security systems which integrate into the HSI systems Powerlinx installs as it provides a value added product to the property owners. Further, Powerlinx expects to develop an installation network similar to that developed in our Transportation segment.

Principle Markets: Hotel & MDU Market

One of the most requested services in hotels today is (HSIA) and there are over sixty five thousand hotels and nearly 30 millons units in the MDU market in the United States plus government installations throughout the world. Over fifty percent of all travel plans will be booked online this year and over 35% of all travelers carry laptop computers. In the next five years most of these hotels will have (HSIA) in their hotel rooms and meeting areas. Ninety two percent of travelers who use laptops base their stay on availability of (HSIA) in the rooms. The Hotel Franchises such as Hampton Inn, Holiday Inn have already mandated their hotels to have (HSIA) installed in the rooms by January 2005. Powerlinx is a Choice Hotels Preferred Vendor, which means Choice Hotels

International has certified and recommends that its franchisees do business with PowerLinx. Choice Hotels will release their mandate to their 4,400 hotels on or about August 16, 2004. Clarion, Comfort Suites, and Sleep Inns will be mandated to have (HSIA) by December 31, 2004 and Comfort Inns, Quality Inns, Quality Inns Suites and Mainstay Suites will be mandated by May 31, 2004.

Powerlinx's principal markets are Hospitality, Multi Dwelling Units, Hospitals, Schools and Government Facilities:

o Hospitality market is excellent because HSI is the number one amenity asked for by hotel guests. The market is also driven by competition between hotels and franchise mandates that require hotels to install systems by a certain date.

o Multi Dwelling Units: This covers apartments, condos, and tenant housing. Many apartments do not have coax cable or a method to have HSIA to individual apartments. Half the world's population lives in apartments. PowerLinx PLC and ADSL technologies using existing wiring provide a viable economical and secure solution for this market.

o Hospital: Hospitals are budgeting to put in Intranet systems for maintaining patient's records and more reliable operating systems in addition to providing HSIA and digital services to patient rooms.

o Schools: As the Internet grows there is a growing demand for school systems to provide HSIA to the children their school environment. Using the existing wiring in schools is a viable, economical and secure solution.

o Government Facilities: Powerlinx expects to develop this market with the aid of our government relations group, Alcalde & Fay. The United States government is the largest owner of property in North America.

Distribution Methods: Hotel & MDU Segment

o Direct sales through a highly trained in house sales force that sells (HSIA) &
(VOD) to hoteliers on daily basis.

o Strategic partners such as Winn Technologies that tele-markets to hotels nationwide and set qualified appointments for the HSIA & VOD sales force. The process provides for hot leads to be directly transferred to our in house sales force.

o Choice Hotels International provides in-house marketing that promotes PowerLinx as a preferred vendor and also transfers those leads to Powerlinx. We are also listed at Choice.com, Primary Source and all promotional materials provided by Choice Hotels International.

o Powerlinx entered into a strategic alliance agreement with Choice Hotels International, one of the largest hotel franchise companies in the world with more than 5,000 hotels, inns, all-suite hotels and resorts open and under development in 44 countries under the Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Rodeway Inn, Econo Lodge and MainStay Suites brand names in May 2004.

The PowerLinx-Choice Hotels International agreement is an annual, renewable contract which appoints PowerLinx as a Choice Endorsed Vendor offering PowerLinx's high speed internet access and connectivity to Choice Hotels' United States franchisees. PowerLinx becomes one of only four Choice Endorsed Vendors offering these products which have been mandated for enterprise wide deployment by the end of 2007. In addition, PowerLinx and Choice Hotels International began cooperative efforts for the marketing, advertising and promotion of PowerLinx's internet access solution to their franchisees prior to and through the Choice Hotels national convention, May 12-14, 2004 in San Diego, CA.

o Outside sales partners and agents: Powerlinx is hiring agents across the country to sell and promote its HSIA & VOD products. We are also partnering with companies that sell other products to the hotel market and have previous business relationships with hoteliers such as communication providers.

Competitive Business Conditions: Hotel & MDU Segment

The hospitality and MDU markets provide Powerlinx a unique opportunity to create revenues through the sales and marketing of HSIA and reoccurring revenue from 24/7 technical support, VOD and ISP access to hotels and MDU's. Although there is significant competition with many companies providing HSI to the hospitality market through wireless, coax and other hardwired solutions, Powerlinx is positioned to garner market share. Through use of Powerlinx patented technologies, ADSL & PLC using existing wiring allows PowerLinx HSIA products to be very competitive, reliable and economical for the property owner. Also PowerLinx alliance with Choice Hotels International provides standardization for the market along with certification of the PowerLinx product line. Powerlinx is actively soliciting and negotiating similar alliances with other hotel chains to further solidify a strong market presence and to provide stable future revenue growth for Powerlinx.

Powerlinx also continues to hire associates primarily in sales and engineering to support future sales growth and expanding research and development projects. Powerlinx now employs a total of 26 employees which includes 13 employees dedicated to sales. Of these 16, 3 serve as Sales Directors while the remaining are Account Sales Executives compensated on a straight commission or draw versus commission pay plan. Powerlinx also continues to add manufacture sales representatives. To provide the expanding sales team with qualified leads, enlisted the services of Winn Technology Group, Inc., www.winntech.net, to serve as the marketing resource to provide business-to-business marketing campaigns, inbound sales management, first level tech support service, dealer database management and competitive intelligence research. WTGI has extensive experience in fielding and processing all types of inbound response to various client marketing campaigns which includes inbound programs similar in nature to the program being launched by PowerLinx. WTGI has provided lead qualification services that included inbound response for clients such as Palm, Gartner, TruSecure, McDATA, Cisco, PeopleSoft, Siemens CN and MercuryMD. The PowerLinx program implemented by the Winn Technology Group initially focused on business-to-business marketing campaigns in our home monitoring, transportation, marine and recently launched hotel connectivity/MDU business segments. We expect to generate qualified sales leads for the sales team. WTGI will take responsibility for managing the daily sales orders to our toll-free order number, 1-800-POWERLX along with the initial contact for product tech support questions. In addition, WTGI has the ability to provide PowerLinx with extensive marketing feedback and competitive intelligence research to continually improve the process and provide maximum sales productivity.

Powerlinx has chosen to present additional financial information regarding Powerlinx's financial condition and results of operations. As Powerlinx's results of operations as presented under Generally Accepted Accounting Principles (GAAP) include material non-cash expenses, Powerlinx has provided a pro-forma statement that adds back these expenses to present a pro-forma net loss that reconciles to its GAAP presentation. Given the net losses that have been reported in current and prior reporting periods, and Powerlinx's use of cash to support operations, Powerlinx believes this information will be useful to current and potential investors.

                                        Three months ended June 30,                     Six months ended June 30,
                                              2004              2003                          2004              2003

Reported net loss                  $ (1,012,193)              $    (953,633)                $ (1,874,306)     $ (1,931,120)

Add:

     Depreciation                  $     22,008               $      15,682                 $     43,868            31,178
     Amortization                  $    128,572               $     114,822                 $    254,644      $    281,959


     Taxes                         $          -               $           -                 $          -      $          -

Net loss before taxes,
  depreciation & amortization      $   (861,613)              $    (823,129)                $ (1,575,794)     $ (1,617,983)


Add stock-based compensation:      $    312,792               $      72,367                 $    587,749      $    170,997

Pro forma net loss                 $   (548,821)              $    (750,762)                $   (988,045)     $ (1,446,986)
                                   =============              ==============                =============     =============

SUBSEQUENT EVENTS

In July 2004, Powerlinx announced the completion of a $1.275M private placement to certain institutional investors of 10M shares of common stock, together with 1.5M warrants to acquire additional shares of common stock. Upon exercise these warrants would yield additional cash proceeds to Powerlinx of approximately $750,000 in total (See note 9 to the financial statements).

In July 2004, Powerlinx engaged Bob Circosta, a legend in Direct Response Retailing, as Spokesperson and On-Air talent for our powerline home monitoring products which include SecureView(R), the "camera in a light bulb." Direct television marketing segments have been airing on major shopping network channels since early 2003 for PowerLinx's powerline home monitoring products. Mr. Circosta's addition to this sales and distribution channel adds credibility and will help maximize continued sales growth.

In August 2004, On2 Technologies, Inc., The Duck Corporation, and Powerlinx launched several strategic initiatives aimed at the surveillance, security, and video-on-demand (VOD) markets. All of these products will use PowerLinx's patented technology for sending audio and video over power lines, twisted pair wires, and coaxial cable in AC and DC environments on any power grid. This technology will be paired with On2's revolutionary VP6 codec and TrueCast software.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003

NET REVENUE. Net revenue increased 47% from $620,965 for the six months ended June 30, 2003 to $910,912 for the six months ended June 30, 2004. Marine product segment sales were $139,703 or 15% of total revenues for the six months ended June 30, 2004 compared to $208,062, or 33% of total revenues, for the six months ended June 30, 2003. Overall, marine product sales decreased $68,359, or 33%. Security product segment sales were $408,545 or 45% of total revenues for the six months ended June 30, 2004 compared to $262,439, or 42% of total revenues, for the six months ended June 30, 2003. Overall, security product sales increased $146,106, or 56%. DC Transportation product segment sales were $237,293, or 26% of total revenues for the six months ended June 30, 2004 compared to $150,463, or 24% of total revenues for the six months ended June 30, 2003. Overall, DC Transportation product sales increased $86,830, or 58%. Hotel & MDU Connectivity product segment sales were $125,371, or 14% of total revenues for the six months ended June 30, 2004. The Hotel & MDU Connectivity product segment is a new segment, with initial revenues recorded during the quarter ended June 30, 2004, therefore, no comparison to prior periods can be made. The decrease in the marine product segment sales was due to a reduction in the number of regional boat shows at which Powerlinx participated in the period ended June 30, 2004. The growth in the security products segment is due primarily to the products exposure on various home shopping channels. The revenues for the DC transportation product segment were derived primarily from initial installations on new fleet customers and new distributors.

COST OF GOODS SOLD. Cost of Goods sold increased 19% from $468,972 (including inventory write-down) for the six months ended June 30, 2003 to $558,531 for the six months ended June 30, 2004. As a percentage of net revenue, cost of goods sold decreased to 61% for the six months ended June 30, 2004 from 76% (including inventory write-down) for the six months ended June 30, 2003. Cost of goods sold for the marine products segment decreased $27,710 or 28%, from $97,784 for the six months ended June 30, 2003 to $70,074 for the same period ended in 2004. As a percentage of net revenue, cost of goods sold for the marine product segment increased from 47% for the six months ended June 30, 2003 to 50% for same period ended in 2004. Cost of goods sold for the security products segment decreased $11,629 or 4%, from $310,808 (including inventory write-down) for the six months ended June 30, 2003 to $299,179 for the same period ended in 2004. As a percentage of revenue, cost of goods sold for the security product segment decreased from 118% (including inventory write-down) for the six months ended June 30, 2003 to 73% for same period ended in 2004. Cost of goods sold for the DC Transportation product segment increased $46,567 or 77% from $60,379 for the six months ended June 30, 2003 to $106,946 for the same period ended in 2004. As a percentage of net revenue, cost of goods sold for the DC Transportation product segment increased from 40% for the six months ended June 30, 2003 to 45% for same period ended in 2004. Cost of goods sold for the Hotel & MDU Connectivity product segment was $82,332, and 66% as a percentage of net revenues, for the six months ended June 30, 2004. The Hotel & MDU Connectivity product segment is a new segment, with initial revenues recorded during the quarter ended June 30, 2004, therefore, no comparison to prior periods can be made.

The increase in the cost of goods sold as a percentage of net revenues for the marine products segment was driven primarily by the product mix sold during the period. The decrease in the cost of goods sold as a percentage of net revenues for the security products segment was driven primarily by the reduction of raw material and component costs, as Powerlinx's higher cost domestic inventory was liquidated by year ended December 31, 2003. The increase in the cost of goods sold as a percentage of net revenues for the DC Transportation product segment was due to management's decision to implement a volume discount pricing structure.

GROSS PROFIT MARGIN. Gross profits on sales for the six months ended June 30, 2004 amounted to $352,382, or 39% of net revenues, compared to $468,972(including inventory write-down), or 24% of net revenues, for the six months ended June 30, 2003. The marine products segment contributed $69,629 and $110,278 of the total gross profit for the six months ended June 30, 2004 and 2003, respectively. The security products segment contributed $109,366 and $(48,369) (including inventory write-down) of the total gross profit for the six months ended June 30, 2004 and 2003, respectively. The DC Transportation product segment contributed $130,347 and $90,084 of the total gross profit for the six months ended June 30, 2004 and 2003, respectively. The Hotel & MDU Connectivity product segment contributed $43,039 of the total gross profit for the six months ended June 30, 2004. The Hotel & MDU Connectivity product segment is a new segment, with initial revenues recorded during the quarter ended June 30, 2004, therefore, no comparison to prior periods can be made. The gross profit percentage for the marine products segment decreased from 53% for the six months ended June 30, 2003 to 50% for the six months ended June 30, 2004. The gross profit percentage for the security products segment increased from
(18)%(including inventory write-down)for the six months ended June 30, 2003 to 27% for the six months ended June 30, 2004. The gross profit percentage for the DC Transportation products segment decreased from 60% for the six months ended June 30, 2003 to 55% for the six months ended June 30, 2004. The gross profit for the Hotel & MDU Connectivity product segment was 34%.

The decrease in the gross profit as a percentage of net revenues for the marine products segment was driven primarily by the product mix sold during the period. The increase in the gross profit as a percentage of net revenues for the security products segment was driven primarily by the reduction of raw material and component costs, as Powerlinx's higher cost domestic inventory was liquidated by year ended December 31, 2003. The decrease in the gross profit as a percentage of net revenues for the DC Transportation product segment was due to management's decision to implement a volume discount pricing structure.

SALARIES AND WAGES. Salaries and Wages increased 31% from $440,863 for the six months ended June 30, 2003 to $578,286 for the six months ended June 30, 2004. The increase was due to the continued hiring of additional sales associates for the DC Transportation division and for the new Hotel & MDU Connectivity division. Salary and Wages is comprised of employee wages and stock compensation. During the six months ended June 30, 2004 there was no stock based compensation.

PROFESSIONAL FEES. Professional and consulting fees increased 66% from $279,968 for the six months ended June 30, 2003 to $465,391 for the six months ended June 30, 2004. The increase was due to fees associated with Powerlinx's 2003 year ended audit, the hiring of a lobbying group related to the promotion of Powerlinx's DC Transportation products, consulting fees associated with the improvement of Powerlinx's IT infrastructure, fees for Powerlinx's investor relations firm, attorneys fees associated with the filing of Powerlinx's registration statement for its convertible preferred equity offering, and compensation to Powerlinx's Board of Directors. Professional and consulting fees include fees paid to attorneys, accountants, and business consultants. During the six months ended June 30, 2004, professional fees included $160,630 of non-cash stock based compensation.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization increased 15% from $259,572 for the six months ended June 30, 2003 to $298,512 for the six months ended June 30, 2004. The increase is attributable to the amortization of a new software license acquired on December 31, 2003, and the acquisition of intellectual property relating to Powerlinx's digital technology on January 20, 2004 (See discussion below). On February 14, 2001, Powerlinx entered into a Licensing Agreement with the former Chairman, Richard McBride that provided for a license to exploit certain patented technologies owned by McBride that are associated with technologies under development in connection with both Powerlinx's marine and security products segments. Powerlinx exchanged 1,000,000 shares of restricted common stock having a value of $2,130,000 for the license and related consulting services. The shares were based upon quoted market prices on the date of the Agreement. The total value of the arrangement was allocated between the consulting and license in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license. The licensing rights are being amortized over their estimated useful lives of five years. Annualized amortization of the license rights is approximately $413,000. On December 12, 2002, Powerlinx entered into a Patent Assignment Agreement (the "2002 Agreement") with the McBride Estate that provided for release of the Estate's obligations under the 2001 agreement in return for termination of the license and assignment of the patents licensed in the 2001

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agreement. In consideration of this assignment, Powerlinx exchanged $93,856 in receivables from the Estate and 100,000 shares of restricted common stock having a value of $9,000, based upon quoted market prices on the date of the 2002 Agreement. The total value of the arrangement and the value of the licensing rights were allocated to patent costs and are being amortized over the remaining useful life assigned to these intangible assets of 5 years. On December 31, 2003, Powerlinx signed a software license agreement with ON2 Technologies for the use of its proprietary CODEC software for enhancing the video transmission in Powerlinx's new digital power-line products. On January 20, 2004 Powerlinx acquired four patents relating to its new digital power-line technology (See
Note 6 to the Financial Statements).

RESEARCH & DEVELOPMENT. Research and development expense increased 216% from $56,141 for the six months ended June 30, 2003, to $177,230 for the six months ended June 30, 2004. The increase was attributable to increased funding for the development of Powerlinx's new PLVS+ consumer security system and digital security system. Research and development costs consist of all expenditures related to the improvement and development of Powerlinx's current product line, new product development, and engineering consulting fees associated with licensed technology. Currently, substantially all of Powerlinx's research and development costs and efforts are dedicated to the development of the security (both analog and digital), DC Transportation, and Hotel & MDU Connectivity product segments. For the six months ended June 30, 2004, of the total Research & Development expenditures, $144,745 or 82% was for development in the security product segment, $7,500 or 4% for development in the DC Transportation product segment, and $24,985, or 14% for development in the Hotel & MDU Connectivity product segment. The cost of Powerlinx's research and development activities is borne directly by Powerlinx; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. Powerlinx plans to continue funding the security and DC transportation product segments for the next several years. For the six months ended June 30, 2004, research and development expense included $74,069 in non-cash based stock compensation.

ADVERTISING AND PROMOTION. Advertising and promotions decreased 20% from $65,741 for the six months ended, June 30, 2003 to $52,522 for the six months ended, June 30, 2004. The decrease was due directly to a reduction in trade show attendance in both the marine and security product segments. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions. Powerlinx expects advertising and promotions expense to increase in future financial periods.

RENT AND UTILITIES. Rent and utilities increased 36% from $48,367 for the six months ended, June 30, 2003 to $65,702 for the six months ended, June 30, 2004. Powerlinx leases approximately 2,600 square feet in Tierra Verde, Florida that serves as its corporate headquarters. The lease is currently on a month to month basis which began on July 1, 2003 after the original one year lease expired. Powerlinx also leases space in Clearwater, Florida, on a month to month basis, for its distribution and warranty & repair center. On April 1, 2004 he Company signed a one year lease for office space in Pleasant Hill, California to house its Research & Development staff. On May 1, 2004, Powerlinx signed a one year lease for office space in Myrtle Beach, South Carolina to house its sales staff for Powerlinx's Hotels & MDU Connectivity division. Rent and utilities includes office rent, warehouse rent, storage, telephone, and utilities.

POSTAGE & DELIVERY EXPENSE. Postage & delivery expense decreased 33% from $77,145 for the six months ended June 30, 2003 to $52,027 for the six months ended June 30, 2004. The decrease was attributed to a reduction in expedited freight charges and an increase in the volume of product sold under FOB Clearwater, FL terms. Freight & delivery expenses include packaging supplies, postage, and freight costs associated with both administrative and distribution functions.

ROYALTIES EXPENSE. Royalties' expense increased 114% from $70,000 for the six months ended June 30, 2003 to $150,000 for the six months ended June 30, 2004. The increase is a result of a scheduled increase in minimum royalty fees associated with Powerlinx's license agreement with Satius, Inc. For fiscal year 2004, the minimum quarterly royalty fee is fixed and is the same for each quarter. During fiscal year 2003, the quarterly royalty fee increased each quarter on a negotiated scale. Because of this, the increase in royalty expense for the six months ended June 30, 2004 is inflated for the period ended. The actual total increase in minimum royalty fees from fiscal year 2003 to 2004 will be 20% on a full fiscal year basis. Royalties expense includes royalty payments made to licensors under contractual license agreements for the use of intellectual property.

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FINANCING FEES EXPENSE. Financing fees expense was $124,106 for the six months ended June 30, 2004. Financing fees was not used as an expense classification in prior reporting periods. Financing fees are associated with commissions paid, and warrants issued, to brokers in conjunction with Powerlinx's convertible preferred private equity offering (See Note 9 to the financial statements).

OTHER EXPENSES. Other expenses increased 53% from $146,349 for the six months ended June 30, 2003 to $223,725 for the six months ended June 30, 2004. The increase was due to three factors. First, travel expenses increased due to the additional sales staff added at the beginning of the fiscal period and management travel to China and Korea for research & development and supplier arrangements. Second, Powerlinx incurred additional insurance premiums with the addition of a directors & officers policy acquired in November of 2003. Third, Powerlinx outsourced customer service and sales lead generation to a local call center. Other expenses include travel, supplies, property taxes, insurance, bank charges, temporary labor, outsourced labor, and various other expenses that are classified as miscellaneous.

LIQUIDITY & CAPITAL RESOURCES
The accompanying financial statements have been prepared assuming that Powerlinx will continue as a going concern. However, Powerlinx has incurred net losses of $1,874,306 and $1,931,120 during the six months ended June 30, 2004 and 2003, respectively. In addition, during those periods, Powerlinx has used cash of $1,519,208 and $526,606, respectively, in its operating activities. These conditions raise substantial doubt about Powerlinx's ability to continue as a going concern.

Powerlinx has devoted significant efforts in the further development and marketing of products in its Security Products Segment, which, while now showing improved revenues cannot yet be characterized as sufficient to fund operations for any period of time.

Powerlinx's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of the Security, DC Transportation, and Hotel/MDU Connectivity Products Segment products and (iii) ultimately the achievement of profitable operations. During the six months ended June 30, 2004, Powerlinx raised $1,315,000 from the sale of convertible preferred securities. Management is currently addressing several additional financing sources to fund operations until profitability can be achieved. However, there can be no assurance that additional financing can be obtained on conditions considered by management to be reasonable and appropriate, if at all. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

During the six months ended June 30, 2004 Powerlinx funded its losses from operations through the following vehicles:

o The receipt of $1,315,000 in proceeds through a convertible preferred private equity offering exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The private placement was conducted as a "Unit Offering" with each $8.00 Unit consisting of 8 shares of Series A Convertible Preferred stock, 2 shares of restricted common stock and a warrant to purchase an additional 3 shares of common stock at $.50 per share. In addition to a 6% coupon per share, the Series A Convertible Preferred stock has a $1.00 per share value which may be converted to shares of common stock at a variable rate but not less than $.25 or 4 shares of common stock. The securities underlying the offering were subsequently registered on Form SB-2 with the Securities & Exchange Commission. The registration was filed on March 30, 2004 and became effective on April 9, 2004 (See note 9 to the financial statements).

o The receipt of $150,000 through the issuance of short-term notes payable to related parties (See Note 7 to the financial statements).

In addition, as of June 30, 2004, Powerlinx had completed a $1,275,000 private equity placement with certain institutional investors for 10 million shares of Powerlinx's common stock, and issued warrant to purchase an additional 1,500,000 shares (See Note 9 to the financial statements).

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
Powerlinx has no material commitments for the purchase of raw materials or components. Powerlinx issues purchase orders for these items for the purposes of fulfilling customer orders and maintaining reasonable levels of inventory.


Year 2003 Overview

For the year ended December 31, 2003, Powerlinx achieved several noteworthy milestones in the areas of sales, product development, and financial stability. The highlights were:

o Achieved a 94.7% gain in net revenues over the previous year ended 2002 establishing a new annual sales record for Powerlinx.

o Significant improvement in gross profit percent from (0)% in 2002 to 30% in 2003.

o Initial shipments of Powerlinx's Powerline Vision Systems (PLVS), the core product of Powerlinx's new in 2003 DC Transportation Products Segment

o Development of Powerlinx's patented digital PLC transmission system with an initial deployment of a digital PLC security system in a retail store environment.

o The raising of $2,000,000 in capital through private equity placements.

o SecureView(TM), "camera in a light bulb", debuted with catalog leader Frontgate's newest catalog; "Grandin Road(TM)" in July 2003 and continues to be sold and merchandised in subsequent editions of the catalog.

o Powerlinx began distributing our PowerLine Vision Systems(TM) (PLVS)(TM) as an option on truck body models and vans for Truck Dealers and for National Truck Equipment Association (NTEA) members in July 2003 through SIA Truck Bodies, Inc., a leading Ford(R) Truck Bailment Pool dealer in the Southeastern United States.

o Powerlinx entered into a strategic business alliance in July 2003 with China Silian Group Co., Ltd (SIC Group), www.sicc.com.cn, of Chongqing, China who is one of the 500 largest industrial enterprises in China, manufacturing a wide array of electrical instrument products for worldwide distribution to customers who include ABB Ltd. and Siemens AG. The alliance established three important business arrangements with more anticipated in the future. First, and of most significance, SIC Group has established a secured open ended credit line for Powerlinx to procure production of the PowerLinx's products for its customers. Secondly, SIC Group will become the primary manufacturer for PowerLinx's PLC products along with several marine products. Not only will this allow Powerlinx to provide a consistent quality product since SIC Group factories are ISO 9001/9002 certified, Powerlinx expects to significantly reduce our sourcing costs allowing our products to be competitively priced in the marketplace. Lastly, Powerlinx and SIC Group intend to conduct market research in late 2004 to investigate the marketability and distribution of PowerLinx's products in China which may result in a distribution arrangement.

o SecureView(TM) debuted on leading direct television retailer, Shop At Home Network, LLC. in August 2003 with subsequent airings throughout the 2003 holiday season joining our other direct TV retailer, Home Shopping Network.

o Powerlinx established a research & development department based in Pleasant Hill, CA headed by Director of Research & Product Development, Stephen R. Rumbaugh.

o Powerlinx entered into a redemption agreement with the convertible debenture holders to redeem the $1,000,000 12% convertible debenture purchase agreement executed September 20, 2002 and the $440,000 12% convertible debenture agreement executed May 9, 2003. The redemption closed on August 27, 2003 at which time PowerLinx paid all remaining principal balances which had not been previously converted into common stock, any accrued interest, and any applicable prepayment penalties in cash. In addition, Powerlinx did not execute the last two remaining $60,000 tranches of the May 9, 2003 12% convertible debenture agreement.

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
o Powerlinx engaged the government affairs firm of Alcalde & Fay in Arlington, Va. in October 2003 to represent its interests before the United States Congress as well as federal departments and agencies. Initially, they focused on generating appropriations in the upcoming transportation bill to deploy our powerline safety systems on trucks and to facilitate a study of this type of safety product. Further, Alcalde & Fay intends to seek other sales and marketing opportunities for Powerlinx through their client schools, Homeland Security Contracts, GSA listings, military, and other government agencies.

o Powerlinx received $300,000 through warrants exercised by the original debenture holders.

o Powerlinx processed purchase order contracts with several fleet companies to provide them with PowerLinx's Powerline Vision System(TM)(PLVS(TM)), PowerLinx's distinctive powerline on board rear & side vision camera system. Ryder, Sysco, McKenzie Tank Lines, and McLane Trucking are among our growing list of direct fleet customers which is currently comprised of customers who have deployed over 1,000 PLVS(TM)systems since July 2003. The system enhances vehicle safety and provides enhanced loss prevention through reduced accident rates which is expected to lower insurance rates and improve driver working conditions. Powerlinx believes this system is the only powerline product on the market today that provides transmission through the existing wiring harness, from cab to trailer, on all makes and models. The product also provides a solution for all fifth wheelers and towables in the RV market today.

o Powerlinx expanded its Board of Directors. William B. "Bill" Edwards, President K & M Associates LP, and Francisco "Frank" Sanchez, Managing Director of Cambridge Negotiation Strategies, accepted appointments to join the Board effective November 1, 2003. Martin A. "Marty" Traber, a partner of Foley & Lardner Attorneys at Law, and James A. "Jim" Williams, President & CEO of Gold Toe Brands, Inc. and Chairman of the Board of Maidenform Worldwide accepted appointments to join the Board effective December 1, 2003. Douglas A. McIntyre, Chairman, President & CEO of On2 Technologies, Inc. accepted an appointment to join the Board effective March 1, 2004.

Powerlinx's Powerline Vision System (PLVS), the core product of Powerlinx's new DC Transportation products segment, is a rear and side vision system for all classes of vehicles in the transportation industry. Although Powerlinx was able to secure two distributor contracts during the year, the revenues generated through year end 2003 were disappointing. Management found the sales cycle to be longer than expected for three reasons. First, the trucking industry appears to have an elongated decision making process compared to other industries. Second, many potential customers were hampered by budgetary constraints in the last half of 2003, when Powerlinx really began selling the product. Lastly, fleet customers must validate quality of service (QOS) of the product beyond Powerlinx lab testing through real-time field use in all climates. With over 100 million truck and bus vehicles on the road, management believes that this market has unlimited potential for sales growth. During the 3rd and 4th quarters of 2003, several fleet companies including Ryder, Sysco, Mclane Trucking, and McKenzie Tanklines purchased units for their fleets. In addition, SIA Truck Bodies, Inc., a leading Ford(R) Truck Bailment Pool dealer in the Southeastern United States, became a dealer to distribute PowerLine Vision Systems (PLVS)(TM) technology as an option on its truck body models and vans to Truck Dealers and its fellow National Truck Equipment Association (NTEA) members. SIA has sold and installed systems to Budweiser Bottling Company of Clearwater and PODS Mobile Storage of Clearwater. Lastly, in September, Powerlinx began offering a leasing option for PLVS(TM) to better meet the needs of our customers.

In the Security products segment, Powerlinx's patented power-line SecureView(TM) "Camera in a light bulb" debuted on Shop At Home Network, LLC. The initial results were excellent, and the relationship resulted in the generation of 32% of the security products segments net revenues for the year ended December 31, 2003. Powerlinx expects to continue this relationship in 2004.

In an effort to expand the number of consumer powerline products in Powerlinx's security segment, Powerlinx's research & development group has designed, and is developing, a complete home security system using the existing technology (See
Item 1 "Security Products Segment" for additional information). Powerlinx expects to debut this system and accompanying products in late 2004.

Powerlinx's research & development group was also successful in developing digital powerline transmission.

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
The progress resulted in the deployment of Powerlinx's first digital security system. This product group is designed to service the needs of the commercial marketplace, where the installation of new coaxial cable is difficult if not impossible. The ability to integrate coaxial cable, twisted pair, and power conductors into a single network creates a unique new market. Potential customers for the digital products include multi-unit lodging complexes, warehouse and distribution centers, malls and stand-alone retailers, banks, schools and other public agencies, as well as many others. The technology was developed based on four digital patents that Powerlinx acquired in early 2004. The inventor of the patents is currently employed by Powerlinx as its Director of Research and Product Development (See Item 1 "Security Products Segment" for additional information).

During the year ended December 31, 2003, Powerlinx was successful in raising approximately $2,000,000 through private equity placements (See Note 10 to the Financial Statements). The proceeds from the private equity placements were used to redeem all outstanding principal, accrued interest, and prepayment penalties associated with financing, in the form of convertible debentures, obtained in September 2002 and May 2003 (See Note 8 to the Financial Statements). As a result, Powerlinx was able to improve its balance sheet and at year-end had no debt other than trade payables.

In mid-November 2003, our only sales director unexpectedly departed due to personal reasons which significantly affected our sales momentum temporarily while delaying our goal of achieving our operational breakeven point. In the 1st quarter 2004, Powerlinx hired two new sales directors who are rapidly getting up to speed and filling the void.

Although Powerlinx was able to improve its balance sheet, there was still a need at December 31, 2003 to raise working capital to allow Powerlinx to execute its aggressive business plan. In December of 2003, Powerlinx opened a convertible preferred private equity offering in an effort to raise the additional capital. Powerlinx received proceeds from this offering of $250,000 as of December 31, 2003. Management expects the offering to close during the first quarter of 2004, with target proceeds of $1.5 - $5 million.

RESULTS OF OPERATIONS

12 MONTHS ENDED DECEMBER 31, 2003 COMPARED TO 12 MONTHS ENDED DECEMBER 31, 2002

NET REVENUE. Net revenue increased 95% from $704,641 for the year ended December 31, 2002 to $1,372,044 for the year ended December 31, 2003. Marine product segment sales were $373,568 or 27% of total revenues for the year ended December 31, 2003 compared to 273,434, or 39% of total revenues, for the year ended December 31, 2002. Overall, marine product sales increased $100,134, or 37%. Security product segment sales were $640,589 or 47% of total revenues for the year ended December 31, 2003 compared to $431,207, or 61% of total revenues, for the year ended December 31, 2002. Overall, security product sales increased $209,832, or 49%. DC Transportation product segment sales were $357,886 or 26% of total revenues for the year ended December 31, 2003. This amount includes $150,000 of exclusivity fee income received from distribution contracts. The DC Transportation product segment is a new segment and therefore no comparative analysis can be made to the previous year ended. The increase in the marine product segment sales is attributed to Powerlinx's recommitment to participating in regional boat shows and entry into various mail order catalogues. The growth in the security products segment is due primarily to the products exposure on various home shopping channels. The revenues for the DC transportation product segment were derived primarily from the distribution contract signed in the first quarter of 2003 and initial installations on equipment of new fleet customers.

COST OF GOODS SOLD. Cost of Goods sold increased 36% from $705,844 (including inventory write-down) for the year ended December 31, 2002 to $960,314 (including inventory write-down) for the year ended December 31, 2003. As a percentage of net revenue, cost of goods sold decreased to 70% for the year ended December 31, 2003 from 100% (including inventory write-down) for the year ended December 31, 2002. Cost of goods sold for the marine products segment increased $5,184, or 3%, from $178,168 for the year ended December 31, 2002 to $183,352 for the same period in 2003. As a percentage of revenue, cost of goods sold for the marine product segment decreased from 65% for the year ended December 31, 2002 to 49% for same period in 2003. Cost of goods sold for the security products segment increased $161,671, or 31%, from $527,676 for the year ended December 31, 2002 to $689,347 for the same period in 2003. As a percentage of net revenue, cost of goods sold for the security product segment decreased from 122% (including inventory write-down) for the year ended December 31, 2002 to 108% for same period in 2003. Cost of Goods Sold for the DC Transportation product segment was $87,614 or 24% as a percentage of net revenues (exclusivity fee income included-see above "net revenue") for the year ended December 31, 2003. Excluding the exclusivity fee income, Cost of Goods Sold for the DC Transportation product segment was 42% as a percentage of net revenues. The DC Transportation product segment is a new segment and therefore no comparative analysis can be made to the prior year ended. The decrease in the cost of goods sold as a percentage of net revenues for the marine products segment was driven primarily by the participation in regional boat shows where Powerlinx's marine products are sold at full retail prices. The decrease in the cost of goods sold as a percentage of net revenues for the security products segment was driven primarily by the reduction of raw material and component costs. First, Powerlinx was able to re-negotiate pricing with some of its current vendors. Second, there was less of an impact from the higher cost domestic inventory components (See inventory write down) as the liquidation of these components was completed by year end December 31, 2003. In the fourth quarter, Powerlinx was able to purchase the majority of its product components from its overseas supplier, China Silian; which as previously reported, are at a significant cost reduction compared to their domestically manufactured counterparts. However, much of these components remained in inventory at year end and had little effect on cost of goods sold or gross margin. Although Powerlinx is experiencing significant price pressure from its customers to be able to meet desired retail price points, Powerlinx expects to achieve additional component cost reductions in future reporting periods. For the year ended December 31, 2003, the impact on the cost of goods sold for purchases made at prices greater than the lower of cost or market was $84,352. Adjusting for the lower of cost or market, the cost of goods sold for the security products segment would have been $604,955 or 94% of net security product segment revenues for the year ended December 31, 2003.

COST OF GOODS SOLD (INVENTORY WRITE-DOWN). For the year ended December 31, 2003, Powerlinx recorded an inventory write-down in the amount of $84,352, to lower of cost or market. The write-down was exclusively related the security products segment inventory, and was recorded during the 1st and 2nd quarters of fiscal year ended December 31, 2003. Even with the write down, the cost of goods sold and gross margin for the security products segment, although improved over the previous year, continued to be impacted by the high inventory cost in relation to the pricing structure for its products. (See Cost of Goods Sold and Gross Margin discussion). The agreements that Powerlinx has reached to manufacture its products overseas has resulted in a significant reduction in total product costs as compared to the domestic product costs for inventory that was purchased in the previous 24 months. During the year ended December 31, 2003 management continued to offer its security products at pricing based on the new cost structure in an attempt to meet targeted price points as requested by consumer retail buyers. Management determined that the write-down was necessary as the current inventory values would never be realized in the new pricing environment. The inventory is not obsolete and at year end 2003, had been liquidated almost entirely. Management expects cost of goods sold and margin percentages to improve in future periods as a result of these actions.

GROSS PROFIT MARGIN. Gross profits on sales for the year ended December 31, 2003 amounted to $411,730, or 30% of net revenues, compared to $(-1,203) or (-0)% of net revenues, for the year ended December 31, 2002. The marine products segment contributed $190,216 and $95,266 of the total gross profit for the year ended December 31, 2003 and 2002, respectively. The security products segment contributed $(48,758) and $(-96,469) of the total gross profit for the year ended December 31, 2003 and 2002, respectively. The gross profit percentage for the marine products segment increased from 35% for the year ended December 31, 2002 to 51% for the year ended December 31, 2003. The gross profit percentage for the security products segment increased from (-22) % for the year ended December 31, 2002 to (-8%) for the year ended December 31, 2003. (See discussion below). Gross profits for the DC Transportation product segment was $270,272 or 76% as a percentage of net revenues (exclusivity fee income included-see above "net revenue") for the year ended September 30, 2003. Excluding exclusivity fee income, gross profit margin for the DC Transportation was $120,272 or 55% of net revenue. The DC Transportation product segment is a new segment and therefore no comparative analysis can be made to the prior year ended. The increase in the gross margin as a percentage of net revenues for the marine products segment was driven primarily by the participation in regional boat shows where Powerlinx's marine products are sold at full retail prices. The increase in the gross margin as a percentage of net revenues for the security products segment was driven primarily by the reduction of raw material and component costs. First, Powerlinx was able to re-negotiate pricing with some of its current vendors. Second, there was less of an impact from the higher cost domestic inventory components (See inventory write down) as the liquidation of these components was completed by year end December 31, 2003. In the fourth quarter, Powerlinx was able to purchase the majority of its product components from its overseas supplier, China Silian; which as previously reported, are at a significant cost reduction compared to their domestically manufactured counterparts. However, much of these components remained in inventory at year end and had little effect on cost of goods sold or gross margin. Although Powerlinx is experiencing significant price pressure from its customers to be able to meet desired retail price points, Powerlinx expects to achieve additional component cost reductions in future reporting periods. For the year ended December 31, 2003, the impact on the gross margin for purchases made at prices greater than the lower of cost or market was $84,352. Adjusting for the lower of cost or market, the gross margin for the security products segment would have been $35,594 or 6% of net security product segment revenues for the year ended December 31, 2003.

SALARIES AND WAGES. Salaries and Wages decreased 14% from $1,323,872 for the year ended December 31, 2002 to $1,134,470 for the year ended December 31, 2003. The decrease was due primarily from the elimination of stock based compensation. Salary and Wages is comprised of employee wages, stock compensation, and temporary labor. During the year ended December 31, 2003, stock based compensation totaled $15,900 or less than 1 1/2% of total salary and wages.

PROFESSIONAL FEES. Professional and consulting fees decreased 44% from $787,398 for the year ended December 31, 2002 to $443,492 for the year ended December 31, 2003. Overall legal fees relating to Powerlinx's defense of a class action lawsuit were reduced due to the settlement (See legal proceedings, Part II). In addition, in 2002, Powerlinx incurred substantial legal fees in connection with the filing of a registration statement with the Securities & Exchange Commission for capital raised through the issuance of a convertible debenture. Powerlinx did not incur these fees in 2003. Fees from consulting contracts also were reduced as prior years consulting agreements being expensed over the life of the agreements expired during the period. Professional and consulting fees include fees paid to attorneys, accountants, and business consultants. Professional and consulting fees includes non-cash stock based compensation of $51,880 for the year ended December 31, 2003.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization increased 14% from $478,751 for the year ended December 31, 2002 to $547,581 for the year ended December 31, 2003. On February 14, 2001, Powerlinx entered into a Licensing Agreement with the former Chairman, Richard McBride that provided for a license to exploit certain patented technologies owned by McBride that are associated with technologies under development in connection with both Powerlinx's marine and security products segments. Powerlinx exchanged 1,000,000 shares of restricted common stock having a value of $2,130,000 for the license and related consulting services. The shares were based upon quoted market prices on the date of the Agreement. The total value of the arrangement was allocated between the consulting and license in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license. The licensing rights are being amortized over their estimated useful lives of five years. Annualized amortization of the license rights is approximately $413,000. There are two reasons for the increase. First, on December 12, 2002, Powerlinx entered into a Patent Assignment Agreement (the "2002 Agreement") with the McBride Estate that provided for release of the Estate's obligations under the 2001 agreement in return for termination of the license and assignment of the patents licensed in the 2001 agreement. In consideration of this assignment, Powerlinx exchanged $93,856 in receivables from the Estate and 100,000 shares of restricted common stock having a value of $9,000, based upon quoted market prices on the date of the 2002 Agreement. The total value of the arrangement and the value of the licensing rights were allocated to patent costs and are being amortized over the remaining useful life assigned to these intangible assets of 5 years. Second, on December 31, 2003, Powerlinx signed a software license agreement with ON2 Technologies for the use of its proprietary CODEC software for enhancing the video transmission in Powerlinx's new digital power-line products (See Note 11 to the Financial Statements).

RESEARCH & DEVELOPMENT. Research and development expense increased 21% from $154,099 for the year ended December 31, 2002, to $186,260 for the year ended December 31, 2003. In addition, non-cash stock-based research and development, principally in the form of consulting services, comprised $125,400, or 67%, of total expense for the year ended December 31, 2003. The increase was due primarily to management's decision to allocate greater resources for current product upgrades and new product development. Research and development costs consist of all expenditures related to the improvement and development of Powerlinx's current product line, new product development, and engineering consulting fees associated with licensed technology. Currently, substantially all of our research and development costs and efforts are dedicated to the development of our security and DC Transportation product segments. For the year ended December 31, 2003, of the total Research & Development expenditures, $148,760 or 80% was for the development of the security product segment, and $37,500

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or 20% was for the development of the DC Transportation product segment. The cost of our research and development activities is borne directly by Powerlinx; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently in place. Powerlinx plans to continue funding the security and DC transportation product segments for the next several years, including new digital technology currently in the advanced stages of development.

ADVERTISING AND PROMOTION. Advertising and promotions decreased 45% from $201,889 for the year ended, December 31, 2002 to $111,367 for the year ended, December 31, 2003. The decrease was the result of two factors. First, was Management's strategy to market directly to dealers and large consumer retailers rather than marketing directly to consumers. Second, due to the limitation of capital, Powerlinx elected not to participate as an exhibitor in several of the major security tradeshows. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions. Powerlinx expects advertising and promotions expense to increase in future financial periods.

RENT AND UTILITIES. Rent and utilities expense increased 36% from $81,279 for the year ended December 31, 2002, to $110,348 for the year ended December 31, 2003. Powerlinx moved its corporate headquarters to new office space on June 30, 2002 under a one year lease that converted to a month to month arrangement beginning on July 1, 2003. Powerlinx also leases space in Clearwater, Florida, on a month to month basis, for its distribution and warranty & repair center. Powerlinx also began sub-leasing office space in Pleasant Hill, California to house its Research & Development staff. The sub-lease began in May of 2003, for a period of one year, with yearly extensions available. Rent and utilities includes office rent, warehouse rent, storage, telephone, and utilities.

POSTAGE & DELIVERY EXPENSE. Postage & Delivery expense increased 56% from $89,048 for the year ended December 31, 2002 to $138,684 for the year ended December 31, 2003. The increase is the result of and increase in delivery freight costs as they are a function of revenues, and therefore increased proportionally due to the 107% sales gain as compared to the same period ended in 2002. Postage & delivery expenses include postage and freight costs associated with both administrative and distribution functions.

ROYALTY EXPENSE. Royalty expense increased 50% from $160,000 for the year ended December 31, 2002 to $240,000 for the year ended December 31, 2003. The increase is a result of a scheduled increase in minimum royalty fees associated with Powerlinx's license agreement with Satius, Inc. (See Item I "Intellectual
Property: Security Products Segment). Royalty expense includes royalty payments made to licensors under contractual license agreements for the use of intellectual property.

OTHER EXPENSES. Other expenses increased 37% from $301,552 for the year ended December 31, 2002 to $414,311 for the year ended December 31, 2003. The increase was primarily due to an increase in travel costs associated with the launching of the Powerline Vision System (PLVS) product and travel to the Far East to solidify supplier agreements and source new product accessories. In addition, Powerlinx incurred temporary labor costs in its distribution facility for assembly and packaging services. Other expenses include travel, supplies, property taxes, insurance, bank charges, temporary labor, and various other expenses that are classified as miscellaneous.

LITIGATION SETTLEMENT. Powerlinx recorded a charge of $1,200,000 for the quarter ended June 31, 2002 to account for the common stock to be issued under the proposed settlement of a class action lawsuit (See Item 3, legal proceedings). The final settlement stipulates that Powerlinx tender 6,000,000 shares of its free trading stock to the class participants. Powerlinx used the closing market price of $.20 per share on June 28, 2002, the last trading day of the quarter, to value the recording of the expense. On December 17, 2002, the Joint Motion for Preliminary Approval of Settlement and the Amended Stipulation of Settlement was filed with the United States District Court of Florida, and approved by the residing justice. There were no significant amendments to the nature or terms of the Stipulation as outlined above. The actual liability, based on the value of Powerlinx's stock as December 17, 2002, was $300,000 plus an estimated $125,000 in legal fees. Powerlinx recorded its revised estimate of the liability in the fourth quarter ended December 31, 2002, and has disclosed this fourth quarter adjustment in the financial statements.

INTEREST EXPENSE Powerlinx recorded interest expense of $1,027,445 during the year ended December 31, 2003, compared to $384,925 during the year ended December 31, 2002. Interest expense during these periods related to Powerlinx's convertible subordinated notes that were issued over a period commencing in September 2002

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
to May 2003. The convertible subordinated notes were significantly discounted as a result of the allocation of proceeds to detachable warrants and beneficial conversion features. Amortization of the discounts, included in interest expense, amounted to $525,531 and $194,444 during the years ended December 31, 2003 and 2002, respectively. During December 2003, all convertible subordinated notes were converted to common stock or paid by Powerlinx. Accordingly, notwithstanding the possibility of entering into new instruments, interest expense is not expected to be incurred at these levels in future periods.

Liquidity and Capital Resources

Powerlinx's financial statements have been prepared assuming that Powerlinx will continue as a going concern. However, Powerlinx has incurred net losses of $4,023,827 and $4,285,516 during the years ended December 31, 2003 and 2002, respectively. In addition, during those same years, Powerlinx has used cash of $3,054,145 and $1,097,297 in its operating activities and has a net working capital deficiency of $432,469 at December 31, 2003. These conditions raise substantial doubt about Powerlinx's ability to continue as a going concern.

Powerlinx has devoted significant efforts in the further development and marketing of products in its Security and DC Transportation Products Segments, which, while now showing improved revenues, cannot yet be considered as sufficient to fund operations for any sustained period of time.

Powerlinx's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of products in the Security and DC Transportation Products Segments and (iii) ultimately the achievement of profitable operations. During the year ended December 31, 2003, Powerlinx generated net cash flows of $3,238,832 from financing activities, consisting mainly of sales of common stock and the issuance of convertible debt securities. Management has raised and additional funds totaling $1,170,000 since December 31, 2003, and is currently addressing several additional financing sources to fund operations until profitability can be achieved. However, there can be no assurance that additional financing can be obtained on conditions considered by management to be reasonable and appropriate, if at all. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

During fiscal year ended December 31, 2003 Powerlinx funded its losses from operations through six different sources:

o The receipt of $300,000 in proceeds from the final installment from the 12% convertible notes payable it signed on September 20, 2002. Prior to the funding in February, Powerlinx had received installments totaling $700,000 from the total of $1,000,000 available under the note. (See note 8 to the financial statements.)

o The receipt of the $320,000 in proceeds from 12% convertible notes payable it signed on May 9, 2003. The aggregate face value of the convertible notes was $440,000, to be received over five installments. Powerlinx received a $200,000 face value installment on May 10th, a $60,000 face value installment on June 4th, and an additional $60,000 face value installment on July 1st. Powerlinx, at its option, declined the remaining $120,000 of available funding (See Note 10 to the financial statements).

o The receipt of $2,010,368 in proceeds through various private equity placements exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof (See Note 10 to the financial statements).

o The receipt of $190,045 in proceeds from the sale of common stock in connection with a consulting services agreement. (See Note 10 to the financial statements).

o The receipt of $300,000 in proceeds from the exercise of warrants, issued in conjunction with the convertible notes payable financing (See Notes 8 & 10 to the financial statements).

o The receipt of $250,000 in proceeds through a convertible preferred private equity offering exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof (See Note 10 to the financial statements).

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
Material Commitments

Powerlinx has no material commitments for the purchase of raw materials or components. Powerlinx issues purchase orders for these items for the purposes of fulfilling customer orders and maintaining reasonable levels of inventory.

Two integrated circuit semiconductor parts used in the manufacture of our security and DC transportation products were discontinued in late 2001. Management has subsequently learned that the assets for fabricating these semiconductor parts have been purchased by a third party from the original manufacturer, and these parts are now available. Powerlinx has placed a purchase order for these components for delivery in April of 2004. Despite the confirmed availability, Powerlinx's Research & Development team is working to replace these components by the end of fiscal year 2004. Powerlinx currently owns in inventory, or can access through third party distributors, an adequate supply of these parts to meet production needs for the entire 2004 fiscal year based on management's forecast.

In July 2002, Powerlinx entered into an agreement for accounts receivable funding with a national funding source as one step in improving its current cash flow. Under this arrangement, eligible customers make their payments directly to the financial institution. Upon receipt of payment, the financial institution remits the balance of the factored account, less its fees, to Powerlinx. For the twelve months ended December 31, 2003, Powerlinx has received aggregate proceeds of $86,500 under the factoring arrangement; related to gross factored accounts receivable of $93,500. The balance was remitted from the factor upon its collection, less its fees that range from 3% to 15% of the gross accounts receivable, depending on the period outstanding (equivalent annual effective interest of 36% to 60%, respectively).

Powerlinx currently has no material commitments for capital expenditures.

Critical Accounting Policies:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our financial statements:

Revenue Recognition: Powerlinx recognizes revenue for its products in accordance with SFAS No. 101, Revenue Recognition in Financial Statements. Under these guidelines, Powerlinx defers revenue recognition on transactions if any of the following exist: persuasive evidence of an arrangement does not exist, title has not transferred, product payment is contingent upon performance of installation or service obligations, the price is not fixed or determinable, or payment is not reasonably assured. Powerlinx accrues a provision for estimated returns concurrent with revenue recognition.

Inventory Reserves: Powerlinx values inventories at the lower of cost or market. Under certain market conditions, estimates and judgments regarding the valuation of inventory is employed by management to value inventory properly.

Employee stock-based compensation: Powerlinx accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 ("FAS 123"). The fair-value based method requires management to make estimates regarding the expected life of the options and warrants.

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Impairment of Long-Lived Assets: In assessing the recoverability of Powerlinx's long-lived assets, Powerlinx must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, Powerlinx may be required to record impairment charges for these assets.

Recent Accounting Pronouncements:

In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The statement is not anticipated to have a significant effect on our financial position or results of operations.

In December 2003, the FASB issued FASB Interpretation No. 46 (REVISED), CONSOLIDATION OF VALUABLE INTEREST ENTITIES. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. We currently have no ownership in variable interest entities and therefore adoption of this standard currently has no financial reporting implications.


                                       29
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                                    BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

Powerlinx, Inc. ("Powerlinx" or the "Company"), was incorporated in the State of Utah in 1986 and reorganized under the laws of Nevada on December 30, 1993. On December 10, 2003, Powerlinx changed its name from Seaview Video Technology Inc. to Powerlinx Inc.

OUR BUSINESS, SEGMENTS AND PRODUCTS

PowerLinx, Inc., www.power-linx.com, develops, manufactures and markets, among other devices, products and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. Powerlinx has also developed manufactured and marketed different kinds of underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.

Powerlinx is a leader in the field of powerline communications products (PLC). Powerlinx's proprietary analog and digital powerline technology is at the core of its value proposition. These two transmission technology schemes allow Powerlinx to take full advantage of a number of exciting and continually expanding market segments. These market segments currently consist of vehicle viewing systems; entertainment, networking and security products. With Powerlinx's expertise in analog and digital systems, Powerlinx has combined its technology with our extensive sourcing expertise to provide price competitive, quality products to the market. Our products provide the reliability, cost and ease of installation that the customers want in these market segments. This focus of reliability, cost and ease of installation provides Powerlinx with a competitive advantage over its competitors.

We are currently engaged in three product segments:

o Security Products - Digital - Professional - Consumer
o DC Transportation Products
o Marine Products

The Security Products Segment develops, manufactures, markets and sells proprietary video security network devices and consumer electronic products that utilize patented technologies, licensed and owned by Powerlinx, to retailers, commercial businesses, dealers, distributors, and original equipment manufacturers, throughout North America. The DC Transportation Products Segment develops, manufactures, markets, and sells powerline rear and side vision systems for all classes and types of vehicles in the transportation industry to fleets, dealers, distributors and original equipment manufacturers throughout North America. Our Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting and accessories principally to dealers and distributors in recreational/professional marine and fishing markets worldwide.

SECURITY PRODUCTS SEGMENT

THE BUSINESS CONCEPT

Electrical wiring is nearly universal, present in practically every building constructed in the past century. Within the walls of a single structure, the topology of an electrical distribution system is a network of wiring which branches into every room.

The concept of Powerline Communication, or PLC, was born early in the history of electrification. Scientists and engineers recognized its potential value as a channel for more than just electrical distribution. Until the arrival of transistorized circuitry, the concepts were unreachable. Once thought to be valuable only to utility companies, PLC technologies have begun to emerge in both the consumer and industrial marketplaces.

Closed-circuit television video surveillance, also known as "CCTV," has been included in the security plans of businesses large and small. Most businesses purchase CCTV equipment either from a specialized CCTV contractor or as a part of a broader alarm and security package from an integrated-systems vendor.

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The technology has been slow to trickle down to the small business and consumer sectors, in part due to the relative complexity of installation. This is especially true in retrofit installations. While new home construction can include the cabling for CCTV as a part of the homebuilding schedule, existing construction requires substantial drilling and labor to achieve the same result.

Further, once the wiring is in place, moving a camera involves the relocation of the associated wiring.

Business of Issuer: Security Products Segment

Through our Security Products Division, we develop, manufacture, market and sell proprietary products currently into categories within the security market. Powerlinx defines these product lines within the security product segment as: a) Digital b) Professional c) Consumer

a) Business of Issuer: Digital

The digital products group was formed in June 2003 as a result of 2 years of input collected from several key customers. Powerlinx recognized the need to create a new technology unit to develop digital solutions. This technology unit resides in northern California, which allows the designers to take full advantage of the high tech resources available there. This operating unit reports directly to Powerlinx headquarters in Florida. The digital security systems support the transmission of color video, bi-directional audio, pan tilt zoom commands as well as access control data over any single or combination of power lines, twisted pair and coaxial cables. This product group is protected by patents which Powerlinx owns.

b) Business of Issuer: Professional

The professionally installed monitoring products group operates on analog technology which allows multiple devices to transmit a single color video signal along with simultaneous bi-directional audio and control commands. This product group is targeted to the professional installer, and provides a more affordable price point than that of the digital products group.

c) Business of Issuer: Consumer

The consumer electronic products group utilizes patented technologies, licensed and owned by Powerlinx. This product group is designed and targeted to the retail marketplace. The trademarked name, "SecureView," is currently the key brand identifier for this range of our monitoring products. This product group is currently being expanded to introduce additional form factors.

Principal products: Security

a) Digital Powerline Security Systems

A typical commercial installation combines powerline carrier, twisted pair and coaxial cable to allow maximum flexibility in a new installation, or expansion of an existing video monitoring system. This would include parking areas (via powerline), remote areas of the interior (via twisted pair), and, in the case of expansion, repopulating the existing coaxial cable with additional new cameras. Viewing/recording software is compatible with Microsoft Windows 2000 and NT, and typically runs on a PC tower system with 1.5 terabytes of storage (approximately 45 days for a 20-camera system). Any composite or digital security camera can be interfaced with the system software. The system is compatible with most standard pan-tilt-zoom drivers. Our product line is as follows:

o PowerLinx(TM) Parking Lot Surveillance Systems
o PowerLinx(TM) In-Store Security Systems

b) ProfessionalPowerLine Security Systems

The professional products utilize analog technology. Anticipated for production in 3rd quarter 2004, these products

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transmit color video, communicate bi-directionally, transmit audio, and control signals via powerline carrier. The control signals allow devices to be turned on-off from a central control point. A typical system controls remote devices such as: an outdoor light fixture/camera; video-audio baby monitor; doorbell camera-intercom; wall camera and desk camera. On-screen programming utilizing a standard television or video monitor, allows the user control of direct, sequential, or random viewing of any remote device. The system is self-configuring, and will recognize individual device ID's. The control module is equipped with various interface connectors (USB, Ethernet, and telephone modem). In addition to video monitoring, the system is expected to allow for motion detection, dry contact (door, window switches), and glass-break sensors.

o PLVS Plus Pro System(TM)MSRP TBD

c) Consumer PowerLine Monitoring/Security Products

Powerlinx has developed a surveillance camera utilizing the form factor of a common flood lamp. SecureView, the "powerline camera in a light bulb," The light-bulb camera is currently retailing in two forms, one for indoor use and one for outdoor use. The outdoor model is weatherproof. A "box set" adaptation enables the end-user to connect any external video camera to the PLC transmitting device, with the receiver-decoder "back end" unit identical to that of the light-bulb-camera system. The "box set" adaptation and "raw-board" circuitry are available to qualified Original Equipment Manufacturers (OEMs) and Value Added Resellers (VARs) within the trade, for inclusion in their own customized product offerings.

Powerlinx is anticipating the development of a broader suite of products to expand the functionality of the technology. Powerlinx concluded that a new product design was needed to meet the demands of the retail consumer. Customer feedback dictated the need for multiple cameras, FM-quality audio, and on-off control features. The result was a new powerline communication product, PLVS Plus System(TM) which enables the customer to purchase, on a customized individual component basis, a complete home monitoring/security system. The new solution allows the consumer to combine a single base station with any combination of monochrome cameras. The base station is designed to control stand-alone receivers, and up to 20 other peripherals such as baby monitors and doorbell cameras. Each of these devices can be viewed directly, in sequence, or scanned via the programmable base station controller with a remote control. The research & development which began in July 2003 was completed late last year. As a result initial form factor designs are expected to be completed in the 1st quarter 2004 to allow our sourcing team to finalize the product for tooling, dye, and prototype testing in the 2nd quarter 2004. Packaging and final production plans are anticipated to be completed in the 3rd quarter 2004 with the first products of this new series expected to be available to our retailers and customers by the 4th quarter of 2004. Our complete consumer product line is as follows:

o Outdoor & Indoor SecureView(TM)Camera Systems MSRP $149.99

o SecureView(TM)Box Set System MSRP $139.99

o SecureView(TM)Pro Board Kit MSRP $129.9

o SecureView(TM)Single Decoder MSRP $49.99

o PLVS Plus(TM)Baby Monitoring System MSRP $199.99 (est.)

o PLVS Plus(TM)Door Bell Monitoring System MSRP $119.99 (est.)

o PLVS Plus(TM)Door Bell-Intercom System MSRP $179.99 (est.)

o PLVS Plus(TM)Basic Plug-In Camera MSRP $49.99 (est.)

o PLVS Plus(TM)Deluxe Desk Camera MSRP $79.99 (est.)

o PLVS Plus(TM)Base Station Controller MSRP $149.99 (est.)

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
o Extra PLVS Plus(TM)Decoders MSRP $39.99 (est.)

o PLVS Plus(TM)Dual Floodlight Fixture w/ Built-in Camera MSRP $149.99 (est.)

PRINCIPAL MARKETS: Security

The overall security market has been listed as one of the fastest growing markets in the world. Bloor Research believes that security spending is going to grow from only $66 billion in 2001 to more than $155 billion by 2006 which translates into nearly 20% plus annual growth. (Bloor Research is acknowledged by the world's press and other industry analysts as producing some of the most authoritative work ever published on computing and business issues. In 1996 the landmark report "The Enterprise By Other Means" was published and sold over 30,000 copies and is probably the best selling IT report ever published in Europe. It is because of the accuracy and integrity of its research with its impartial conclusions that has earned Bloor Research international acclaim, and an excellent reputation among IT vendors and end users alike.)

a) Digital PowerLine Security Systems

Corporate security has been a highly visible market ever since 9/11. The market size for corporate security is in excess of 20 Billion Dollars in 2004 based on 2002 data and predicted trends. Potential customers for the digital products include multi-unit lodging complexes, warehouse and distribution centers, malls and stand-alone retailers, banks, schools and other public agencies, as well as many others. This is a two tiered market with mass market national security firms including Sensormatic, ADT, Tyco and Brinks garnering 28% of the market and a segmented market of nearly 14,000 plus regional and local firms accounting for the remainder of the market (As referenced by USBX Advisory Services).

b) Professional PowerLine Security Systems

Consumers who seek a professional installation have security needs that require functionality not found in a typical retail security product. This market is highly fragmented as it is serviced by over 26,000 security integrators, dealers, installers, and value-added resellers (VAR's) of which approximately 14,000 also service the commercial/industrial security market. These professionals combine products from many suppliers to engineer security solutions for homes and small businesses.

c) Consumer PowerLine Monitoring/Security Products

The consumer market place consists of 107.7M households according to the 2004 projections of the US Census Bureau data and approximately 12M small business locations within the US according to the same data source. This consumer market place is serviced by 4 retail formats: home improvement centers; traditional hardware stores; mass retailers; and direct response through television retailers, internet and catalogs.

Distribution Methods: Security

a) Digital PowerLine Security Systems

There are two distribution methods used to service this market place: the first, direct to end-user; the second, to nationally known security providers. In the first method, direct to end-user, Powerlinx provides a complete system tailored to an individual environment. This market represents 72% as referenced earlier and is serviced primarily by regional and local companies who we will also market and sell on a direct basis. We anticipate beginning this process with a local Florida company. A complete system will include: multiple camera locations; the networking of power line, twisted pair, and coax; and monitoring-storage-playback functions.

In the second method, Powerlinx expects to sell the networking technology to security providers at the mass market national level of this two tiered market of which this represents 28% as noted earlier. Our patented digital powerline integration technique is utilized as the delivery system interconnecting various devices. In this type of application, the security company completes the system from its inventory of products (i.e., cameras, monitors, storage, and control).

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b) Professional PowerLine Security Systems

Within the distribution hierarchy of the security products industry is a segment of systems integrators and VARs who distribute products to independent contractors and installers numbering nearly 26,000 in this highly fragmented sector as referenced in the market recap. The professional-grade products, which are based on analog power line technology, were developed to service this distribution model. PowerLinx's current strategy is to form a strategic partnership with a nationally recognized large-scale distribution entity who supplies hardware components to many of the firms in this market.

c) Consumer PowerLine Monitoring/Security Products

PowerLinx currently sells consumer products through independent retailers, mass retailers, catalogers, internet retailers and direct response TV retailers using both in-house and external manufacturer sales representatives. With the introduction of the new suite of consumer products, the PowerLinx's strategy includes seeking a distribution partner. A Brand name Distributor has signed a Letter of Interest and has begun a marketing plan for the PLVS Plus(TM) home monitoring/security system. In addition, we are in product testing with Jasco Products, Inc. (exclusive GE Consumer Products Distributor). This type of distribution partner will purchase on a letter of credit basis, with an offshore FOB point. The products are expected to be distributed into the four retail formats via the partner's sales and distribution infrastructure. Our current customers include:

o Catalogers: Frontgate; SuperCircuits; Smart Home

o Internet Retailers: Costco; JCPenney; Builders Depot

o Direct Response TV: Shop at Home Network TV; Home Shopping Network

Status of publicly announced new products:

During the year ending December 31, 2003, Powerlinx was negotiating to acquire four additional patents for digital power line transmission technology. These patents were subsequently acquired early in 2004 (See intellectual property - security products segment). Developing products from these patents, Powerlinx has successfully completed the installation and deployment of its first digital security system. This system comprises 21 total cameras, both fixed and pan-tilt-zoom (PTZ), operating over power line, twisted pair, and coaxial wiring. The monitoring-control-storage component allows the user to simultaneously view, record, and control each of the 21 cameras. The system's capacity allows storage of up to 30 days of digital recording for each camera.

Digital products scheduled for release in 2004 and beyond are expected to incorporate coding and decoding (codec) technology licensed from ON2 Technologies Inc. This license agreement was completed and announced in the fourth quarter of 2003. (See notes 6 and 11 to the financial statements)

Competitive Business Conditions: Security

a)Digital PowerLine Security Systems

There is not currently any direct competition for our powerline communication products in this market. However, institutional and commercial entities require video surveillance to control theft and reduce liability exposure. To fulfill these requirements, corporate security directors have relied primarily upon coaxial cabled systems. Recent technology advancements added twisted pair capability to the product mix. Even so, such systems are limited to a "one camera per cable" topology. This limitation results in additional planning, hardware cost, and installation expense. When a typical mass merchandiser operates from 50 to 100 cameras per store, the hardware costs are significant. Long cable runs require additional booster amplifiers, and, if pan-tilt-zoom functions are required, then the cabling must also contain conductors for control signals. Multiple camera controllers are generally tailored to operate only with products from the same supplier, thus limiting the customer's flexibility to choose the best equipment for the task.

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In retail store parking areas, conventional cabling requires significant expense, cutting through pavement to bury the cables. Previously, the only available solution was a high-end wireless system, where a camera connected to an ultra-high-frequency transmitter sends signals to a roof-mounted receiver. The output of such a device must still rely on coaxial cable to deliver the video to the security monitors within the building. These systems are considerably more expensive than their hard-wired counterparts, yet still suffer from the same issues as other wireless video products: limited range, line-of-sight transmission, and terrestrial interference.

Ultimately, the competition cannot offer the inherent advantages of the power line digital products. Powerlinx's systems can utilize nearly any form of wire or cable, including power line wiring at ratings up to 480 volts. The ability to put many cameras on a single circuit or cable run minimizes costs of installation; our patented digital transmission technique enables camera-to-controller distances up to 12,000 feet, which were previously thought impossible or impractical; and the economics of parking-area installations are decidedly improved in comparison with the other competing technologies. Further, massive amounts of digital storage virtually eliminate the need to shuttle hundreds of video cassettes through dozens of time lapse VCRs. Instead, up to 45 days of video from up to 24 individual camera sources are all centrally stored on a 1.5 terabyte storage array. The digital format enables fast and easy event searches, since each video source is individually time and date stamped.

b)Professional PowerLine Security Systems

Again, there is not currently any direct competition for our powerline communication products in this market. While there are hundreds of individual components available to the professional integrator, installer, and value-added reseller, most of these devices require hard-wired connections. While there are some wireless systems, they tend to be unreliable and expensive to encrypt data to eliminate eavesdropping. These connections result in additional labor cost and increased installation time. In many cases, property damage is incurred during the installation, further adding to the total cost of the project.

Powerlinx's professional products group enables these installers, integrators, and VARs to provide the same solutions without structural modification for cabling, and virtually eliminates the risk of property damage resulting from installation. The average cost of a 3-4 camera professionally installed system is $2,000 -$3,000.

c) Consumer PowerLine Monitoring/Security Products

Consumers within the home or small business marketplace make purchase decisions based on 3 critical product attributes. These are: first, the product must perform well within their environment; second, it must be extremely easy to install; and third, it must be affordable. Competition in the consumer marketplace exists in two areas; first, the hard wired systems, and secondly, in the over-the-air "wireless" category. The hard wired competitors meet 2 of the 3 key product attributes (performance and price), but are extremely difficult to install. For this reason retailers and mass merchandisers have realized that products with complex installation procedures may not "stay sold," since many do-it-yourselfers lack the technical skill necessary to successfully install the product. In the mass retail channel, many wired system "package deals" have been attempted with marginal success. The "wireless" competitors also meet 2 of the 3 critical attributes (ease of installation and price affordability), but performance is typically poor and the video signal is transmitted to anyone who has a receiver. Nevertheless, the consumer marketplace is increasingly price-driven, with a flood of low-performance, low-cost products creating downward pressure on retail prices. The retail pricing for hard-wired and wireless products ranges from $49.99 to $299.99.

Sources and Availability:

a) Digital Products

There are no known component or product shortages in the digital products group.

b) Professional Products

Two key integrated circuit components utilized in the transmit and receive stages of the professional products were discontinued by their manufacturer in 2002. Of these two components, one is still available in sufficient quantity to

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meet ongoing production requirements. The fabrication dies and tooling for the other component were acquired by another manufacturer in 2003. Powerlinx has placed an order with that manufacturer for sufficient quantities to balance inventory and meet production needs.

In addition, Powerlinx has begun a redesign process in which these components will be replaced or eliminated.

c) Consumer Products

See "Professional Products," above.

Intellectual Property: Security Products Segment

Intellectual Property Owned

Powerlinx holds exclusive rights to the following patents and trademarks relevant to the Security Products Segment:

Digital

US Patent No. 6,275,144 Variable Low Frequency Offset, Differential, OOK, High-Speed Power-Line Communication issued 8/14/01.

US Patent No. 6,519,328 Variable Low Frequency Offset, Differential, OOK High-Speed Twisted Pair Communication Using Load Coils issued 2/11/03.

US Patent No. 6,449,318 Variable Low Frequency Offset, Differential, OOK, High-Speed Twisted Pair Communication issued 9/10/02.

US Patent Pending 09/843,999 Communication with Current Detection filed 4/27/01.



Analog & Other

   FED TM    SecureView (Trademark)                                02-28-00
   PATU      Video Camera Utilizing Power Line Modulation (Patent) 05-15-00
   PATD      Video Camera Housing (Patent)                         12-26-00
   PATD      Infrared Illumination Device Housing (Patent)         12-19-00
   PATD      Video Camera Housing (Patent)                         12-26-00
   PATU      Vehicle Inspection Camera (Patent)                    01-22-01



Powerlinx was granted an exclusive unlimited license, extending through the year 2014, under an agreement in February of 2001 with Rich McBride, the founder and the inventor of the technology. The McBride estate became the licensor upon the death of Rich McBride in October of 2001.

Powerlinx executed a patent assignment agreement December 12, 2002, terminating the license agreement with the McBride estate, and assigning ownership and rights of all of the patents and pending patents to Powerlinx.

Intellectual Property-Licensed

Eight other patents, and additional patents pending, are secured through a third party licensing agreement. The license agreement, executed December 18, 2002 between Powerlinx and Satius, Inc. replaces the original agreement of October 18, 1999 and subsequent addenda. Satius, Inc. is the renamed entity formerly doing business as VideoCom, Inc. and Wire 21, Inc.

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Licensed - Exclusive Worldwide License for Life of Patents

o US Patent No. 5,351,272 issued on 9/27/94 covering high speed LAN communication over power lines.

o US Patent No. 5,559,377 issued 9/24/96 covering the coupler technology for all electrical line communication applications.

o US Patent No. 5,592,482 issued on 1/7/97 and 5,625,863 issued on 4/29/97 covering video distribution over power lines and the remote control feature to change TV channels. o US Patent No. 5,625,863 titled Video Distribution System Using In-Wall Wiring, issued on 4/29/97.

o US Patent No. 5,717,685 issued on 2/10/98 covering the coupler technology for all electrical line communication applications.

o US Patent No. 5,818,127 issued 10/6/98 covering analog and digital video over AC and DC power lines.

o EPO Patent No. 0-470-185-B1 issued on 11/29/95 covering physics concept of the coupler for all electrical line communication applications o US Patent No. 6,014,386 issued 1/11/00 entitled A System and Method for High Speed Communication of Video, Voice and Error Free Data Over In-Wall Wiring.

o US Patent No. 6,104,707 issued 8/15/00 titled Transformer Coupler Communication Over Various Lines

Satius, Inc. continues to develop additional products and technologies which Powerlinx expects to license in the future should PowerLinx deem them marketable. Note: Exclusive territory does not include Cambodia, Myanmar, Thailand, Indonesia, Philippines, Malaysia, and Africa with the exception of South Africa.

Dependence on one or a few major customers: All Security Product Categories

For the year ended December 31, 2003, Home Shopping Network and Shop at Home Network comprised 10% and 32% of Security Products Segment net revenues, respectively. As a percentage of overall revenues, each comprised 5% and 16%, respectively.

DC TRANSPORTATION PRODUCTS SEGMENT

The Business: DC Transportation

The Transportation Products Division develops, manufactures, markets and sells vehicular vision systems that enhance driver awareness. These systems are distributed and sold under the trademark "Power Line Vision Systems" or "PLVS." Rearview applications of video cameras are not new in the trucking industry; it is a proven fact that the use of video cameras to fill in "blind spots" to the sides and rear of trucks will reduce the risk of damage. In the waste hauling industry, where rear vision camera systems have been used for more than a decade, insurance data shows a significant reduction in backup accidents. Until now, rear cameras have been very limited in the split frame vehicles. This is because, traditional video solutions require dedicated cables routed between the camera and the cab.

Principal Products: DC Transportation

Using Powerlinx's patented analog technology, video is modulated into a carrier frequency, and coupled onto the existing wiring harness of a vehicle. The signal then populates the wiring harness; enabling a receiver, located in the driving compartment, to capture and demodulate the carrier frequency. The demodulated signal is fed to a video display device and/or recording device. This functionality is sold in a variety of configurations, from single-camera rear vision systems, to multiple-camera systems with automated switching controls and DC digital video recorders. Our product line in the transportation industry is as follows:

o PLVS(TM) Camera System MSRP $899 o PLVS(TM) BW 2-Camera System MSRP $1199 o PLVS(TM) Color Camera System MSRP $1199

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o PLVS(TM)2-Camera Color System MSRP $1499 o PLVS(TM) BW Camera System w/ Audio
MSRP $999 o PLVS(TM) Color Camera System w/Audio MSRP $1299
o PLVS(TM) Digital DC Vehicle Communication Backbone MSRP TBD

Principal Markets: Transportation

Risk management and operator safety are two of the top concerns in the transportation industry. Principal markets in the class 3 through class 8 heavy duty truck segment are: Waste haulers, local delivery, ambulances and fire trucks, school buses, and over-the-road haulers. There are roughly 364K of these vehicles produced annually, and 3.64M in service. Plus there are nearly 20.1M commercial, farm, and auto trailers attached to these vehicles according to the USDOT 2002 Highway Statistics reported each October for the previous year. The National Truck Equipment Association reported growth in the truck market at 4% annually as the market tends to mirror the overall US economic growth. According to USDOT Highway Statistics reports growth trends in trailers to be static.

Recreational vehicle owners began adopting rear vision systems in Class A motor homes some years ago. However, the greater portions of RVs are towables (50% plus), which present the same challenge as tractor-trailer combinations: the difficult task of connecting a coaxial cable between the tow vehicle and the trailer. There were 320,800 or $12.1B of new recreational vehicles manufactured in 2003 in the United States according to statistics reported by the Recreational Vehicle Industry Association with growth rates estimated to be 2-3% annually. In addition RVIA reports, there are more than 7.2 million registered RVs already in use in the United States today. Including the number of enthusiasts and renters, the number of RV users exceeds 30 million.

Distribution Methods: Transportation

There are two distribution methods used to service this market place: the first, direct to end-user; the second, to nationally known industry providers at the OEM, distributor, and dealer levels in the industry. In the first method, direct to end-user, Powerlinx provides a complete system tailored to an individual fleet or manufacturer. Powerlinx has identified ten key customers who collectively represent ten percent of the 3.64M class 3-8 trucks registered in America. Powerlinx is focusing its direct to end-user marketing to primary customers including the following:

o Current: Ryder, Sysco, McKenzie Tank Lines, McLane Trucking
o Late stage testing or being contacted: JB Hunt, Wal-Mart, International-Navistar, PepsiCo, Budweiser Bottlers, School Bus Fleets

Powerlinx has a sales and marketing staff of four focusing on the 7.2M units in the recreational-vehicle segment. The customer base includes OEM's, catalogers and distributors:

o Current: Stag Parkway, Ameri-Camp, Aralex Acoustics (all catalogers) o Testing or being contacted: Airstream, Legacy, Crossroads RV, Cardinal, Alfa Leisure, Coast Distr., NTP Distr.

In the second method, Powerlinx sells its PLVS(TM)technology to OEMs, distributors and dealers at the national level which encompasses the entire 92.9M truck, 1.0M bus, and 20.1M trailer markets. In this type of application, the reseller completes the system from its inventory of products (i.e., cameras, monitors, and recorders). Current customers include:

o OEM's: Discussions only at this time
o Distributors: ASA Audiovox, The Tyman Group
o Dealers: SIA Truck Bodies, Inc. (Ford Bailment Pool Center SE USA)

Competitive Business Conditions: Transportation

The vehicular environment presents unique opportunities for the deployment of PLC technology. Fleet owners and OEMs acknowledge the difficulty of adding more cables to existing wiring harnesses in tractor-trailer combinations, waste hauling vehicles, and fifth-wheel recreational vehicles. However, within the transportation industry, video monitoring is a valuable and accepted means for "filling in the blind spots" which makes turning, backing, and

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
close-quarter maneuvering significantly easier.

The transportation industry and associated segments are populated with hard-wired video systems. Of the dozen-or-so companies competing, a select few are manufacturers while the balance are importers or distributors. The key companies who make up the competition and account for approximately 70% of the market are Safetyvision LLC, Intec, Inc., ASA Audiovox LLC and Clarion. Products range from highly engineered solutions for specific vertical markets, to repurposed consumer equipment. The product pricing ranges from $700 to $2,500 installed.

Since they all share the common design constraint of cabling, these systems are problematic in two areas: First, the installation and ongoing maintenance costs of the dedicated cable; and second, tractor-trailers and towed recreational vehicles require a new "umbilical" cable which, is costly and maintenance-intensive. Powerline Vision System(TM) technology eliminates the dedicated cable by utilizing existing DC conductors, saving on both installation and maintenance. Fleets may also retro-fit the PLVS(TM) technology to vehicles already equipped with cabled systems from other suppliers.

Sources and Availability: Transportation

Two key integrated circuit components utilized in the transmit and receive stages of the professional products were discontinued by their manufacturer in 2002. Of these two components, one is still available in sufficient quantity to meet ongoing production requirements. The fabrication dies and tooling for the other component were acquired by another manufacturer in 2003. Powerlinx has placed an order with that manufacturer for sufficient quantities to balance inventory and meet production needs.

In addition, Powerlinx has begun a redesign process in which these components will be replaced or eliminated.

Intellectual Property: DC Transportation Products Segment

            See "Intellectual Property: Security Products Segment".

Dependence on one or a few major customers: Transportation

In the DC Transportation Products Segment, the Tyman Group, LLC accounted for 37% of segment sales, and 9% of Powerlinx's overall consolidated net revenues.

MARINE PRODUCTS SEGMENT

The Business: Marine

The Marine Products Segment develops, manufactures, markets and sells underwater video cameras, lighting, and accessories used in both recreational and professional capacities.

Principal Products: Marine

The original Powerlinx(TM) underwater camera (designated "Offshore Series") was introduced into the national marketplace in 1998. The flagship product was quickly followed by smaller and lighter variations ("Mini Powerlinx," "SuperMini") and is produced in both standard black-and-white and optional color versions throughout the model range. Complete ready-to-go systems also include a proprietary viewing hood, a TV monitor, proprietary brackets, a kit of connectors, adapters, and power supply components, and a carrying case. Powerlinx(TM) cameras differ from other underwater video devices due to the patented design. In 2001, PowerLinx introduced new technology under the brand name "SeaMaster(TM)," which extends the advantages of infrared to a dual-mode video chipset, capable of seamless color-to-black-and-white performance within a single camera housing. The new technology also incorporates a built-in zoom function, and offers superior low-light and low-noise response. The SeaMaster(TM) product family is positioned as a premium line and priced above the original marine product family. PowerLinx also offers the "SeaLite(TM)," a high-output DC-powered lighting device for attracting baitfish, night fishing, and general underwater illumination. PowerLinx owns four design patents which protect the product line and own federal trademarks on the Powerlinx(TM), Sealite(TM), and SeaMaster(TM) brand names. The full product line includes:

o Powerlinx, Inc.SeaMaster(TM) IR Color Underwater Camera System Series o Powerlinx, Inc.BW-150 IR Underwater Camera System Series o Powerlinx, Inc.MW-150 IR "Super-Mini" Underwater Camera System Series o Powerlinx, Inc.SM-50 IR Underwater Camera Series o Powerlinx, Inc.Sealite(TM) Underwater Light Series

Powerlinx offers a one-year warranty (repair/replacement) on its marine camera products. Powerlinx also offers refurbishment services on a time and material basis, for products out of warranty.

Principal Markets: Marine

The Powerlinx suite of Powerlinx(TM) underwater video products are sold into both the recreational/professional marine and fishing markets. In the recreational marine market, typical customers are boaters, anglers, and treasure hunters. On the professional end of the market, customers include; professional law enforcement, rescue, and recovery divers; commercial fisherman, surveyors, contractors, and boatyards. Our products are also used for marine education and research, including environmental and conservation groups. Governmental entities at the local, state, and national levels also utilize underwater cameras in primarily the same applications. The recreational/professional marine markets combined were estimated at $2.03B in 2003 by the National Marine Manufacturers Association. The fishing market for 2003 as estimated by the American Sportfishing Association is $116B with nearly 44M anglers in the US. And, according to ASA, 20% of the anglers reside in California, Florida, and Texas which represents the primary saltwater markets and 14% reside in Michigan and Minnesota representing the primary freshwater market. The patented torpedo designs of PowerLinx's Powerlinx(TM) cameras eliminate virtually all competition in the saltwater fishing market because the design is sturdy, robust, and trollable without adding additional components the competition uses which may or may not work.

Distribution Methods: Marine

Powerlinx currently distributes its marine products on three levels. First, the product is sold through a traditional wholesale-distribution model utilizing a network of independent marine distributors that it has cultivated since the product lines' inception in late 1998. Second, Powerlinx has teams of independent contractors who sell directly to consumers while exhibiting at regional marine, trade, fishing, and boat shows. This strategy has proven successful in expanding the dealer network, as most dealers also attend the industry trade shows. In 2004, Powerlinx plans to expand this independent contractor group by moving from regional to national representation. Third, Powerlinx has established relationships with several catalogers and internet marketers that carry all or portions of the product line in their catalogue or on their websites. Powerlinx sells the entire Powerlinx(TM) product line throughout the world via the internet and have active dealers in Kuwait, Singapore, New Zealand, Australia, and the Caribbean Basin. Until 2004, PowerLinx pursued the mass retail market on a limited basis. A successful test with Wal-mart ran in 2002 for the sale of its Sealite(TM) product. However, not until Powerlinx's supplier agreement was signed with China Silian (SIC) in 2003, did PowerLinx have the ability to produce the quantities of its products required to serve the mass retail market. PowerLinx plans to begin to exploit the mass retail market in the 2nd half of 2004.

Competitive Business Conditions: Marine

The underwater video market has become more competitive during the 2001-2003 time periods, as there are few barriers to entry. However, there are no dominating competitors that currently exist in the market place today. Most competitors are regional, many focusing on fresh water applications due to their geographic location. (Aquaview, Inc.) The design, quality, and ruggedness of the Powerlinx(TM) underwater camera line has proven itself over time, as few competitors' products can withstand the harsh conditions of the saltwater environment for which our products were designed. This has resulted in significant repeat customer purchases and has also allowed Powerlinx to maintain its margins. Powerlinx's three largest competitors in the underwater camera market are; Aquaview, Atlantis, and Fish-eye. Powerlinx, Inc. is the market leader in the saltwater sector of this market again because of product design and secondly because of Powerlinx's headquarters location.

Sources and Availability: Marine

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There are no known shortages of components or products for the Marine Products
Segment. Powerlinx owns the molds and tools for the production of its proprietary housings and components. Powerlinx's camera technology is based on specifications derived in-house and produced by third-party vendors. Sources for plastic raw material, the camera technology, and various component parts and system contents all are well-developed. Powerlinx has at least one alternate source of supply for each key non-proprietary item.

While technological improvements such as SeaMaster are adopted as they occur, video technology has remained relatively stable in the last several years. Ongoing research and development of new marine products continues, but Powerlinx believes the capital needed for these efforts will not require a materially significant commitment of our assets.

Intellectual Property: Marine

Powerlinx holds the exclusive rights to the following items relevant to the Marine Products Segment:



        FL TM        SeaView (Trademark)                     12-17-98
        PATD         Underwater Camera (Patent)              06-22-99
        COPY         SeaView Brochure (Copyright)            01-11-99
        PATU         Submersible Video Camera (Patent)       06-10-99
        PATD         Underwater Camera (Patent)              12-28-99
        PATD         Video Monitor Hood (Patent)             04-11-00
        FED TM       SeaLite (Trademark)                     06-30-99
        PATD         Camera Housing (Patent)                 07-25-00
        FED TM       SeaView (Trademark)                     01-16-01



Powerlinx was granted an exclusive unlimited license, extending through the year 2014, under an agreement in February of 2001 with Rich McBride, the founder and the inventor of the technology. The McBride estate became the licensor upon the death of Rich McBride in October of 2001.

Powerlinx executed a patent assignment agreement December 12, 2002, terminating the license agreement with the McBride estate, and assigning ownership and rights of all of the patents and pending patents to Powerlinx

Dependence on one or a few major customers: Marine

No marine products segment customer, or group of customers under common control, represented sales equal to 10% or more of consolidated net revenues for the year ended December 31, 2003

SEGMENT DATA

See Note 4 to our financial statements included elsewhere herein for financial information about out reportable segments.

EMPLOYEES

As of October 4, 2004 we employed as many as 22 employees and employed 13 people as of year-end. We also have commissioned-sale arrangements with several Manufacturers' Sales Representatives, all operating as an independent contractors, servicing all channels of distribution.

DESCRIPTION OF PROPERTIES

Powerlinx's corporate facility is located in Tierra Verde, Florida and consists of approximately 3,200 square feet of executive office space at a base monthly

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rental fee of $2,675. Powerlinx signed a one-year lease on July 1, 2002. Upon the expiration of the lease on June 30, 2003, Powerlinx continues to lease the space on a month-to-month basis under the same terms. Powerlinx intends to sign a multi-year lease for the same space in the first quarter of 2004.

Powerlinx also leases space in Clearwater, Florida, on a month-to-month basis, for its distribution and warranty & repair center. The base monthly rent is $650.

In May of 2003, Powerlinx began sub-leasing office space in Pleasant Hill, California to house its Research & Development staff. The lease expires on April 30, 2004.

LEGAL PROCEEDINGS

Litigation, claims and assessment:

Powerlinx was a defendant in a consolidated class action lawsuit brought on by the actions of former management. On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved a settlement, the chronology and details of which are outlined below:

Powerlinx was a defendant in a consolidated class action lawsuit that was pending in the United States District Court for the Middle District of Florida against Powerlinx and Richard McBride, Powerlinx's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against Powerlinx and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, Powerlinx and McBride misstated sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of Powerlinx's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented Powerlinx's ability to manufacture, or to have manufactured, its products; and misrepresented Powerlinx's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint sought compensatory and other damages, and costs and expenses associated with the litigation and also sought relief against James Cox, former director, on the same grounds as the claims against Powerlinx and McBride.

In February 2002, Powerlinx filed a motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, the parties reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit discussed in Note 11 to the Annual Financial Statements. In the settlement, Powerlinx will issue 6,000,000 shares our common stock to the class participants. Upon satisfaction of the requirements of the Securities Act of 1933, the shares may be resold without regard to Rules 144 or 145(c) of the Securities Act if the holders are not affiliates of any party to the settlement or the registrant and will not be affiliates of the registrant after the settlement shares are distributed. If the holders are affiliates of any party to the settlement prior to the settlement or are affiliates of the registrant prior to or subsequent to the settlement, then the resale of the securities distributed in the settlement may only be accomplished in the manner provided by Rule 145 of the Securities Act. In addition, Powerlinx will pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration.

During the 2nd and 3rd quarter of 2002, Powerlinx and the plaintiffs' counsel agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement would be conditional upon receiving final judicial approval of the Stipulation, among other things.

At the end of Powerlinx's 2nd fiscal quarter of 2002, management had determined that the impending settlement was highly probable. Accordingly, Powerlinx accrued for the cost of the settlement by recording a liability of $1,200,000, which was equal to the current fair market value of the settlement shares at June 30, 2002, plus an estimated amount for expenses.

On December 17, 2002, the Joint Motion for Preliminary Approval of Settlement and the Amended Stipulation of Settlement was filed with the United States District Court of Florida, and approved by the residing justice. There were no significant amendments to the nature or terms of the Stipulation as outlined above. The actual liability, based on the value of Powerlinx's stock as December 17, 2002, was $300,000 plus an estimated $125,000 in legal fees. Powerlinx recorded its revised estimate of the liability in the fourth quarter and has disclosed this fourth quarter adjustment in the financial statements.

On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved the settlement.

Powerlinx is a defendant in a lawsuit filed by Pro-Marketing of Texas, Inc. in the Circuit Court of Pinellas County, Florida. The suit alleges breach of contract relating to a payment of a convertible debenture, with a maximum potential exposure of $100,000 plus interests costs and attorneys fees. Powerlinx intends to vigorously contest the claim. As of October 7, 2004, the Matter has remained in the preliminary stages of discovery and it is too early to determine the ultimate outcome.

The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with Powerlinx. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. Current officers and employees Douglas Bauer, CFO, George Bernardich, CEO, and J. R. Cox, former director, have also testified before the SEC.

On February 12, 2004, the SEC's staff advised Powerlinx, through its counsel that they intend to recommend that the SEC bring a civil injunctive action against Powerlinx and certain of its current and former officers and/or directors. As it relates to Powerlinx, the Staff alleges that:

Powerlinx violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20 thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act.

The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), have afforded Powerlinx the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. Powerlinx did retain its current counsel and has prepared such a Wells Submission on its behalf, and it believes that there are meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. However, at this time, it is impossible to determine whether the Staff's recommendation will be adopted by the Commission, or will be modified in some fashion.


If the Staff's present recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against Powerlinx, no decision has been made at this time as to whether Powerlinx would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against Powerlinx. However, counsel believes that there are numerous mitigating factors which could cause this amount to be reduced, even if Powerlinx's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter.

                                   MANAGEMENT

      Name                         Age            Position
      ----                         ---            --------
George S. Bernardich, III           47      Chairman of the Board, Chief Executive Officer
Michael A. Ambler                   49      President, Chief Operating Officer
Douglas Bauer                       42      Chief Financial Officer, Secretary & Treasurer
Myles J. Gould*                     61      Director
Dr. Bradford M. Gould*              34      Director
Martin A. Traber (2)                58      Director
James A. Williams (2)               61      Director
William B. Edwards (1)              63      Director
Francisco Sanchez (1)               44      Director
Douglas A. McIntyre (3)             49      Director


* Dr. Brad M. Gould is the son of Myles J. Gould.

1. Mr. Edwards and Mr. Sanchez were appointed to the Board of Directors, by the residing Board of Directors, effective November 1, 2003; in accordance with Powerlinx By-laws.

2. Mr. Traber and Mr. Williams were appointed to the Board of Directors, by the residing Board of Directors, effective November 1, 2003; in accordance with Powerlinx By-laws.

3. Mr. McIntyre was appointed to the Board of Directors, by the residing Board of Directors, effective March 1, 2004; in accordance with Powerlinx By-laws.

Directors are elected or appointed to serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of stockholders and until their successors have been elected and qualified.

GEORGE S. BERNARDICH, III

Mr. Bernardich joined us in November 2000 following a 28-year career with the J.C. Penney Co., Inc. While at J.C. Penney Co., Inc., Mr. Bernardich's employment included increasing levels of responsibility in store, district, and corporate level management. His most recent positions were Catalog Media Manager/Buyer and Director of Merchandise Synergies for the Eckerd Drug Division. Mr. Bernardich initially served as our Chief Operating Officer until February 2001, when he became our President and Chief Executive Officer. His current term as a Director will continue until the annual meeting of 2004.

MICHAEL A. AMBLER

Mr. Ambler joined us in February 2001, following a 28-year career with the J.C. Penney Co., Inc. During his career with J.C. Penney Co., Inc., Mr. Ambler served in many areas at increasing levels of responsibility. His most recent responsibilities were Divisional Communications Manager, Senior Buyer, Divisional Merchandise Manager, and a director within the catalog organization.

DOUGLAS A. BAUER

Mr. Bauer joined us in March of 2001. He received a bachelor's degree in Accounting from Miami University, Ohio in 1985, and spent an additional year at Miami's European Center in Luxembourg studying international economics and political science. He spent three years with Price Waterhouse in the audit division of its Atlanta office before moving on to Guardian Industries, a worldwide glass manufacturer and fabricator, where he took the position of operations manager for two newly acquired fabrication businesses. Prior to joining Powerlinx, Mr. Bauer was a partner in Flowers Direct and eFlowers.com, and served three years as its COO and CFO. In addition to Chief Financial Officer, Mr. Bauer has served as Secretary-Treasurer of Powerlinx since July, 1, 2002.

MYLES J. GOULD

Mr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until the annual meeting of 2004. Mr. Gould has been involved in the development of real estate projects for more than 30 years. His firm, Gould & Company, is based in Atlanta, Georgia. Mr. Gould has developed over 2000 acres for diverse applications including shopping centers, office complexes, and multiple- and single-occupancy residential developments. He has spoken on many occasions on the subject of apartment-to-condominium conversions. Mr. Gould formerly served as a Director for Modular Systems, Inc., a factory-assembled housing company.

DR. BRADFORD M. GOULD

Dr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until annual meeting of 2004. Dr. Gould received a Bachelor's Degree in Marine Science and Biology from the University of Miami in 1992. He earned his Master's Degree from the University of Hawaii from 1992 through 1995, identifying pollutants and their sources in Manmala Bay, Honolulu. After attending the Medical College of Georgia from 1995 to 1999, he entered the residency program at St. Vincent's Hospital, Jacksonville, Florida. Dr. Gould is currently in the Residency Family Practice Program at Greenville Memorial Hospital in South Carolina.

MARTIN A. TRABER

Mr. Traber is a partner in the Tampa office of Foley & Lardner. A member of the firm's Business Law Department and Transactional & Securities Practice Group, he focuses on corporate securities and public company practice. Formerly a partner in the 500-attorney Cleveland, Ohio, firm of Arter & Hadden, he served 10 years on the firm's Management Committee (including a term as chief executive) and was national chairman of both the Business and Corporate Department and of the Marketing and Business Development Committee. Mr. Traber has practiced in corporate finance and securities law for over 30 years. His areas of emphasis include representation of companies in public and private securities offerings, roll-ups, and mergers and acquisitions. He represents several public and privately-held technology clients. Mr. Traber served as an associate professor of law at Cleveland State University School of Law, where he developed and taught a course on financing. He graduated magna cum laude and first in his class from Indiana University School of Law in 1970, where he was an associate editor of the Law Review.

JAMES A. WILLIAMS

Mr. Williams is currently President & CEO of Gold Toe Brands, Inc. and Chairman of the Board of Maidenform Worldwide. He also serves on the Board of Cluett American Group and has served on the Boards of Bibb Corporation, Esprit de Corp., and Ithaca Corporation. He is considered an expert in retailing and marketing and has thirty plus years of extensive experience in product sourcing, manufacturing, distribution, financing, and corporate organization and governance. He also serves on the Boards of many professional organizations which include The Hosiery Association (Past Chairman), The Fashion Association (Executive Board & Past Chairman), North Carolina Textile Foundation, and The Educational Foundation for The Fashion Institute of Technology.

WILLIAM B. EDWARDS

Mr. Edwards is currently President of K & M Associates LP, a leading fashion accessory house based in Providence, Rhode Island and is considered an expert in mass retailing and marketing through retailers. He has served as President & COO of Revco, D. S.. Inc., President & CEO of F & M Distributors, President & Owner of Xpect Discount Stores, President & COO of Milor/Solo Inc., Vice-President of Mattel and Vice-President at W.T. Grant Company. In addition, he is President and Founder of the privately held consulting company W.B.E., Inc. which specializes in strategic planning, development and installation of business re-engineering, new product development, marketing, marketing management, distribution and channel development and selection, development of business plans and financing of plans. His clients have included American Greetings, Allison Reed Group, Prospect Street Investments Management, U. S. Mint, Rexall Sundown and many more. In addition, Mr. Edwards is, or has been a member of several boards which have included Office Max, Revco, and Talon Group to name a few.

FRANCISCO SANCHEZ

Mr. Sanchez is currently the Managing Director of Cambridge Negotiation Strategies (CNS) where he has worked with corporations and governments worldwide on complex transactions, labor-management negotiations, litigation settlement, negotiation strategy, alliance management, facilitation and training. He holds a Masters Degree in Public Administration from the Harvard University, John F. Kennedy School of Government. In 1999, he became a Special Assistant to the President of the United States working in the Office of the Special Envoy for the Americas. In the White House he worked with the National Security Council, the State Department and the U.S. Trade Representative on Western Hemisphere economic integration and the promotion of democracy. President Clinton later appointed Mr. Sanchez as U.S. Assistant Secretary of Transportation where he developed aviation policy and oversaw international negotiations. Prior to his work in the federal government and before joining CNS, he practiced corporate and administrative law with the firm of Steel, Hector and Davis in Miami, Florida. Before practicing law, he served in the administration of former Florida Governor (now U.S. Senator) Bob Graham, as the first director of the state's Caribbean Basin Initiative Program.

DOUGLAS A. MCINTYRE

Mr. McIntyre is currently Chairman, President & CEO of On2 Technologies, Inc.,a world premier codec developer. He brings more than 20 years of experience in Internet operations, investment banking, media, sales and marketing to the board. He brings to the Board his significant relationships within the Wall Street and technology-investment communities. Prior to joining On2 in April 2000, Doug was President and CEO of Future Source/Bridge LLC, a global software distributor of investment information focusing on the futures, options, commodities, and energy markets. Previously, Doug was President of Switchboard, Inc., an Internet services company which he helped position as among the top ten most visited sites on the Web. He was also President and Editor-in-Chief of Financial World magazine. Finally, he is a graduated magna cum laude from the Harvard University School of Business.

CODE OF ETHICS

Powerlinx has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of Powerlinx. You may find a copy of our code of ethics on our website at www.power-linx.com.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

During the year ended December 31, 2003, no director, officer or beneficial owner of more than 10 percent of any class of equity securities of Powerlinx registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Form 3 filings, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2003. The foregoing is based solely upon a review of Form 3, Form 4 and Form 5 filings furnished to Powerlinx during the year ended December 31, 2003, certain written representations and shareholders who, to the best of our knowledge, hold 10 percent or more of Powerlinx's shares.

EXECUTIVE COMPENSATION.

The following tables set forth certain information regarding Powerlinx's CEO and each of its most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                             Other                                        All
                                                             Annual         Restricted        Options        LTIP        Other
Name & Principal                    Salary       Bonus       Compen-          Stock            SARs        Payouts      Compen-
      Position            Year         $         $ (1)       sation       Awards ($) (2)      (#) (3)        ($)         sation
----------------------    ------    --------    --------    ----------    ---------------    ----------    ---------    ---------
George Bernardich III     2003      96,300      116,614      212,914            0            2,210,745        0            0
(4)                       2002      14,954         0          14,954          220,385             0           0            0
Chairman, and CEO         2001      65,625         0          65,625          136,500             0           0            0

Michael Ambler (5)        2003      96,300      103,657      199,957                         2,119,145        0            0
President & Chief         2002      90,529         0          90,529          191,055             0           0            0
Operating Officer         2001       6,250         0           6,250           63,000             0           0            0

Douglas Bauer (6)         2003      96,300      103,657      199,957                         2,119,145        0            0
Chief Financial           2002      49,954         0          49,954          186,425             0           0            0
Officer, Secretary        2001         0           0            0              73,500             0           0            0

Calculations exclude standard group-insurance benefits applied equally to all salaried employees, pursuant to Item 402 of Regulation S-K.

1. Bonuses were earned and accrued at December 31, 2003, except for Mr. Ambler who received $83,700 in bonus compensation as of December 31, 2003. The bonuses were earned in accordance with terms as outlined in the executive employment agreements as listed below and as exhibits 10.1 - 10.3, and were approved by the Board of Directors. The remaining accrued bonuses may be paid in cash, stock, and/or options, based on available resources, at the discretion and direction of the Board of Directors.

2. Stock compensation was issued to executive officers in lieu of salary in fiscal years 2001 and 2002. All stock compensation was issued in the form of restricted shares and, for accounting purposes, were valued at the prevailing closing market price on the day of issuance.

3. Stock options were granted to Powerlinx's officers by the Board of Directors on January 3, 2003 in lieu of salary for the previous fiscal year. The options were issued on July 9, 2003. The options were issued with a strike price of $.05 per share, the closing market price of Powerlinx's common stock on the day of grant. The options have a ten year expiration from the date of grant. Options earned and granted in 2003 vest over two years. (See options table below).

4. Mr. George Bernardich joined us as COO in November of 2000. He was promoted to Chairman, President, and CEO on February 21, 2001. In 2001, Mr. Bernardich received 325,000 shares of common stock in lieu of salary, valued at $136,500. In 2002, Mr. Bernardich received 878,400 shares of common stock in lieu of salary, valued at $220,385. In 2003, Mr. Bernardich received 2,210,745 in stock options in lieu of salary. Refer to Notes 2 & 3 above for additional information regarding the restricted stock and option awards.

5. Mr. Michael Ambler joined us in late February of 2001 as COO, but did not begin salary compensation until December of 2001. In September of 2000, prior to joining us, Mr. Ambler received shares of restricted common stock for a 2 year consulting agreement, of which $109,083 as amortized in fiscal year 2001. In 2001, Mr. Ambler received 150,000 shares of common stock in lieu of salary valued at $63,000. In 2002, Mr. Ambler received 761,500 shares of common stock in lieu of salary valued at $191,055. In 2003, Mr. Ambler received 2,119,145 in stock options in lieu of salary. Refer to Notes 2 & 3 above for additional information regarding the restricted stock and option awards.

6. Mr. Bauer joined us in March of 2001 as Chief Financial Officer but did not begin salary compensation until January 2002. In 2001, Mr. Bauer received 175,000 shares common stock in lieu of salary valued at $73,500. In 2002, Mr. Bauer received 745,600 shares of common stock valued at $186,425. In 2003, Mr. Bauer received 2,119,145 in stock options in lieu of salary. Refer to Notes 2 & 3 above for additional information regarding the restricted stock and option awards.

Options/SARs Grants During Last Fiscal Year

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2003.



                   Number of      % of Total       Exercise      Expiration
                   Securities        Options       Price Per       Date
                   Underlying      Granted in        Share
     Name        Options Granted   Fiscal 2003        (1)
---------------- ---------------- -------------- --------------- -------------

George S.           2,194,950 (2)      29.57%            $.05         1/2/2013
Bernardich, III

                       11,250 (3)        .15%            $.03        3/13/2013


                        4,545 (4)        .06%            $.22        9/29/2013
---------------- ---------------- -------------- --------------- -------------

Michael Ambler      2,103,350 (2)      28.34%            $.05         1/2/2013


                       11,250 (3)        .15%            $.03        3/13/2013


                        4,545 (4)        .06%            $.22        9/29/2013
---------------- ---------------- -------------- --------------- -------------

Douglas Bauer       2,103,350 (2)      28.34%            $.05         1/2/2013


                       11,250 (3)        .15%            $.03        3/13/2013


                        4,545 (4)        .06%            $.22        9/29/2013
---------------- ---------------- -------------- --------------- -------------


(1) The exercise price of the stock options was based on the fair market value of the stock on the day of the grant.

(2) Currently exercisable.

(3) 50% of these options are exercisable on March 13, 2004 and 50% of these Options are exercisable on March 13, 2005

(4) 50% of these options are exercisable on September 29, 2004 and 50% of these options are exercisable on September 29, 2005

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2003 by each of the named executive officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. The common stock price at December 31, 2003 was $0.32 per share.

------------------------------------------------------------------------------------------------------------------------------------
                                                                 # of Securities
                                                                 Underlying                            Value of
                                                              Unexercised Options                  Unexercised In-the-
                          Shares Acquired                        at FY-End                          money Options at
                           on Exercise     Value Realized       Unexercisable      Unexercisable   FY-End Exercisable  Unexercisable

-----------------------------------------------------------------------------------------------------------------------------------
George S.  Bernardich, III     none           none              2,194,150            15,795         $ 592,421              $ 3,717
-----------------------------------------------------------------------------------------------------------------------------------

Michael Ambler                 none           none              2,103,350            15,795         $ 567,905              $ 3,717
-----------------------------------------------------------------------------------------------------------------------------------

Douglas Bauer                  none           none              2,103,350            15,795         $ 567,905              $ 3,717

-----------------------------------------------------------------------------------------------------------------------------------

Executive Employment Agreements

During the fiscal year ended December 31, 2003, the Board of Directors approved employment contracts for the executive officers; Mr. Bernardich, Mr. Ambler, and Mr. Bauer. The contracts are five years in length, commencing February 1, 2003 and expiring on January 31, 2008. The contracts provide for the following cash bonuses, options, and other benefits based on the following milestones:

----------------------- --------------------------- --------------------- ---------------------- ---------------- ------------------
Name                    Sales Volume (M)            Annual Salary         Bonus (1)               2003 SOP              Total
----------------------- --------------------------- --------------------- ---------------------- ---------------- ------------------
George Bernardich, III  < $1M                       $93,600              $42,120                  $13,572          $149,292
                        $1-$1,999,999              $104,400              $46,980                  $15,138          $166,518
                        $2-$2,999,999              $116,400              $52,380                  $16,878          $185,658
                        $3-$4,999,999              $121,200              $54,540                  $17,574          $193,314
                        $5-12,499,999              $156,000              $70,200                  $22,620          $248,820
                        $12.5-$19,999,999          $205,200              $92,340                  $29,754          $327,294
                        $20-29,999,999             $267,600             $120,420                  $38,802          $426,822
                        $30-39,999,999             $290,400             $130,680                  $42,108          $463,188
                        > $40M                     TBD                  TBD                       TBD              TBD

----------------------- --------------------------- --------------------- ---------------------- ---------------- ------------------
Michael Ambler          < $1M                       $93,600              $37,400                 $13,104          $144,144
                        $1-$1,999,999              $104,400              $41,760                 $14,616          $160,776
                        $2-$2,999,999              $116,400              $46,560                 $16,296          $179,256
                        $3-$4,999,999              $121,200              $48,480                 $16,968          $186,648
                        $5-12,499,999              $148,800              $59,520                 $20,832          $229,152
                        $12.5-$19,999,999          $198,000              $79,200                 $27,720          $304,920
                        $20-29,999,999             $256,800             $102,720                 $35,952          $395,472
                        $30-39,999,999             $276,000             $110,400                 $38,640          $425,040
                        > $40M                      TBD                   TBD                     TBD              TBD


                                       49

----------------------- --------------------------- --------------------- ---------------------- ---------------- ------------------
Douglas Bauer           < $1M                       $93,600              $37,440                 $13,104          $144,144
                        $1-$1,999,999              $104,400              $41,760                 $14,616          $160,776
                        $2-$2,999,999              $116,400              $46,560                 $16,296          $179,256
                        $3-$4,999,999              $121,200              $48,480                 $16,968          $186,648
                        $5-12,499,999              $141,600              $56,640                 $19,824          $218,064
                        $12.5-$19,999,999          $192,000              $76,800                 $26,880          $295,680
                        $20-29,999,999             $222,000              $88,800                 $31,080          $341,880
                        $30-39,999,999             $235,200              $94,080                 $32,928          $362,208
                        > $40M                      TBD                   TBD                     TBD              TBD

----------------------- --------------------------- --------------------- ---------------------- ---------------- ------------------

(1) The bonus as listed above is calculated at 40-45% of actual earned base salary for the fiscal bonus year. The actual bonus earned in a given fiscal year can be as little as $0 or as high as a multiple of 3.6 times the base bonus, based on a bonus point valuation table. The point values for calculating the bonus are determined by the component increases or decreases in the current year ended results versus the prior year ended results. Listed below are the three bonus point components and their relative weight in the bonus calculation:

Bonus Point Components:
40% Sales
30% Gross Profit
30% Net Profit

The bonus is calculated by comparing the current year ended results versus the prior year ended results for each of the components. The increase or decrease for each component is used to determine the point value from the bonus point valuation table. The point value for each component is then multiplied against the base bonus using its relative weight. The values for each component are then added together to determine the final bonus amount for the fiscal bonus year.

2003 Stock Option Plan

The 2003 Stock Option Plan (the "Plan") was created on February 12, 2003 and filed as an Exhibit to Form S-8 on said date. The Plan is intended to attract and retain the best available personnel for positions with Powerlinx, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of Powerlinx. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options there under. The Plan is administered by the Board of Directors of Powerlinx.

Directors Compensation

During fiscal year 2003, Directors and Committee Members received a total of 36,000 shares of restricted common stock, valued at $1,800, as compensation for fiscal year ended 2002. Directors and Committee members did not receive compensation for the year ended December 31, 2003. However, each Director is eligible to receive 100,000 shares of restricted common stock for their 2003 services. Officers of Powerlinx, who also serve as Directors, are not eligible for Director compensation. The stock will be issued in the first quarter of 2004. For 2004, Directors' compensation will be as follows:



Initial Appointment to Board:    25,000 shares of restricted common stock
Annual Retainer:                 100,000 shares of restricted common stock
                                 20,000 warrants, vesting 50% each year
Board Meeting Attendance:        $250 per meeting, $150 per telephone conference
Committee Meeting Attendance:    $150 per meeting, $100 per telephone conference
Committee Chairperson Retainer:  $2,000
Travel Expenses:                 To be reimbursed by Powerlinx

During the fiscal year ending December 31, 2003 the Board of Directors served as the Compensation Committee with regard to executive compensation, in the absence of a formal committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 4, 2004 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o Powerlinx, Inc, 200 Madonna Drive Boulevard, Tierra Verde, FL 33715.



                                             Shares Beneficially Owned(1)
                                              -------------------------

Name and Address of Beneficial Owner             Number         Percent
----------------------------------------- ----------------- ------------------
George Bernardich, III (2)                     7,085,145          4.52%
Michael Amber (3)                              4,468,851          2.86%
Douglas Bauer (4)                              3,699,118          2.36%
Myles J. Gould                                 2,057,676          1.33%
Bradford M. Gould                                346,750            *
Martin A. Traber                                 175,000            *
James A. Williams                                732,231            *
William B. Edwards                             1,170,000            *
Francisco Sanchez                              1,238,731            *

Total securities held by officers             21,176,002         13.58%

and directors as a group (10 people):

* Less than 1%

(1)Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 4, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 2,210,745 stock options (See options table above), and stock purchase warrants to purchase an additional 36,000 shares at $.50 per share..
(3) Includes 2,119,145 stock options (See options table above) , and stock purchase warrants to purchase an additional 7,314 shares at $.50 per share. (4) Includes 2,119,145 stock options (See options table above) , and stock purchase warrants to purchase an additional 25,314 shares at $.50 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


December 12, 2002, Powerlinx entered into a Patent Assignment Agreement (the "2002 Agreement") with the McBride Estate that provided for release of the Estate's obligations under the 2001 agreement in return for termination of the license and assignment of the patents licensed in the 2001 agreement. (See note 12 to the financial statements.) In consideration of this assignment, Powerlinx exchanged $93,856 in receivables from the Estate and 100,000 shares of restricted common stock having a value of $9,000, based upon quoted market prices on the date of the 2002 Agreement. The total value of the arrangement and the value of the licensing rights were allocated to patent costs and are being amortized over the remaining useful life assigned to these intangible assets of 5 years.

As of December 31, 2002 Powerlinx raised $338,500 of capital through its private equity placement offering through the issuance of 2,888,583 shares of restricted common stock.

As of December 31, 2002, Messrs. Bernardich, Bauer and Ambler received 887,400, 745,700 and 761,500 shares of Powerlinx's restricted common stock in lieu of salary.

As of December 31, 2003, Messrs. Bernardich, Bauer and Ambler received 2,210,745, 2,119,145 and 2,119,145 stock options, respectively.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

Our Amended Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Powerlinx, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of Powerlinx, Inc. shall not be personally liable to Powerlinx, Inc. or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate the rights of Powerlinx, Inc. and its shareholders (through shareholders' derivative suits on behalf of Powerlinx) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Powerlinx, Inc. believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling Powerlinx, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-- an exchange distribution in accordance with the rules of the applicable exchange;
--   privately-negotiated transactions;
--   short sales;
-- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
--   through the writing of options on the shares;
--   a combination of any such methods of sale; and
--   any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person or entity who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person or entity, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person or entity will own after the offering, assuming they sell all of the shares offered.

                                              Shares Beneficially Owned                    Shares Beneficially Owned
                                                  Prior to the Offering                               After the Offerng
                                                                                   Total
                                                                                   Shares
                     Name                           Number         Percent       Registered       Number         Percent


RIT Capital Partners, plc (1)                       4,600,000       3.00%        4,600,000            -           0.00%
Caledonian Bank & Trust as trustee for the
Sofaer Global Hedge Fund (2)                        6,900,000       4.49%        6,900,000            -           0.00%

James Bucheger (3)                                  1,352,941       0.89%        1,352,941            -           0.00%

Rick L. Peterson (4)                                  323,196       0.21%           90,196         233,000        0.15%

James A. Williams (5)                                 732,231       0.47%          537,231         195,000        0.13%

Robert R. Bears, Sr. (6)                            2,126,667       1.39%          460,000       1,666,667        1.09%

Francisco Sanchez (7)                               1,274,731       0.83%          600,981         673,750        0.44%
Bonny A. Sanchez TTEE, Bonny A. Sanchez REV
TR 12/29/89 (8)                                       550,981       0.36%          450,981         100,000        0.07%

Islee Salinas (9)                                     415,190       0.27%          415,190            -           0.00%

Douglas A. McIntyre (10)                              182,500       0.12%           37,500         145,000        0.09%

Cody Camarote (11)                                    205,808       0.13%           36,364         169,444        0.11%

SIKM Holdings, LLC (12)                             6,482,593       4.03%        6,482,593            -           0.00%

UTP Holdings, LLC (13)                              2,129,630       1.36%        2,129,630            -           0.00%
Bill A. Long (14)                                     459,700       0.30%          345,000         114,700        0.07%

Thomas Roginsky (15)                                  345,000       0.22%          345,000            -           0.00%
Caledonian Bank & Trust as trustee for the
Sofaer Asian Hedge Fund (16)                        4,485,000       2.82%        4,485,000            -           0.00%

SCI Asian Hedge Fund LP (GAM) (17)                    460,000       0.30%          460,000            -           0.00%

Capital Group Intl, LLLP-Trading Services (18)         82,800       0.05%           82,800            -           0.00%

Toni Lizzano-Gratton (19)                              66,700       0.04%           66,700            -           0.00%

Dawn Glen Ltd (20)                                     98,900       0.06%           98,900            -           0.00%
Jeff Petillo (21)                                     521,700       0.34%           66,700         455,000        0.29%
Darrell Renner (22)                                    86,020       0.06%           49,450          36,570        0.02%

Bernie Freider (23)                                    66,700       0.04%           66,700            -           0.00%
ON2 Technologies, Inc. (24)                         2,692,750       1.72%        2,224,000         468,750        0.30%

                                                                                32,383,857

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days.

1. Represents (i) 4,000,000 shares of common stock, all of which is being registered; (ii) 600,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

2. Represents (i) 6,000,000 shares of common stock, all of which is being registered; (ii) 900,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

3. Represents (i) 1,176,471 shares of common stock, all of which is being registered; (ii) 176,470 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

4. Represents (i) 296,431 shares of common stock, 78,431shares of which is being registered; (ii) 26,765 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, 11,765 shares of which is being registered.

5. Represents (i) 642,157 shares of common stock, 467,157 shares of which is being registered; (ii) 70,074 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered; (iii) 20,000 shares of common stock underlying non-incentive stock options that are currently exercisable at $0.21 per share.

6. Represents (i) 2,066,667 shares of common stock, 400,000 shares of which is being registered; (ii) 60,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

7. Represents (i) 1,177,157shares of common stock, 542,157 shares of which is being registered; (ii) 77,574 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, 58,824 shares of which is being registered; (iii) 20,000 shares of common stock underlying non-incentive stock options that are currently exercisable at $0.21 per share.

8. Represents (i) 492,157 shares of common stock, 392,157 shares of which is being registered; (ii) 58,824 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

9. Represents (i) 289,773 shares of common stock underlying class C warrants that are currently exercisable at $0.22 per share, all of which is being registered; (ii) ) 125,417 shares of common stock underlying class C warrants that are currently exercisable at $0.30 per share, all of which is being registered

10. Represents (i) 162,500 shares of common stock, 37,500 shares of which is being registered; (ii) 20,000 shares of common stock underlying non-incentive stock options that are currently exercisable at $0.21 per share.

11. Represents (i) 133,333 shares of common stock; (ii) 36,364 shares of common stock underlying class C warrants that are currently exercisable at $0.22 per share, all of which is being registered; (iii) 36,111 shares of common stock underlying class C warrants that are currently exercisable at $.225 per share.

12. Represents (i) 5,637,037 shares of common stock, all of which is being registered; (ii) 845,556 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

13. Represents (i) 1,851,852 shares of common stock, all of which is being registered; (ii) 277,778 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

14. Represents (i) 407,200 shares of common stock, 300,000 shares of which is being registered; (ii) 52,500 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, 45,000 shares of which is being registered;

15. Represents (i) 300,000 shares of common stock, all of which is being registered; (ii) 45,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

16. Represents (i) 3,900,000 shares of common stock, all of which is being registered; (ii) 585,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

17. Represents (i) 400,000 shares of common stock, all of which is being registered; (ii) 60,000 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

18. Represents (i) 72,000 shares of common stock, all of which is being registered; (ii) 10,800 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

19. Represents (i) 58,000 shares of common stock, all of which is being registered; (ii) 8,700 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

20. Represents (i) 86,000 shares of common stock, all of which is being registered; (ii) 12,900 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

21. Represents (i) 455,000 shares of common stock, 58,000 shares of which is being registered; (ii) 8,700 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

22. Represents (i) 79,570 shares of common stock, 43,000 shares of which is being registered; (ii) 6,450 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

23. Represents (i) 58,000 shares of common stock, all of which is being registered; (ii) 8,700 shares of common stock underlying class C warrants that are currently exercisable at $0.50 per share, all of which is being registered.

24. Represents 2,692,750 shares of common stock, 2,224,000 shares of which are being registered.

          Securities Being Registered

         On August 4, 2004, Powerlinx entered into a Source Code License, Services and Software Distribution Agreement with On 2 Technologies Inc. In consideration of this agreement, which includes decoding source code for the delivery and viewing of images, that will be imbedded in our powerline products, we issued 2,224,000 shares of our common stock to On 2.

         On August 16, 2004, Powerlinx concluded a private placement with several accredited institutional and private investors whereby such investors purchased an aggregate of 13,018,873 shares of common stock for an aggregate purchase price of $1,636,000.

         The shares of common stock were priced at $0.1275. In addition, the investors received warrants to purchase an aggregate of 1,924,708 shares of common stock exercisable at a price of $0.50 per share for a period of five (5) years. Warrants were also issued for commissions to purchase an aggregate of 326,136 shares of common stock exercisable at a price of $.22 per share for a period of five (5) years.

         On September 7, 2004, Powerlinx concluded a private placement with several accredited institutional and private investors whereby such investors purchased an aggregate of 8,163,889 shares of common stock for an aggregate purchase price of $1,102,125.

         The shares of common stock were priced at $0.135. In addition, the investors received warrants to purchase an aggregate of 1,224,583 shares of common stock exercisable at a price of $0.50 per share for a period of five (5) years.

         On September 17, 2004, Powerlinx concluded a private placement with several accredited institutional and private investors whereby such investors purchased an aggregate of 4,675,000 shares of common stock for an aggregate purchase price of $818,125.

         The shares of common stock were priced at $0.175. In addition, the investors received warrants to purchase an aggregate of 701,250 shares of common stock exercisable at a price of $0.50 per share for a period of five (5) years. Warrants were also issued for commissions to purchase an aggregate of 125,417 shares of common stock exercisable at a price of $.30 per share for a period of five (5) years.


         This prospectus covers the resale by the investors of the above-referenced common stock and common stock underlying the warrants.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at December 31, 2003 and for each of the two years in the period then ended, appearing in this prospectus and registration statement have been audited by Aidman, Piser & Company, P.A., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Powerlinx, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV.

We furnish our stockholders with annual reports containing audited financial statements.

                                 POWERLINX, INC.
                            CONDENSED BALANCE SHEETS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003


                                     ASSETS
                                                                                     June 30,
                                                                                      2004          December 31,

(Unaudited) 2003
                                                                                   ------------    ------------
Current assets:
   Cash and cash equivalents ...................................................   $     91,858    $    160,157
   Accounts receivable, net of allowance for doubtful accounts
     of $39,510 in 2004 and $29,510 in 2003 ....................................        411,772         201,853
   Due from related parties ....................................................         97,534          20,000
   Inventories .................................................................        488,687         557,947
   Prepaid expenses and other current assets ...................................        288,697          19,079
                                                                                   ------------    ------------

     Total current assets ......................................................      1,378,548         959,036

Intangible assets, net .........................................................      1,118,711       1,213,430
Property and equipment, net ....................................................        298,633         325,160
                                                                                   ------------    ------------
     Total assets ..............................................................   $  2,795,892    $  2,497,626
                                                                                   ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ............................................................   $    488,538    $    557,524
   Accrued liabilities .........................................................        250,788         447,381
   Notes payable, related parties ..............................................        150,000            --

   Deferred revenue ............................................................         19,092          86,600
   Litigation settlement .......................................................        300,000         300,000
                                                                                   ------------    ------------
     Total current liabilities .................................................      1,208,418       1,391,505
                                                                                   ------------    ------------

Stockholders' equity:
    Series A convertible preferred stock, $1.00 par value; authorized 10,000,000 shares; 1,825,520 shares issued
     and outstanding ...........................................................      1,609,740
   Common stock, $.001 par value, 250,000,000 shares authorized;
     issued(139,557,075 - 2004; 135,837,887 - 2003)
     outstanding ( 139,083,500 - 2004; 135,364,312 -2003) ......................        139,557         135,837
   Additional paid-in capital ..................................................     18,068,872      15,834,345
   Treasury stock, at cost, 473,575 shares .....................................       (287,757)       (287,757)
   Unearned restricted stock compensation ......................................           --           (29,422)
   Stock subscription receivable ...............................................     (1,275,000)         (3,250)
   Equity units subscribed .....................................................           --           250,000
   Accumulated deficit .........................................................    (16,667,938)    (14,793,632)
                                                                                   ------------    ------------
   Total stockholders' equity ..................................................      1,587,474       1,106,121
                                                                                   ------------    ------------
     Total liabilities and stockholders' equity ................................   $  2,795,892    $  2,497,626
                                                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

                                                        Three Months Ended                       Six Months Ended
                                                            June 30,                                June 30,
                                               -------------------------------------  -----------------------------------
                                                      2004                2003               2004              2003
                                               -----------------  ------------------  ---------------   -----------------
Net revenue                                     $        559,713   $         275,364   $      910,913    $        620,965
Cost of goods sold                                       344,165             206,139          558,531             468,972
                                               -----------------  ------------------  ---------------   -----------------

           Gross profit                                  215,548              69,225          352,382             151,993
                                               -----------------  ------------------  ---------------   -----------------

Operating expenses:
   Salaries and wages                                    319,550             220,038          578,286             440,863
   Professional and consulting fees                      220,899             139,715          465,391             279,968
   Depreciation and amortization                         150,580             129,254          298,512             259,572
   Research and development                              158,557              22,275          177,230              56,141
   Advertising and promotions                             27,633              35,537           52,522              65,741
   Rent and utilities                                     42,647              22,454           65,702              48,367
   Provision for doubtful accounts                        10,000                   -           10,000                   -
   Postage and delivery                                   31,045              22,616           52,027              77,145
   Royalty expense                                        75,000              50,000          150,000              70,000
   Financing fees                                         55,356                   -          124,106                   -
   Litigation settlement                                      -              (16,250)               -             (16,250)
   Other expenses                                        107,156              56,580          223,725             146,349
                                               -----------------  ------------------  ---------------   -----------------

       Total operating expenses                        1,198,423             682,219        2,197,501           1,427,896
                                               -----------------  ------------------  ---------------   -----------------

Loss from operations                                    (982,875)           (612,994)      (1,845,119)         (1,275,903)

Other income (expense):
   Interest expense                                      (29,318)           (314,363)         (29,187)           (611,379)
   Other                                                       -             (26,276)               -             (43,838)

Loss before taxes                                     (1,012,193)           (953,633)      (1,874,306)         (1,931,120)

Income tax expense                                             -                   -                -                   -
                                               -----------------  ------------------  ---------------   -----------------

Net loss                                        $     (1,012,193)  $        (953,633)  $   (1,874,306)   $     (1,931,120)
                                               =================  ==================  ===============   =================

Basic and diluted net loss per
   common share                                             (.01)               (.02)            (.01)               (.04)

Basic and diluted weighted
   average shares outstanding                        138,460,754          59,218,892      137,343,268          49,750,394

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (Unaudited)

                                                                                          Unearned
                                                    Common    Additional                 Restricted
                                       Common       Stock      Paid-In      Treasury       Stock
                                       Stock     ($.001 par)   Capital       Stock      Compensation
                                   -------------- ---------- ------------- ----------- --------------
Balances, January  1, 2004           135,837,887  $ 135,837  $ 15,834,345  $ (287,757) $      (29,422)

Net loss                                       -          -             -           -               -

Stock subscriptions receivable                                  1,275,000

Issuance of stock for patents            441,176        441       149,559           -               -

Issuance of warrants for trademarks                                 9,925

Issuance of stock to consultant        1,182,000      1,182       223,398

Issuance of stock to directors         1,025,000      1,025       203,975           -               -

Issuance of stock for royalties          223,897        224        74,776           -               -

Issuance of stock for liabilities        158,235        158        29,057

Issuance of stock and warrants
  under Equity Unit offering             456,380        456       269,071           -               -

Sales of common stock                    232,500        232          (232)          -               -

Adjustment                                     -          2            (2)          -               -

Amortization of unearned
  restricted stock compensation                -          -             -           -          29,422
                                   -------------- ---------- ------------- ----------- ---------------

Balances, June 30, 2004              139,557,075  $ 139,557  $ 18,068,872  $ (287,757) $            -
                                   ============== ========== ============= =========== ===============

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) continued;
                                   (Unaudited)

                                                                              Series A
                                      Stock        Equity                   Convertible
                                   Subscription     Units     Accumulated    Preferred
                                    Receivable   Subscribed     Deficit        Stock          Total
                                  -------------- ------------ ------------- ------------- --------------
Balances, January  1, 2004         $     (3,250)  $  250,000  $(14,793,632) $          -   $   1,106,121

Net loss                                      -            -    (1,874,306)                   (1,874,306)

Stock subscriptions receivable       (1,275,000)                                                       -

Issuance of stock for patents                 -            -             -                       150,000

Issuance of warrants for trademarks                                                                9,925

Issuance of stock to consultant                                                                  224,580

Issuance of stock to directors                -            -             -                       205,000

Issuance of stock for royalties               -            -             -                        75,000

Issuance of stock for liabilities                                                                 29,215

Issuance of stock and warrants
  under Equity Unit offering                  -     (250,000)            -     1,609,740       1,629,267

Sales of common stock                     3,250            -             -                         3,250

Adjustment                                    -            -             -                             -

Amortization of unearned
  restricted stock compensation               -            -             -             -          29,422
                                   ------------- ------------ ------------- ------------- ---------------

Balances, June 30, 2004            $ (1,275,000)  $        -  $(16,667,938) $  1,609,740   $   1,587,474
                                   ============= ============ ============= ============= ===============

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

                                                                Six Months Ended
                                                                        June 30,
                                                            2004            2003
                                                         -----------    -----------
Cash flows from operating activities:
   Net loss ..........................................   $(1,874,306)   $(1,931,120)
   Adjustments to reconcile net loss to net cash flows
     from operating activities:
       Depreciation ..................................        43,868         31,178
       Amortization ..................................       254,644        281,959
       Accretion of debt discount ....................          --
                                                                            462,928
       Stock-based compensation expenses .............       587,749        170,997
       Changes in operating assets and liabilities:
         Accounts receivable trade ...................      (209,919)      (101,363)
         Due from related parties ....................       (77,534)          --
         Inventories .................................        69,260         59,838
         Prepaid expenses and other current assets ...      (269,618)         3,105
         Accounts payable ............................       (18,771)       129,105
         Accrued liabilities .........................        42,927        256,267
         Deferred revenue ............................       (67,508)       110,500
                                                         -----------    -----------

Net cash flows from operating activities .............    (1,519,208)      (526,606)
                                                         -----------    -----------

Cash flows from investing activities:
   Purchases of property and equipment ...............       (17,341)        (9,137)
                                                         -----------    -----------

Net cash flows from investing activities .............       (17,341)        (9,137)
                                                         -----------    -----------

Cash flows from financing activities:
   Proceeds from sale of equity units ................     1,315,000           --
   Proceeds from stock subscription receivable .......         3,250           --
   Proceeds from sales of common stock & warrants ....                       91,500
   Proceeds from convertible debentures ..............                      471,824
   Repayments of related debt ........................                      (98,655)
   Proceeds from factoring receivables ...............                       75,000
   Purchase of treasury stock ........................                      (10,000)
   Proceeds from notes payable- related parties ......       150,000
   Proceeds of notes payable .........................                       37,000
   Repayments of notes Payable .......................                      (30,000)
                                                         -----------    -----------

Net cash flows from financing activities .............     1,468,250        536,669
                                                         -----------    -----------

Net change in cash and cash equivalents ..............       (68,299)           926
Cash and cash equivalents at beginning of year .......       160,157          5,364
                                                         -----------    -----------

Cash and cash equivalents at end of period ...........   $    91,858    $     6,290
                                                         ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)
                   NONCASH INVESTING AND FINANCING ACTIVITIES


                                                                                        Six Months Ended
                                                                                             June 30,
                                                                                    2004                2003
                                                                             ------------------  ------------------
Conversion of vendor debt to equity units                                    $          50,215   $               -
                                                                             ==================  ==================

Conversion of accrued payroll to equity units                                $         239,520   $               -
                                                                             ==================  ==================

Conversion of equity units subscribed to equity
   units issued                                                              $         250,000   $               -
                                                                             ==================  ==================

Issuance of common stock for patents                                         $         150,000   $               -
                                                                             ==================  ==================

Issuance of warrants for trademark                                           $           9,925   $               -
                                                                             ==================  ==================

Conversion of convertible debentures to common stock                         $               -   $         134,000
                                                                             ==================  ==================

Issuance of common stock for licensing rights                                $               -   $          37,500
                                                                             ==================  ==================

Issuance of common stock in connection
  with distributorship agreement                                             $               -   $          25,000
                                                                             ==================  ==================

Issuance of common stock for financing fees                                  $               -   $          28,000
                                                                             ==================  ==================

Deferred finance costs funded through proceeds from
   convertible debentures                                                    $               -   $          47,500
                                                                             ==================  ==================

Conversion of accounts payable into common shares                            $               -   $             600
                                                                             ==================  ==================

   The accompanying notes are an integral part of these financial statements.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

1. Basis of presentation and significant accounting policies:

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements

In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of Powerlinx, Inc.'s (the "Company") financial position and the results of its operations and its cash flows for the six months ended June 30, 2004 and 2003. These unaudited condensed financial statements should be read in conjunction with the Company's audited 2003 financial statements, including the notes thereto, and the other information set forth therein in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. Operating results for the six month period ended June 30, 2004, are not necessarily indicative of the results that can be expected for a full fiscal year.

Revenue recognition:

Sales revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the product, including title, have been transferred to the customer, which is generally considered to have occurred upon delivery of the product to the customer's premises. Shipping costs, which have been nominal, are billed to the customer and are included as a component of cost of goods sold. Returns are provided for as reductions of revenue recorded based upon the Company's historical return experience. Any related deferred revenue represents sales transactions where all of the conditions necessary for revenue recognition have not been met.

Fee revenue is recognized over the life of the respective agreements. The related deferred revenue represents fees received for which the revenue has not been earned.

Stock based compensation:

Compensation expense related to the grant of equity instruments and stock-based awards to employees are accounted for using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

1. Basis of presentation and significant accounting policies (continued):

Stock based compensation (continued):

Employees and related interpretations. Stock based compensation arrangements involving non-employees are accounted for using the fair value methodology under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The Company accounts for unregistered common stock issued for services or asset acquisitions at the estimated fair value of the stock issued. Fair value is determined based substantially on the average cash price of recent sales of the Company's unregistered common stock.

The following table reflects supplemental financial information related to stock-based employee compensation, as required by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure:

                                                                             June 30,            June 30,
                                                                              2004                2003
                                                                         -----------------  ------------------
Net loss, as reported                                                    $     (1,874,306)  $      (1,931,120)
                                                                         =================  ==================
Stock-based compensation, as reported                                    $              -   $               -
                                                                         =================  ==================
Stock-based compensation under fair value method                         $              -   $               -
                                                                         =================  ==================
Pro-forma net loss under fair value method                               $     (1,874,306)  $      (1,931,120)
                                                                         =================  ==================

Net loss per share, as reported                                          $           (.01)  $            (.04)
                                                                         =================  ==================
Pro-forma net loss per share under fair value method                     $           (.01)  $            (.04)
                                                                         =================  ==================

Concentrations:

Accounts receivable are concentrated in the security products industry and credit losses have been within management's expectations. Although the Company serves a large and varied group of customers, three customers accounted for 44% of total revenue for the six months ended June 30, 2004, while two customers accounted for 32% of total revenue for the six months ended June 30, 2003.

The Company's product assembly is dependent upon the operations of two primary labor suppliers, one of which is outside the United States. At June 30, 2004 and

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

1. Basis of presentation and significant accounting policies (continued):

                           Concentrations (continued):

December 31, 2003 approximately $69,000 and $81,000, respectively of the Company's inventory was held off-site at these locations. If the Company should lose these suppliers of assembly servicing there could be a disruption in the operations of the Company. The Company is in the process of securing alternative sources of these services.

                                Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

2. Liquidity and management's plans:

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred net losses of $1,874,306 and $1,931,120 during the six months ended June 30, 2004 and 2003, respectively. In addition, during those quarters, the Company has used cash of $1,519,208 and $526,606 in its operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern.


The Company has devoted significant efforts in the further development and marketing of products in its Security and DC Transportation Products Segments, which, while now showing improved revenues cannot yet be considered as sufficient to fund operations for any sustained period of time.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of products in the Security and DC Transportation Products Segments and (iii) ultimately the achievement of profitable operations. During the year ended December 31, 2003, the Company generated net cash flows of $3,238,832 from financing activities, consisting mainly of sales of common stock and the issuance of convertible debt securities.

Additionally, during the six months ended June 30, 2004, the Company generated net cash flows of 1,468,250 from financing activities primarily through sales of equity units (see Note 9). Management is currently addressing several additional financing sources to fund operations until profitability can be achieved. However, there can be no assurance that additional financing can be obtained on conditions considered by management to be reasonable and appropriate, if at all. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

3. Segment information:

Since June 30, 2003, the Company has operated in three identifiable industry segments. The Company introduced the Hotel/MDU Connectivity Products Segment in the second quarter of 2004. The Company's Marine Products Segment is engaged in the sale of underwater video cameras, lights and accessories, principally to retail sporting goods businesses throughout the United States. The Company's Security Products Segment is engaged in the development and sale of video security systems to retail, commercial and governmental entities throughout the United States. The Company's DC Transportation Products Segment is engaged in the development and sale of powerline rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States. The Company's Hotel/MDU Connectivity Products Segment is engaged in the marketing and installation of broadband Internet connectivity equipment in hotels, business campuses and other business infrastructure. There are no significant concentrations of revenue with any one customer. The Company's facilities and other assets are, generally, not distinguished among the identifiable segments. Other financial information about the Company's segments for the six months ended June 30, 2004 and 2003 is as follows:

                                                                            2004
                                                                              Hotel/MDU
                                   Security          Marine     DC Trans    Connectivity
                                   Products         Products    Products      Products       Total
Net revenue                        $ 408,545       $ 139,703    $ 237,293     $ 125,371    $ 910,913
Cost of sales                      $ 299,179       $  70,074    $ 106,946     $  82,332    $ 558,531
Gross profit                       $ 109,366       $  69,629    $ 130,347     $  43,039    $ 352,382
Research and development:
         Stock based               $  49,084       $       -    $       -     $  24,985    $  74,069


         Other                     $  95,661       $       -    $   7,500     $       -    $ 103,161

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

3. Segment information (continued):

                                      2003
                                                                              Hotel/MDU
                                   Security          Marine     DC Trans    Connectivity
                                   Products         Products    Products      Products       Total
Net revenue                        $ 262,439       $ 208,062    $ 150,464     $       -    $ 620,965
Cost of sales                      $ 310,808       $  97,785    $  60,379     $       -    $ 468,972
Gross profit                       $ (48,369)      $ 110,277    $  90,085     $       -    $ 151,993
Research and development:
         Stock based               $  40,000       $       -    $   5,520     $       -    $  45,520
         Other                     $   5,000       $       -    $   5,621     $       -    $  10,621

4. Factored accounts receivable:

During the third quarter of 2002, the Company entered into an accounts receivable financing facility under which cash collections on certain eligible accounts receivable are assigned to a financial institution. Under this arrangement, eligible customers make their payments directly to the financial institution. Upon receipt of payment, the financial institution remits the balance of the factored account, less its fees, to the Company. During the six months ended June 30, 2003, the Company received aggregate proceeds of $45,000 under the factoring arrangement, related to gross factored accounts receivable of $56,000. The Company is accounting for this accounts receivable factoring arrangement as a secured borrowing pursuant to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's assets, including accounts receivable, inventory and property and equipment secure the agreement. The related service charge is reflected in interest expense in the period that the accounts receivable are transferred. Factoring fees of approximately $2,000 were incurred during the six months ended June 30, 2003. There were only nominal factored accounts receivable outstanding as of June 30, 2003.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

5. Inventories:


Inventories consisted of the following:

                                               June 30,         December 31,
                                                2004                2003
                                          -----------------   -----------------
      Raw materials                       $         114,280   $         323,547
      Finished goods                                374,407             234,400
                                          -----------------   -----------------
                                          $         488,687   $         557,947
                                          =================   =================


6. Intangible assets:

During the six months ended June 30, 2004, the Company issued 441,176 shares of restricted common stock in conjunction with the purchase of patents. The restricted common stock issued was valued based upon the previous 20 day average closing price prior to the date of the purchase agreement. The fair value of the patents was capitalized as intangible assets and is being amortized over estimated useful lives of five years.

During the six months ended June 30, 2003, the Company issued 750,000 and 500,000 shares of restricted common stock in conjunction with a licensing agreement and a distributorship agreement, respectively. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $37,500 and $25,000, respectively, in the aggregate. The fair value of the licensing rights and the distributorship agreement were capitalized as intangible assets and are being amortized over their estimated useful lives of five years.

The Company recorded amortization expense of $235,894 and $18,750, respectively, in connection with patents and licensing rights for the six months ended June 30, 2004.

Intangible assets consist of the following at June 30, 2004:

                                                                             DC            Hotel/MDU
                                       Security           Marine       Transportation    Connectivity     Total
Patents                               $ 1,577,813        $ 741,148         $       -      $    -      $ 2,318,961
Licensing rights                           37,500                -                 -           -           37,500
Software license agreement                150,000                -                 -           -          150,000
Trademark                                  46,963                -            46,962           -           93,925
Less accumulated
     amortization                        (988,618)        (493,057)                -           -       (1,481,675)
                                        ---------        ---------                                     -----------
                                      $   823,658        $ 248,091         $  46,962      $    -      $ 1,118,711

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

6. Intangible assets (continued):

Estimated future amortization is as follows:

Year ending June 30,


2005                                 $         514,288
2006                                           346,748
2007                                            67,500
2008                                            63,750
2009                                            32,500
                                     -----------------
                                     $       1,024,786



7. Notes Payable, related parties:

During the six months ended June 30, 2004, the Company borrowed $150,000 in the form of three $50,000 short-term notes payable from members of the Company's Board of Directors and their immediate families. The notes are due 45 days from the date of issuance and are non-interest bearing. As of June 30, 2004, the full $150,000 remained outstanding.

8. Convertible debentures:

                       2002 Securities Purchase Agreement:

On September 20, 2002 (Commitment Date), the Company entered into a Securities Purchase Agreement that provided for the issuance of convertible notes payable up to an aggregate face value of $1,000,000 and warrants to acquire up to an aggregate 3,000,000 shares of the Company's common stock. The agreement provided for the funding of the notes in three traunches, of which the first two, amounting to $350,000 each with 1,050,000 warrants each were issued on September 20, 2002 and September 30, 2002, respectively. Each traunch matures on the one year anniversary date of issuance, assuming no conversion or prepayment. On February 7, 2003, the remaining traunch ($300,000 in convertible notes and warrants to acquire 900,000 shares of common stock) was funded upon the effective registration of the common shares underlying the debt and warrants. The convertible notes bear interest at 12% and are payable in one year from the date of issuance; interest is payable quarterly.

The convertible notes were convertible into shares of common stock solely at the creditor's option at a conversion rate amounting to the lower of (i) $0.075 or
(ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock for the 20 trading days before the conversion date. On the Commitment Date, the Company's closing market value was $0.13 and the three lowest intraday trading prices for the 20 trading days before the Commitment Date were all $0.12; thus the conversion rate on the Commitment Date amounted to $0.06 per common share. The warrants, which have an exercise price of $0.10 and a three-year term, were fully issued on the Commitment Date.

The effective interest rate on the convertible notes payable issued in 2002 amounted to 126%, assuming that the notes are held to maturity. The effective interest rate results from the amortization of discounts to the face value of the convertible notes payable, amortization of debt issue costs and the contractual interest rate over the term of the notes as follows:

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

8. Convertible debentures (continued):

     2002 Securities Purchase Agreement (continued):
                                                                                   Amount              Percent
                                                                             ------------------  ------------------
         Discounts to face value:
           Beneficial conversion feature                                     $          583,000               83.0%
           Allocation to warrants                                                       117,000               18.0%
                                                                             ------------------  ------------------
                                                                                        700,000              100.1%

         Other interest expense:
           Amortization of debt costs                                                    88,000               13.0%
           Contractual interest rate                                                     84,000               12.0%
                                                                             ------------------  ------------------
                                                                             $          420,600              126.0%
                                                                             ==================  ==================

During February 2003, the Company allocated the proceeds received from the third and final traunch of convertible notes and warrants between the securities based upon their relative fair values. Fair value for the warrants was determined using the Black-Scholes pricing model; the face value of the notes was considered by management to equal their respective fair values. As a result of this allocation, approximately $9,800 was recorded for the warrants as paid in capital in the month of February. The assumptions used to determine fair value under the Black-Scholes pricing model included an exercise price of $1.00, market price of $0.05, term of 1,080 days, volatility of 50%, and interest rate of 16%. There was no beneficial conversion feature related to the third traunch of financing.

During the six months ended June 30, 2003, $210,000 of the face value of these debentures was converted into 11,639,027 shares of common stock at a conversion price of between $0.015 and $0.026. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to market price.

                       2003 Securities Purchase Agreement:

On May 9, 2003 (Commitment Date), the Company entered into a Securities Purchase Agreement that provided for the issuance of convertible notes payable up to an aggregate face value of $440,000 and warrants to acquire up to an aggregate 1,320,000 shares of the Company's common stock. The agreement provided for the funding of the notes in five traunches, of which the first two, amounting to $260,000 with 520,000 warrants were issued on May 9, 2003 and June 3, 2003, respectively. Each traunch matures on the one-year anniversary date of issuance, assuming no conversion or prepayment. On July 1, 2003, the third traunch of the May 10, 2003

Securities Purchase Agreement ($60,000 in convertible notes and warrants to acquire 180,000 shares of common stock) was funded. Each traunch matures on the one year anniversary date of issuance, The convertible notes bear interest at 12% and are payable in one year from the date of issuance; interest is payable quarterly.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

8. Convertible debentures (continued):

                 2003 Securities Purchase Agreement (continued):

The convertible notes are convertible into shares of common stock solely at the creditor's option at a conversion rate amounting to the lower of (i) $0.05 or
(ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock for the 20 trading days before the conversion date. On the Commitment Date, the Company's closing market value was $0.06 and the three lowest intraday trading prices for the 20 trading days before the Commitment Date averaged $0.03 and $0.037 and $0.03 for Traunch 1, Traunch 2 and Traunch 3, respectively; thus the conversion rate on the Commitment Date amounted to $0.015, $0.0185 and $0.015 per common share, respectively. The warrants, which have an exercise price of $0.5 and a three-year term, were fully issued upon the funding of each respective traunch.

During May, June and July 2003, the Company allocated the proceeds received from the first three traunches of convertible notes and warrants between the securities based upon their relative fair values. Fair value for the warrants was determined using the Black-Scholes pricing model; the face value of the notes was considered by management to equal their respective fair values. As a result of this allocation, approximately $22,100 and $2,600 was recorded for the warrants as paid-in capital in the second and third quarters of 2003, respectively. The assumptions used to determine fair value under the Black-Scholes pricing model included an exercise price of $0.05, market price of $0.06 and $0.04, respectively, term of 1,080 days, volatility of 50%, and interest rate of 12%. In addition, the Company allocated the remaining proceeds of the convertible notes to the embedded beneficial conversion feature represented by the excess that the market value of the common stock on the commitment date exceeded the conversion rate. The debt has been accreted towards its face value through periodic charges to interest expense over the outstanding term of the underlying notes.

The effective interest rate on the first three traunches of convertible notes payable from the May 9, 2003 Securities Purchase Agreement amounts to 131.4%, assuming that the notes are held to maturity. The effective interest rate results from the amortization of discounts to the face value of the convertible notes payable, amortization of debt issue costs and the contractual interest rate over the term of the notes as follows:

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

8. Convertible debentures (continued):

2003 Securities Purchase Agreement (continued):

                                               Amount              Percent
                                         ------------------  ------------------
Discounts to face value:
  Beneficial conversion feature          $          295,300               92.3%
  Allocation to warrants                             24,700                7.7%
                                         ------------------  ------------------
                                                    320,000              100.0%

Other interest expense:
  Amortization of debt costs                         62,200               19.4%

  Contractual interest rate                          38,400               12.0%
                                         ------------------  ------------------
                                         $          420,600              131.4%
                                         ==================  ==================

Cumulative amortization of the beneficial conversion feature and debt issue costs during the year ended December 31, 2003 for the 2002 and 2003 Securities Transactions amounted to $526,000 and $63,000, respectively.

During 2003, $1,000,000 of the face value of these debentures was converted into 45,748,151 shares of common stock at a conversion price of between $0.015 and $0.538. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to market price.

On August 26, 2003, the Company repaid the remaining $320,000 face value of these debentures. In connection therewith, the Company paid $9,800 in interest and $148,000 in pre-payment penalty fees. The Company effectively terminated the agreement during August 2003, and accordingly, funding of the remaining two traunches is no longer required.

9. Stockholders' equity:

                      Series A Convertible Preferred Stock:

Effective September 30, 2003, the Company designated 5,000,000 shares of authorized preferred stock as Series A Convertible Preferred Stock. There were no shares outstanding as of December 31, 2003. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and is non-voting. It is convertible into common stock only upon registration of the underlying common shares into which the preferred stock can be converted. The conversion rate is variable. During the first year following issuance, and assuming the registration described earlier, the preferred stock is convertible into the number of common shares that result from dividing the par value by the average market price of the common stock for a period of five days. Commencing the month following the first year of issuance, and again assuming the registration, the conversion methodology provides for a market discount of 20%, increasing 1% monthly thereafter, up to 130%.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

9. Stockholders' equity (continued):

                           2004 Equity Unit Issuance:

On March 31, 2004, the Company issued 228,190 units (the "equity units") for sale to accredited investors at a price of $8.00 per equity unit. Each equity unit consists of (i) 8 shares of Series A Convertible Preferred Stock; (ii) 2 shares of the Company's common stock; and (iii) three common stock purchase warrants. Each warrant is exercisable until May 15, 2006, at a price of $0.50. Proceeds from the equity unit offering were allocated to the common stock, the Series A Convertible Preferred Stock and the common stock purchase warrants based on their relative fair values. The fair value of the common stock was based on the market price per share on the date the offering was completed (the "measurement date"). The fair value of the preferred stock was based on the number of shares of common stock to be received upon conversion at the common stock market share price on the measurement date. The fair value of the warrants was determined using the Black-Scholes pricing model with the following inputs: exercise price of $0.50, market price of $0.19, days to expiration of 783, volatility of 193%, and an interest rate of 4%.

                          2004 Common Stock Issuances:

During the six months ended June 30, 2004, the Company issued 456,380 shares of common stock in connection with the equity unit issuance (see above).

During the six months ended June 30, 2004, 232,500 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. The Company received total proceeds from the offering of $23,250 in 2003. The $3,250 stock subscription receivable was from a 2003 private placement and it was paid in full as of June 30, 2004.

During the six months ended June 30, 2004, the Company issued 1,025,000 shares of restricted common stock to directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $205,000 in the aggregate.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

9. Stockholders' equity (continued):

                    2004 Common Stock Issuances (continued):

During the six months ended June 30, 2004, the Company issued 932,000 shares of free trading common stock to professional research and development consultants relating to the development of the Company's security and hotel/MDU connectivity products. The common stock was valued based upon the closing market price on the date of issuance, or $177,080. $58,235 was recognized as Research & Development expense during the period while the remaining $118,845 is being amortized over the lives of the various agreements.

During the six months ended June 30, 2004, the Company issued 250,000 shares of restricted common stock to TSK Design Group, LLC for development and design services relating to the Company's security products. The common stock was valued based upon the closing market price on the date of issuance, or $47,500. $15,834 was recognized as Research & Development expense during the period while the remaining $31,666 is being amortized over the remaining life of the six month project.

During the six months ended June 30, 2004, the Company issued 223,897 shares of free trading common stock to professional research and development consultants under an agreement to license certain patented technology. The common stock was valued based upon the trading market price on the date of issuance, or $75,000 which was recognized as royalties' expense in connection with the issuance.

During the six months ended June 30, 2004, the Company issued 441,176 shares of restricted common stock in conjunction with the purchase of patents. The restricted common stock issued was valued based upon the previous 20 day average closing price prior to the date of the purchase agreement. The fair value of the patents was capitalized as intangible assets and is being amortized over estimated useful lives of five years.

During the six months ended June 30, 2004, the Company issued 73,235 shares of restricted common stock for the conversion of $13,915 of liabilities; and 85,000 shares of restricted common stock, valued at $15,300, for the pre-payment of one years rent, commencing May 15, 2004, for the warehouse space the Company occupies for its distribution center. The restricted common stock issued was valued based upon the closing market price of the Company's common stock on the date of issuance.

Compensation expense of $29,422 and $71,577 for the six months ended June 30, 2004 and 2003, respectively, was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultants as compensation in previous years.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

9. Stockholders' equity (continued):

                    2004 Common Stock Issuances (continued):

On June 30, 2004, the Company signed and agreement for a $1.275 million private placement to certain institutional investors for 10 million shares of restricted common stock, together with 1.5 million warrants to acquire additional shares of common stock, and registration rights. The stock was priced at $.1275 per share, and the warrants were priced at $.50 per share and expire on June 30, 2009.

                               2003 Transactions:

During the six months ended June 30, 2003, 125,000 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. Proceeds from the offering amounted to $6,500.

During the six months ended June 30, 2003, the Company issued 42,000 shares of restricted common stock to employees and directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $2,100 in the aggregate.

During the six months ended June 30, 2003, the Company issued 11,639,027 shares of free trading common stock in accordance with several conversion notices received by the Company from the holders of the Company's 12% convertible debentures. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to the market price. The average share price for all of the conversions was $.018 per share, or $210,000 in the aggregate.

During the six months ended June 30, 2003, 2,662,662 shares of the Company's restricted common stock were sold in connection with a consulting services agreement. The Company received $85,000 in proceeds and recognized $15,000 in consulting expense related to this issuance.

During the six months ended June 30, 2003, the Company issued 1,899,000 shares of free trading common stock to professional research and development consultants as compensation for consulting services and royalties. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $82,920 in the aggregate. Additionally, $71,577 of compensation expense was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultants as compensation in previous years.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

9. Stockholders' equity (continued):

                         2003 Transactions (continued):

During the six months ended June 30, 2003, the Company issued 750,000 and 500,000 shares of restricted common stock in conjunction with a licensing agreement and a distributorship agreement, respectively. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $37,500 and $25,000, respectively, in the aggregate. The fair value of the licensing rights and the distributorship agreement were capitalized as intangible assets and are being amortized over their estimated useful lives of five years. The Company recorded amortization expense of $1,875 and $1,250, respectively, in connection with these licensing rights and the distributorship agreement for the six months ended June 30, 2003.

During the six months ended June 30, 2003, the Company issued 559,350 shares of restricted common stock to investors for financing fees. The common stock was valued based upon the trading market prices on the dates of issuance, or $28,292 in the aggregate.

On May 19, 2003, the Company entered into three separate consulting agreements wherein the Company granted 4,200,000 shares of restricted common stock to consultants as compensation for consulting services. 1,025,000 of these shares were issued immediately upon registration of the shares on Form S-8 to begin the first phase of the services to be provided. Subsequent issuances of shares, up to the total amount outlined in the agreements, will be issued at the Company's discretion, based on performance, as defined by the Company, over a period not to exceed one year. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $41,000 in the aggregate. This amount was recognized as stock-based compensation during the second quarter of 2003.

Total stock-based compensation cost recognized for the six months ended June 30, 2004 and 2003 is as follows:



                                         2004                   2003
                                     ------------            ------------
Employee and directors                  $ 205,000              $    2,100
Consultants                               224,580                  47,320
Royalties                                  75,000                  50,000
Financing fees                             53,747                       -
Unearned Stock Compensation
  amortization                             29,422                  71,577
                                     ------------             ------------
                                        $ 587,749                $170,997
                                     ============             ============

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

9. Stockholders' equity (continued):

                             Common stock Warrants:

During the period ended June 30, 2004, the Company issued warrants to purchase 50,000 shares of common stock, in conjunction with the purchase of the Powerlinx trademark. The warrants have a three year term and have an exercise price of $.20 per share.

During the period ended June 30, 2004, the Company issued warrants to purchase 200,000 shares of common stock in conjunction with a research and development agreement. The warrants have a ten year term and have an exercise price of $.20 per share.

During the years ended December 31, 2003 and 2002, the Company issued warrants to purchase 1,860,000 and 2,100,000 shares of common stock, respectively, in connection with the sale of the Convertible Debentures described in Note 8. The warrants have three-year terms and can be exercised at prices between $0.05 and $0.10. Warrants to purchase 960,000 shares of common stock remain outstanding as of June 30, 2004 at a weighted average exercise price of $0.05. There were no warrants exercised during the six months ended June 30, 2004.

Options granted to employees:

The Company granted 7,422,635 stock options to employees during the year ended December 31, 2003. Stock options have terms of 10 years and exercise prices were equal to the closing market price on the day granted. All stock options issued in 2003 were fully vested on the date of grant. There were 7,076,635 options outstanding at June 30, 2004 having a weighted average exercise price of $0.05. There were no options exercised during the six months ended June 30, 2004.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

10. Due from related parties:

Included in the amount is $20,000 in non-interest bearing notes from loans made to officers of the Company in 2001. The original amount of the loans were $50,000, of which, $10,000 and $20,000 were repaid during 2003 and 2002 respectively. The remainder is due in December 2004. The remaining amounts are advances made to employees and are scheduled to be repaid by the end of fiscal year 2004.

11. Commitments and contingencies:

License agreement and royalties:

In December 2002, the Company entered into a licensing agreement with Satius, Inc. (formerly VideoCom, Inc. and Wire21 Inc.) for its powerline technologies, which are utilized in the SecureView product line. This agreement replaces the original license agreement entered into in October 1999 in its entirety. The agreement is effective through the expiration of the patents licensed in the agreement (through October 2012). The agreement obligates the Company to pay royalties equal to between $1 and $3 per unit of licensed products sold, with minimum annual royalties of between $240,000 and $480,000. Expense of $75,000 and $40,000 for the six months ended

June 30, 2004 and 2003, respectively was recognized relating to this agreement. Additionally, during 2003, the Company issued 750,000 shares of the Company's common stock in connection with this license and recorded an intangible asset for the estimated fair value of the shares ($37,500), which is being amortized over 5 years. Amortization charged to operations in relation to these licensing rights was $1,875 for the six months ended June 30, 2004 and 2003.

On May 4, 2004, the Company signed an exclusive and irrevocable license agreement with TSK Design Group, LLC, in which it has no equity ownership interest, for the joint development of intellectual property to be used in the Company's future powerline products.

Non-exclusive finder's agreements:

The Company entered into three non-exclusive finder's agreements whereby the finders introduce potential investors to the Company. In return for these services the Company pays 5% of gross Offering proceeds received from introductions made that result in investment in the Company. As of June 30, 2004, the finders had been paid cash amounts connected with the equity unit offering. In addition, according to the agreements, the finders were to receive warrants to purchase shares of common stock equal to 5% of the gross Offering proceeds raised by the finder divided by the exercise price of the warrants. The exercise price is equal to 120% of the 5 day average prior to closing, not to exceed $0.50 per share. As of June 30, 2004, the Company had issued, to the finders, warrants to purchase 305,556 shares of common stock at an exercise price of $0.225 per share. The warrants were valued at $53,747 and were recorded as an expense as of June 30, 2004.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

11. Commitments and contingencies (continued):

Service agreement:

The Company entered into an agreement on March 1, 2004 for professional services including but not limited to investor relations and financial media relations. The agreement calls for a cash payment, issuance of equity units under the equity unit offering (see Note 9) valued at $21,000 and 50,000 shares of the Company's restricted common stock deliverable 180 days after the signing of the agreement. Term of the agreement is six months.

Litigation, claims and assessment:

                              Class Action Lawsuit

The Company was a defendant in a consolidated class action lawsuit that was pending in the United States District Court for the Middle District of Florida against the Company and Richard McBride, the Company's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against the Company and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, the Company and McBride misstated sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of the Company's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented the Company's ability to manufacture, or to have manufactured, its products; and misrepresented the Company's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now also seeks relief against James Cox, former director, on the same grounds as the claims against the Company and McBride.

In February 2002, the Company filed a motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, the parties reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit. In the settlement, the Company will issue 6,000,000 shares our common stock to the class participants.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

11. Commitments and contingencies (continued):

Litigation, claims and assessment (continued):

During the 2nd and 3rd quarters of 2002, the Company and the plaintiffs' counsel agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement would be conditional upon receiving final judicial approval of the Stipulation, among other things.

At the end of the Company's 2nd fiscal quarter of 2002, management had determined that the impending settlement was highly probable. Accordingly, the Company accrued for the cost of the settlement by recording a liability of $1,200,000, this was equal to the current fair market value of the settlement shares at June 30, 2002, plus an estimated amount for expenses. On December 17, 2002, the Joint Motion for Preliminary Approval of Settlement and the Amended Stipulation of Settlement was filed with the United States District Court of Florida, and approved by the residing justice. There were no significant amendments to the nature or terms of the Stipulation as outlined above. The actual liability, based on the value of the Company's stock as December 17, 2002, was $300,000 plus an estimated $125,000 in legal fees. The Company recorded its revised estimate of the liability in the fourth quarter and has disclosed this 2002 fourth quarter adjustment in the financial statements.

On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved the settlement.

                             Pro-Marketing of Texas

The Company is a defendant in a lawsuit filed by Pro-Marketing of Texas, Inc. in the Circuit Court of Pinellas County, Florida. The suit alleges breach of contract relating to a payment of a convertible debenture, with a maximum potential exposure of $100,000 plus interests costs and attorneys fees. The Company intends to vigorously contest the claim. As of June 30, 2004, the matter is in the stage of discovery and it is too early to determine the ultimate outcome. Accordingly, no liability, if any, that might result from the resolution of this matter has been recorded in the financial statements.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

11. Commitments and contingencies (continued):

Litigation, claims and assessment (continued):

                                SEC Investigation

The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. Current officers and employees Douglas Bauer, CFO, George Bernardich, CEO, and J. R. Cox, former director, have also testified before the SEC.

On February 12, 2004, the SEC's staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that the Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20
thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act.

The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), have afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company has retained its current counsel to prepare such a Wells Submission on its behalf, and it believes that there are meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. However, at this time, it is impossible to determine whether the Staff's recommendation will be adopted by the Commission, or will be modified in some fashion.

If the Staff's present recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors, which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter. Accordingly, no liability, if any that might result from the resolution of this matter has been recorded in the financial statements.

                                 POWERLINX, INC.
                        CONDENSED STATEMENTS OF CASHFLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (Unaudited)

12. Subsequent event

As of October 4, 2004 the Company has received the necessary notifications to convert all 1,825,520 shares of Series A Convertible Preferred Stock to 7,302,080 shares of the Company's common stock.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          INDEX TO FINANCIAL STATEMENTS

Financial statements and footnotes:



Report of Aidman, Piser & Company, P.A.                                 F-2

Balance sheet as of December 31, 2003                                   F-3

Statements of operations, years ended December 31, 2003 and 2002        F-4

Statements of stockholders' equity, years ended December 31,
   2003 and 2002                                                        F-5

Statements of cash flows, years ended December 31, 2003 and 2002        F-7

Notes to financial statements                                           F-9

               Report of Independent Certified Public Accountants

The Board of Directors
Powerlinx, Inc.

We have audited the accompanying balance sheet of Powerlinx, Inc. (formerly known as Seaview Video Technology, Inc.) as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powerlinx, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                            /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
February 18, 2004, except for Note 15,
 as to which the date is March 23, 2004

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS



Current assets:
   Cash .......................................................    $    160,157
   Accounts receivable, net ...................................         201,853
   Accounts receivable, officer ...............................          20,000
   Inventories ................................................         557,947
   Prepaid expenses ...........................................          19,079
                                                                   ------------
     Total current assets .....................................         959,036

Intangible assets, net ........................................       1,213,430
Property and equipment, net ...................................         325,160
                                                                   ------------
     Total assets .............................................    $  2,497,626
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...........................................    $    557,524
   Accrued expenses ...........................................         447,381
   Deferred revenue ...........................................          86,600
   Litigation settlement ......................................         300,000
                                                                   ------------
     Total current liabilities ................................       1,391,505
                                                                   ------------

Commitments and contingencies (Note 12) .......................            --

Stockholders' equity:
   Series C Convertible Preferred Stock, $1.00 par value;
     10,000,000 shares authorized, none outstanding ...........            --
   Common stock, $.001 par value; 250,000,000
     shares authorized, 135,837,887 shares issued,
     135,364,312 shares outstanding ...........................         135,837
   Additional paid-in capital .................................      15,834,345
   Treasury stock, at cost, 473,575 shares ....................        (287,757)
   Unearned restricted stock compensation .....................         (29,422)
   Stock subscription receivable ..............................          (3,250)
   Equity units subscribed ....................................         250,000
   Accumulated deficit ........................................     (14,793,632)
                                                                   ------------
     Total stockholders' equity ...............................       1,106,121
                                                                   ------------

     Total liabilities and stockholders' equity ...............    $  2,497,626
                                                                   ============


See notes to financial statements.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                     2003                2002
                                                  -------------    ------------
Product sales, net ..............................  $  1,372,044    $    704,641
Cost of goods sold ..............................       960,313         478,312
Loss from write-down of inventory ...............          --           227,532
                                                   ------------    ------------

            Gross profit (loss) .................       411,731          (1,203)

Operating expenses:
   Salaries and wages ...........................     1,134,470       1,323,872
   Professional and consulting fees .............       443,492         787,398
   Depreciation and amortization ................       547,581         478,751
   Research and development .....................       186,259         154,099
   Advertising and promotions ...................       111,367         201,889
   Rent and utilities ...........................       110,348          81,279
   Provision for doubtful accounts ..............        19,484          21,500

   Postage and delivery .........................       138,684          89,048
   Royalties expense ............................       240,000         160,000
   Other expenses ...............................       414,311         301,552
   Litigation settlement ........................          --           300,000
                                                   ------------    ------------

     Total operating expenses ...................     3,345,996       3,899,388
                                                   ------------    ------------

Loss from operations ............................    (2,934,265)     (3,900,591)

Other expense:
   Interest expense .............................    (1,027,445)       (384,925)
   Other expense ................................       (62,117)           --
                                                   ------------    ------------

Loss before income taxes ........................    (4,023,827)     (4,285,516)

Income tax (expense) benefit ....................          --              --
                                                   ------------    ------------

Net loss ........................................  ($ 4,023,827)   ($ 4,285,516)
                                                   ============    ============

Net loss per common share .......................  $      (0.05)   $      (0.13)

Weighted average common shares outstanding, basic
   and diluted ..................................    78,258,676      33,917,115
                                                   ============    ============


                       See notes to financial statements.

                                 POWERLINX, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2002

                                                                                             Unearned
                                                    Common      Additional                  Restricted
                                      Common        Stock        Paid-In       Treasury        Stock      Accumulated
                                      Stock       ($.001 par)    Capital        Stock       Compensation    Deficit          Total
                                   -------------- ------------ -------------- ------------  ------------ -------------- ------------
Balances, January 1, 2002             28,571,809     $ 28,572    $ 9,018,699   $ (277,757)   $ (130,502)  $ (6,484,289) $ 2,154,723

Net loss                                       -            -              -            -             -     (4,285,516)  (4,285,516)

Conversion of subordinated
  debentures                             301,595          302         96,208            -             -              -       96,510

Issuance of stock for liabilities        888,137          888        169,144            -             -              -      170,032

Issuance of stock to employees
  and directors                        2,853,300        2,854        707,903            -             -              -      710,757

Issuance of stock for services         1,758,261        1,758        367,114            -      (238,387)             -      130,485

Issuance of stock in connection
  with patent assignment                 100,000          100          8,900            -             -              -        9,000

Issuance of stock for financing
  fees                                   378,000          378         48,762            -             -              -       49,140

Sales of common stock                  2,888,583        2,888        335,612            -             -              -      338,500

Warrants issued in connection
  with debt                                    -            -        102,318            -             -              -      102,318

Beneficial conversion feature                  -            -        510,184            -             -              -      510,184

Amortization of unearned restricted
  stock compensation                           -            -              -            -       222,230              -      222,230
                                   -------------- ------------ -------------- ------------  ------------ -------------- ------------

Balances, December 31, 2002           37,739,685     $ 37,740   $ 11,364,844   $ (277,757)   $ (146,659) $ (10,769,805)   $ 208,363
                                   ============== ============ ============== ============  ============ ============== ============


                       See notes to financial statements.

                                 POWERLINX, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2003

                                                                                                        Unearned
                                                         Common        Additional                      Restricted      Stock
                                          Common         Stock          Paid-In         Treasury         Stock      Subscription
                                          Stock       ($.001 par)       Capital          Stock        Compensation   Receivable
                                      -------------- -------------- ----------------- -------------  ----------------------------
Balances, January 1, 2003                37,739,685       $ 37,740      $ 11,364,844    $ (277,757)      $ (146,659)         $ -

Net loss                                          -              -                 -             -                -            -

Conversion of debentures
  to equity                              45,748,151         45,748           808,558             -                -            -

Beneficial conversion feature                     -              -           295,277             -                -            -

Issuance of stock to employees
  and directors                             167,000            167            16,933             -                -            -

Issuance of stock for services
  and royalties                           4,698,500          4,698           236,119             -                -            -

Issuance of stock in connection
  with distribution agreement               500,000            500            24,500             -                -            -

Issuance of stock in connection
  with asset purchases and
  licensing agreements                    1,568,750          1,569           365,931             -                -            -

Issuance of stock for financing fees        704,350            704            41,388             -                -            -

Issuance of stock for liabilities           425,883            425           145,388             -                -            -

Sales of common stock                    40,939,568         40,940         2,170,973             -                -       (3,250)

Equity units subscribed                           -              -                 -             -                -            -

Repurchase of treasury stock, at cost             -              -                 -       (10,000)               -            -

Exercise of employee options                346,000            346            16,954             -                -            -

Warrants issued for financing fees                -              -            15,963             -                -            -

Warrants issued in connection with debt           -              -            34,517             -                -            -

Exercise of common stock warrants         3,000,000          3,000           297,000             -                -            -

Amortization of unearned restricted
  stock compensation                              -              -                 -             -          117,237            -
                                      -------------- -------------- ----------------- -------------  ----------------------------

Balances, December 31, 2003             135,837,887      $ 135,837      $ 15,834,345    $ (287,757)       $ (29,422)    $ (3,250)
                                      ============== ============== ================= =============  ============================

                       See notes to financial statements.

                                 POWERLINX, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                    YEAR ENDED DECEMBER 31, 2003 (continued)

                                          Equity
                                          Units        Accumulated
                                        Subscribed       Deficit           Total
                                       ------------- ---------------- ----------------
Balances, January 1, 2003                       $ -    $ (10,769,805)       $ 208,363

Net loss                                          -       (4,023,827)      (4,023,827)

Conversion of debentures
  to equity                                       -                -          854,306

Beneficial conversion feature                     -                -          295,277

Issuance of stock to employees
  and directors                                   -                -           17,100

Issuance of stock for services
  and royalties                                   -                -          240,817

Issuance of stock in connection
  with distribution agreement                     -                -           25,000

Issuance of stock in connection
  with asset purchases and
  licensing agreements                            -                -          367,500

Issuance of stock for financing fees              -                -           42,092

Issuance of stock for liabilities                 -                -          145,813

Sales of common stock                             -                -        2,208,663

Equity units subscribed                     250,000                -          250,000

Repurchase of treasury stock, at cost             -                -          (10,000)

Exercise of employee options                      -                -           17,300

Warrants issued for financing fees                -                -           15,963

Warrants issued in connection with debt           -                -           34,517

Exercise of common stock warrants                 -                -          300,000

Amortization of unearned restricted
  stock compensation                              -                -          117,237
                                       ------------- ---------------- ----------------

Balances, December 31, 2003               $ 250,000    $ (14,793,632)     $ 1,106,121
                                       ============= ================ ================

                       See notes to financial statements.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                              2003         2002
                                                         -----------    -----------
Cash flows from operating activities:
   Net loss ..........................................   ($4,023,827)   ($4,285,516)
   Adjustments to reconcile net loss to net cash flows
     from operating activities:
       Litigation settlement payable in common stock .          --          300,000
       Stock-based compensation ......................       375,154        841,242
       Amortization ..................................       607,901        659,516
       Loss from write-down of inventory .............          --          227,532
       Accretion of debt discount ....................       525,531        194,444
       Depreciation ..................................        68,293         67,576
       Loss on disposal of property and equipment ....          --           25,514
       Changes in operating assets and liabilities:
         Accounts receivable .........................      (149,071)      (129,268)
         Inventories .................................      (320,421)       277,632
         Prepaid assets ..............................        10,378         51,340
         Accounts payable ............................      (329,829)       351,081
         Accrued expenses ............................       142,553        322,429
         Deferred revenue ............................        39,193           (819)
                                                         -----------    -----------

Net cash flows from operating activities .............    (3,054,145)    (1,097,297)
                                                         -----------    -----------

Cash flows from investing activities:
   Additions to property and equipment ...............       (29,894)        (6,084)
   Proceeds from disposal of property and equipment ..          --           25,000
                                                         -----------    -----------

Net cash flows from investing activities .............       (29,894)        18,916
                                                         -----------    -----------

Cash flows from financing activities:
   Proceeds from sales of common stock ...............     2,208,663        338,500
   Proceeds from convertible debentures ..............       516,774        621,012
   Proceeds from exercise of common stock warrants ...       300,000           --
   Proceeds from equity unit subscriptions ...........       250,000           --
   Proceeds from exercise of common stock options ....        17,300           --
   Repayments of related party debt ..................       (98,655)          --
   Proceeds from factoring receivables ...............        86,500         69,000
   Proceeds from notes payable and long-term debt ....        37,000         30,000
   Repayments from notes payable .....................       (67,000)          --
   Purchase of treasury stock ........................       (10,000)          --
   Other subscriptions, net ..........................        (1,750)          --
   Proceeds from officer advances ....................          --           20,000
                                                         -----------    -----------

Net cash flows from financing activities .............     3,238,832      1,078,512
                                                         -----------    -----------

Net change in cash and cash equivalents ..............       154,793            131
Cash and cash equivalents at beginning of year .......         5,364          5,233
                                                         -----------    -----------

Cash and cash equivalents at end of year .............   $   160,157    $     5,364
                                                         ===========    ===========

                       See notes to financial statements.

                                 POWERLINX, INC
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                   NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                    2003                2002
                                                            ------------------  -----------------
Conversion of liabilities into equity ...................   $         145,813   $        219,172
                                                            =================   =================

Conversion of convertible debentures to common stock,
    including $295,277 of beneficial conversion feature .   $       1,149,583   $         96,510
                                                            =================   =================

Issuance of common stock in connection with
   distributorship agreement ............................   $          25,000   $             --
                                                            =================   =================

Issuance of common stock for financing fees .............   $          42,092   $             --
                                                            =================   =================

Issuance of common stock warrants for financing fees ....   $          15,963   $             --
                                                            =================   =================

Issuance of common stock warrants in connection with debt   $          34,517   $             --
                                                            =================   =================

Issuance of common stock for intangible assets
   and property and equipment ...........................   $         180,000   $             --
                                                            =================   =================

Release of related party receivable in connection with
   patent assignment ....................................   $            --     $         93,861
                                                            =================   =================

Issuance of common stock in connection with
   patent assignment ....................................   $            --     $          9,000
                                                            =================   =================

Deferred finance costs funded through proceeds from
   convertible debentures ...............................   $          66,724   $         88,000
                                                            =================   =================

Issuance of common stock for licensing rights ...........   $         187,500   $            --
                                                            =================   =================


                          OTHER CASH FLOWS INFORMATION

Cash paid for taxes .....................................   $            --     $            --
                                                            =================   =================

Cash paid for interest ..................................   $          22,460   $         15,391
                                                            =================   =================

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. Business and organization:

Powerlinx, Inc. ("Powerlinx" or the "Company"), a Utah Corporation, is engaged in three product segments. The Marine Products Segment markets and sells underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. The Security Products Segment develops, markets and sells proprietary video security network devices and consumer electronic products, that utilize patented technologies, licensed by the Company, to retailers, commercial businesses and original equipment manufacturers, throughout the United States. The DC Transportation Products Segment develops and sells powerline rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States.

2. Basis of presentation and significant accounting policies:

                             Basis of Presentation:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred net losses of $4,023,827 and $4,285,516 during the years ended December 31, 2003 and 2002, respectively. In addition, during those same years, the Company has used cash of $3,054,145 and $1,097,297 in its operating activities and has a net working capital deficiency of $432,469 at December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has devoted significant efforts in the further development and marketing of products in its Security and DC Transportation Products Segments, which, while now showing improved revenues, cannot yet be considered as sufficient to fund operations for any sustained period of time.

The Company's ability to continue as a going concern is dependent upon (i) raising additional capital to fund operations (ii) the further development of products in the Security and DC Transportation Products Segments and (iii) ultimately the achievement of profitable operations. During the year ended December 31, 2003, the Company generated net cash flows of $3,238,832 from financing activities, consisting mainly of sales of common stock and the issuance of convertible debt securities. Management is currently addressing several additional financing sources to fund operations until profitability can be achieved. However, there can be no assurance that additional financing can be obtained on conditions considered by management to be reasonable and appropriate, if at all. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

                                 POWERLINX, INC.


               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Basis of presentation and significant accounting policies (continued):

                        Significant Accounting Policies:

Revenue recognition:

Revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the product, including title, have been transferred to the customer, which is generally considered to have occurred upon delivery of the product to the customer's premises. Shipping costs, which have been nominal, are billed to the customer and are included as a component of cost of goods sold. Returns are provided for as reductions of revenue recorded based upon the Company's historical return experience.

Cash and cash equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents for financial statement purposes.

Accounts receivable and allowance for doubtful accounts:

Accounts receivable are customer obligations due under normal trade terms for products sold to distributors and retail customers. The Company performs continuing credit evaluations of customers' financial condition, but does not require collateral.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Any accounts receivable balances that are determined to be uncollectible are written off to bad debt expense. The allowance for doubtful accounts contains a general accrual for remaining possible bad debts. The allowance for doubtful accounts at December 31, 2003 was $29,510. Based on the information available, management believes that the allowance for doubtful accounts as of December 31, 2003 is adequate. However, actual write-offs might exceed the recorded allowance.

                                  Inventories:

Inventories consist principally of component parts and finished goods held for resale and are stated at the lower of cost or market. Inventory costs are determined using the first-in, first-out (FIFO) method.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Basis of presentation and significant accounting policies (continued):

Property and equipment:

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets ranging from five to ten years. Maintenance and repairs are charged to expense as incurred.

Intangible assets:

Intangible assets, are stated at cost, and consist of purchased technology licenses, trademarks and incremental costs to acquire patents on internally developed technologies (also see research and development, below). Amortization is calculated on the straight-line method over estimated useful lives of the technologies, not to exceed legal or contractual provisions. Currently the intangible assets are being amortized over estimated useful lives of five years with the exception of trademarks which have indeterminate useful lives. The Company evaluates each reporting period whether the events and circumstances continue to support an indefinite life. Additionally, the carrying value of trademarks is reviewed annually or whenever events or changes in circumstances indicate that the historical cost-carrying value may no longer be appropriate. This review is performed in the same manner as that performed on long-lived assets (see below).

Impairment of long-lived assets:

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the estimated future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value.

Financial instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and convertible debentures. As of December 31, 2003 the fair values of these instruments approximated their respective carrying values.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Basis of presentation and significant accounting policies (continued):

                                 Concentrations:

Accounts receivable are concentrated in the security products industry and credit losses have been within management's expectations. Although the Company serves a large and varied group of customers, three customers accounted for 38% of total revenue for the year ended December 31, 2003.

The Company's product assembly is dependent upon the operations of two primary labor suppliers, one of which is outside the United States. At December 31, 2003, approximately $173,000 of the Company's inventory was held off-site at these locations. If the Company should lose these suppliers of assembly servicing there could be a disruption in the operations of the Company. The Company is in the process of securing alternative sources of these services.

Stock-based compensation:

Compensation expense related to the grant of equity instruments and stock-based awards to employees are accounted for using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. Stock based compensation arrangements involving non-employees are accounted for using the fair value methodology under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company accounts for unregistered common stock issued for services or asset acquisitions at the estimated fair value of the stock issued. Fair value is determined based substantially on the average cash price of recent sales of the Company's unregistered common stock.

The following table reflects supplemental financial information related to stock-based employee compensation, as required by Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure:

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Basis of presentation and significant accounting policies (continued):

Stock-based compensation (continued):

                                                                                   2003                2002
                                                                             -----------------  ------------------
Net loss, as reported                                                             ($4,023,827)        ($4,285,516)
                                                                             =================  ==================
Employee stock-based compensation, as reported                               $              -   $               -
                                                                             =================  ==================
Employee stock-based compensation (fair value method)                        $       (238,200)  $               -
                                                                             =================  ==================
Pro-forma net loss under fair value method                                        ($4,262,027)        ($4,285,516)
                                                                             =================  ==================

Net loss per share, as reported                                                         ($.05)              ($.13)
Pro forma net loss per share under fair value method                                    ($.05)              ($.13)
                                                                             =================  ==================

The above table reflects the unaudited pro forma effects on net loss and net loss per share had the Company applied the fair value method to its employee stock-based compensation. The Black Scholes fair value model was used for this purpose. The estimated time to expiration was estimated at the full term of the options; volatility was of 206%; and the risk free rate of return was 4%.

Research and development:

Expenditures related to the development of new products and processes, including significant improvements to existing products, are expensed as incurred.

Advertising and promotions:

Advertising is expensed as incurred. Costs associated with public displays, billboards and other advertising mediums that have an extended period of value to the Company are amortized over the term or duration of the related advertisement.

Income taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income in the period that includes the enactment date of the rate change. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. Basis of presentation and significant accounting policies (continued):

Segment information:

The Company accounts for its three reportable segments using the management approach, which focuses on disclosing financial information that the Company's management uses to make decisions about the Company's operating matters. The three reportable segments utilize the Company's operating assets equally. Therefore, information about assets and depreciation is excluded from the segment information used by management

Earnings per share:

Net loss per share is computed using the weighted-average number of common shares and dilutive common equivalent shares outstanding during the related period. Common equivalent shares consist of unearned shares, warrants, and subordinated convertible debentures, using the treasury stock method. See Note 14.

Comprehensive income:

Comprehensive income equals the Company's net income for all periods presented.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant and critical estimates are management's estimate of sales returns, which are based upon historical return experience, and the carrying value of net deferred tax assets, which are fully reserved in light of cumulative recent losses. Actual results could ultimately differ from those estimates.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

3. Factored accounts receivable:

The Company is a party to an accounts receivable financing facility under which cash collections on certain eligible accounts receivable are assigned to a financial institution. Under this arrangement, eligible customers make their payments directly to the financial institution. Upon receipt of payment, the financial institution remits the balance of the factored account, less its fees, to the Company. The Company has received aggregate proceeds of $86,500 under the factoring arrangement, related to gross factored accounts receivable of $93,500. The Company is accounting for this accounts receivable factoring arrangement as a secured borrowing pursuant to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's assets, including accounts receivable, inventory and property and equipment, secure the agreement. The related service charge is reflected in interest expense in the period that the accounts receivable are transferred. Factoring fees of approximately $5,700 and $13,000 were incurred during 2003 and 2002, respectively. There were no outstanding factored accounts receivable as of December 31, 2003.

4. Segment information:

The Company operates in three identifiable industry segments. The Company's Marine Products Segment is engaged in the sale of underwater video cameras, lights and accessories, principally to retail sporting goods businesses throughout the United States. The Company's Security Products Segment is engaged in the development and sale of video security systems to retail, commercial and governmental entities throughout the United States. The Company's DC Transportation Products Segment is engaged in the development and sale of powerline rear and side vision systems for all classes of vehicles in the transportation industry to distributors and original equipment manufacturers throughout the United States. The Company's facilities and other assets are not distinguished among the identifiable segments. Other financial information about the Company's segments is as follows:

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

4. Segment information (continued):

                                                                            2003
                                     --------------------------------------------------------------------------
                                         Security            Marine               DC
                                         Products           Products             Trans               Total
                                     ----------------  ------------------  -----------------  -----------------
Net revenue                          $       640,589   $         373,568   $        357,886   $      1,372,044

Cost of sales                               (689,347)           (183,352)  $        (87,613)  $       (960,314)
                                     ----------------  ------------------  -----------------  -----------------

Gross profit                         $       (48,758)  $         190,216   $        270,273   $        411,730
                                     ================  ==================  =================  =================

Research and development:

    Stock-based                      $       125,400   $              -    $              -   $        125,400

    Other                            $        23,360   $              -    $         37,499   $         60,859




                                                                            2002

                                          Security           Marine              DC

                                         Products           Products             Trans               Total
                                     ----------------  ------------------  -----------------  -----------------
Net revenue                          $       431,207   $         273,434   $              -   $        704,641

Cost of sales                               (300,144)           (178,168)                 -           (478,312)

Loss from inventory

    write-down                              (227,532)                  -                  -           (227,532)
                                     ----------------  ------------------  -----------------  -----------------

Gross profit                                ($96,469)  $          95,266   $              -            ($1,203)
                                     ================  ==================  =================  =================

Research and development:

    Stock-based                      $             -   $               -   $              -   $              -
    Other                            $             -   $         154,099   $              -   $        154,099



5. Inventories:


Inventories consist of the following as of December 31, 2003:

  Component parts                                                                                  $  323,547
  Work in progress                                                                                     34,150
  Finished goods                                                                                      200,250
                                                                                                   ----------
                                                                                                   $  557,947

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

6. Intangible assets:

During 2003, the Company issued 750,000, 500,000, 150,000 and 468,750 shares of restricted common stock in conjunction with a licensing agreement, distributorship agreement, trademark purchase and software license agreement, respectively. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $37,500, $25,000, $84,000 and $150,000, respectively, in the aggregate. The fair value of the licensing rights, distributorship agreement, trademark purchase and software license agreement were capitalized as intangible assets. The licensing agreement and software license agreement and are being amortized over their estimated useful lives of five years. The distributorship agreement was no longer in effect at December 31, 2003 and as a result, was fully amortized in 2003. The trademark purchase has an indeterminate life and as such, is not amortized.

The Company recorded amortization expense of $446,788, $7,500 and $25,000 in connection with patents, licensing rights, and distributorship agreements, respectively, for the year ended December 31, 2003.

Intangible assets consist of the following at December 31, 2003:

                                        Security             Marine               DC
                                        Products            Products             Trans               Total
                                   ------------------  ------------------  -----------------  -----------------
Patent cost                        $       1,427,813   $         741,148   $              -   $      2,168,961

Licensing rights                              37,500                   -                  -             37,500

Distributorship agreement                          -                   -             25,000             25,000

Software license agreement                   150,000                   -                  -            150,000

Trademark purchase                            42,000                   -             42,000             84,000

Accumulated amortization           (         810,309)  (         416,722)  (         25,000)  (      1,252,031)
                                   ------------------  ------------------  -----------------  -----------------

                                   $         847,004   $         324,426   $         42,000   $      1,213,430
                                   ==================  ==================  =================  =================


Estimated future amortization is as follows:


Year ending December 31,
               2004                                                                       $         484,288
               2005                                                                                 484,288
               2006                                                                                  93,354
               2007                                                                                  37,500
               2008                                                                                  30,000
                                                                                          ------------------
                                                                                          $       1,129,430

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

7. Property and equipment:

Property and equipment consists of the following as of December 31, 2003:



       Automobiles                                                $  14,903
       Furniture and fixtures                                       191,293
       Computer equipment                                           364,784
                                                             ------------------
                                                                         570,980
       Less accumulated depreciation                               (245,820)
                                                             ------------------
                                                                       $ 325,160

8. Convertible debentures:

     2002 Securities Purchase Agreement:

     On  September  20,  2002  (Commitment  Date),  the Company  entered  into a


Securities Purchase Agreement that provided for the issuance of convertible notes payable up to an aggregate face value of $1,000,000 and warrants to acquire up to an aggregate 3,000,000 shares of the Company's common stock. The agreement provided for the funding of the notes in three traunches, of which the first two, amounting to $350,000 each with 1,050,000 warrants each were issued on September 20, 2002 and September 30, 2002, respectively. Each traunch matures on the one-year anniversary date of issuance, assuming no conversion or prepayment. On February 7, 2003, the remaining traunch ($300,000 in convertible notes and warrants to acquire 900,000 shares of common stock) was funded upon the effective registration of the common shares underlying the debt and warrants. The convertible notes bear interest at 12% and are payable in one year from the date of issuance; interest is payable quarterly.

The convertible notes were convertible into shares of common stock solely at the creditor's option at a conversion rate amounting to the lower of (i) $0.075 or
(ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock for the 20 trading days before the conversion date. On the Commitment Date, the Company's closing market value was $0.13 and the three lowest intraday trading prices for the 20 trading days before the Commitment Date were all $0.12; thus the conversion rate on the Commitment Date amounted to $0.06 per common share. The warrants, which have an exercise price of $0.10 and a three-year term, were fully issued on the Commitment Date.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

8. Convertible debentures (continued):

The effective interest rate on the convertible notes payable issued in 2002 amounted to 126%, assuming that the notes are held to maturity. The effective interest rate results from the amortization of discounts to the face value of the convertible notes payable, amortization of debt issue costs and the contractual interest rate over the term of the notes as follows:



                                           Amount              Percent
Discounts to face value:
Beneficial conversion feature         $    583,000               83.0%
Allocation to warrants                     117,000               18.0%
                                      ------------------  ---------------
                                           700,000              100.1%

Other interest expense:
 Amortization of debt costs                 88,000               13.0%
 Contractual interest rate                  84,000               12.0%
                                      ------------------  ---------------
                                      $     420,600             126.0%
                                      =================   ===============



Amortization of the beneficial conversion feature and debt issue costs during the year ended December 31, 2002 amounted to $194,000 and $26,000, respectively.

During February 2003, the Company allocated the proceeds received from the third and final traunch of convertible notes and warrants between the securities based upon their relative fair values. Fair value for the warrants was determined using the Black-Scholes pricing model; the face value of the notes was considered by management to equal their respective fair values. As a result of this allocation, approximately $9,800 was recorded for the warrants as paid-in capital in the month of February. The assumptions used to determine fair value under the Black-Scholes pricing model included an exercise price of $0.10, market price of $0.05, term of 1,080 days, volatility of 50%, and interest rate of 16%. There was no beneficial conversion feature related to the third traunch of financing.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

8. Convertible debentures (continued):

2003 Securities Purchase Agreement:

On May 9, 2003 (Commitment Date), the Company entered into a Securities Purchase Agreement that provided for the issuance of convertible notes payable up to an aggregate face value of $440,000 and warrants to acquire up to an aggregate 1,320,000 shares of the Company's common stock. The agreement provides for the funding of the notes in five traunches, of which the first two, amounting to $260,000 with 520,000 warrants were issued on May 9, 2003 and June 3, 2003, respectively. Each traunch matures on the one-year anniversary date of issuance, assuming no conversion or prepayment. On July 1, 2003, the third traunch of the May 10, 2003 Securities Purchase Agreement ($60,000 in convertible notes and warrants to acquire 180,000 shares of common stock) was funded. Each traunch matures on the one year anniversary date of issuance, The convertible notes bear interest at 12% and are payable in one year from the date of issuance; interest is payable quarterly.

The convertible notes are convertible into shares of common stock solely at the creditor's option at a conversion rate amounting to the lower of (i) $0.05 or
(ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock for the 20 trading days before the conversion date. On the Commitment Date, the Company's closing market value was $0.06 and the three lowest intraday trading prices for the 20 trading days before the Commitment Date averaged $0.03 and $0.037 and $0.03 for Traunch 1, Traunch 2 and Traunch 3, respectively; thus the conversion rate on the Commitment Date amounted to $0.015, $0.0185 and $0.015 per common share, respectively. The warrants, which have an exercise price of $0.5 and a three-year term, were fully issued upon the funding of each respective traunch.

During May, June and July 2003, the Company allocated the proceeds received from the first three traunches of convertible notes and warrants between the securities based upon their relative fair values. Fair value for the warrants was determined using the Black-Scholes pricing model; the face value of the notes was considered by management to equal their respective fair values. As a result of this allocation, approximately $22,100 and $2,600 was recorded for the warrants as paid-in capital in the second and third quarters of 2003, respectively. The assumptions used to determine fair value under the Black-Scholes pricing model included an exercise price of $0.05, market price of $0.06 and $0.04, respectively, term of 1,080 days, volatility of 50%, and interest rate of 12%. In addition, the Company allocated the remaining proceeds of the convertible notes to the embedded beneficial conversion feature represented by the excess that the market value of the common stock on the commitment date exceeded the conversion rate. The debt has been accreted towards its face value through periodic charges to interest expense over the outstanding term of the underlying notes.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

8. Convertible debentures (continued):

The effective interest rate on the first three traunches of convertible notes payable from the May 9, 2003 Securities Purchase Agreement amounts to 131.4%, assuming that the notes are held to maturity. The effective interest rate results from the amortization of discounts to the face value of the convertible notes payable, amortization of debt issue costs and the contractual interest rate over the term of the notes as follows:



                                           Amount             Percent
Discounts to face value:
  Beneficial conversion feature      $     295,300              92.3%
  Allocation to warrants                    24,700               7.7%
                                     ------------------  -------------
                                           320,000             100.0%

Other interest expense:
  Amortization of debt costs                62,200              19.4%
  Contractual interest rate                 38,400              12.0%
                                     ------------------  -------------
                                     $     420,600             131.4%
                                     ==================  =============



Cumulative amortization of the beneficial conversion feature and debt issue costs during the year ended December 31, 2003 for the 2002 and 2003 Securities Transactions amounted to $526,000 and $63,000, respectively.

During 2003, $1,000,000 of the face value of these debentures was converted into 45,748,151 shares of common stock at a conversion price of between $0.015 and $0.538. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to market price.

On August 26, 2003, the Company repaid the remaining $320,000 face value of these debentures. In connection therewith, the Company paid $9,800 in interest and $148,000 in pre-payment penalty fees. The Company effectively terminated the agreement during August F2003, and accordingly, funding of the remaining two traunches is no longer required.

9. Income taxes:

No provision or benefit for income taxes was required during the years ended December 31, 2003 and 2002 because the tax effects of operating losses and other temporary differences between the book and tax bases of assets and liabilities during those periods were offset by valuation allowances in the same amounts.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

9. Income taxes (continued):

A reconciliation of statutory federal income tax rate with the Company's effective income tax rate for the year ended as of December 31, 2003 and 2002 is as follows:

                                                          2003                2002
                                                    ------------------  ------------------
U.S. federal taxes statutory rate                         (35.00)%            (35.00)%
  Increase (decrease):
     State taxes                                           (3.25)%             (3.25)%
     Litigation settlement                                 (0.16)%              3.79 %
     Non-deductible compensation                            3.59 %              9.49 %
     Non-deductible interest accretions                     5.03 %              1.74 %
     Non-deductible entertainment                           0.72 %              0.29 %
     Valuation allowances                                  29.07 %             22.94 %
                                                    ------------------  ------------------
     Effective tax rate                                       -                   -
                                                    ==================  ==================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:


                                                             2003                2002
                                                    ------------------  ------------------
Deferred tax assets (liabilities):
  Net operating loss                               $       3,856,000   $       2,818,000
  Amortization of intangibles and other                      291,000             168,000
  Valuation allowance                              (       4,147,000)  (       2,986,000)
                                                    ------------------  ------------------

     Total deferred tax asset                       $               -   $              -
                                                    ==================  ==================

As of December 31, 2003, the Company has net operating loss carryforwards of approximately $10,200,000 that are available to offset future taxable income.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10. Stockholders' equity:

2003 Transactions:

                      Series A Convertible Preferred Stock:

Effective September 30, 2003, the Company designated 5,000,000 shares of authorized preferred stock as Series A Convertible Preferred Stock. There were no shares outstanding as of December 31, 2003. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and is non-voting. It is convertible into common stock only upon registration of the underlying common shares into which the preferred stock can be converted. The conversion rate is variable. During the first year following issuance, and assuming the registration described earlier, the preferred stock is convertible into the number of common shares that result from dividing the par value by the average market price of the common stock for a period of five days. Commencing the month following the first year of issuance, and again assuming the registration, the conversion methodology provides for a market discount of 20%, increasing 1% monthly thereafter, up to 130%.

                            Equity Units Subscribed:

Effective December 1, 2003, the Company offered up to 625,000 units (the "equity units") for sale to accredited investors at a price of $8.00 per equity unit with a $5,000,000 maximum offering. Each equity unit consists of (i) 8 shares of Series A Convertible Preferred Stock; (ii) 2 shares of the Company's common stock; and (iii) three common stock purchase warrants. Each warrant is exercisable until May 15, 2006, at a price of $0.50. As of December 31, 2003, $250,000 had been received as equity units subscribed, although not issued, relating to this offering.

                             Common Stock Issuances:

During 2003, 35,776,906 shares of the Company's restricted common stock were sold through various private equity placements exempt from registration under
Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placements were open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. The Company received proceeds from the offerings of $2,018,618 as of December 31, 2003.

During 2003, 5,162,662 shares of the Company's free trading common stock were sold in connection with a consulting services agreement. The Company received $190,045 in proceeds, and recognized $33,537 in consulting expense

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

related to this issuance, which is included in stock-based compensation expense.

During 2003, the Company issued 167,000 shares of restricted common stock to employees and directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $17,100 in the aggregate.

During 2003, the Company issued 45,718,151 shares of free trading common stock in accordance with several conversion notices received by the Company from the holders of the Company's 12% convertible debentures. The shares issued were valued in accordance with the Securities Purchase Agreement dated September 20, 2002, which approximates a 50% discount to the market price. The average share price for all of the conversions was $0.02 per share, or $1,000,000 in the aggregate.

During 2003, the Company issued 3,000,000 shares of free trading common stock in accordance with several stock warrant exercise agreements received by the Company from the holders of the Company's stock purchase warrants.. The shares issued were valued at the exercise price of $0.10 per share, or $300,000 in the aggregate, in accordance with the Stock Purchase Warrants dated September 20, 2002.

During 2003, the Company issued 4,698,500 shares of free trading common stock to professional research and development consultants as compensation for consulting services and royalties. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $240,817 (including the $33,537, above) in the aggregate. Additionally, $117,237 of compensation expense was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultants as compensation in previous years.

On May 19, 2003, the Company entered into three separate consulting agreements wherein the Company granted 4,200,000 shares of restricted common stock to consultants as compensation for consulting services. 1,025,000 of these shares were issued immediately upon registration of the shares on Form S-8 to begin the first phase of the services to be provided. These shares are included in the 4,698,500 shares in the preceding paragraph. Subsequent issuances of shares, up to the total amount outlined in the agreements, will be issued at the Company's discretion, based on performance, as defined by the Company, over a period not to exceed one year. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $41,000 in the aggregate, which amount is included in the $240,817 in the preceding paragraph. This amount was recognized as stock-based compensation during the second quarter of 2003.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10. Stockholders' equity (continued):

During 2003, the Company issued 2,068,750 shares of restricted common stock in conjunction with a licensing agreement, distributorship agreement, trademark purchase and software license agreement, respectively. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $392,500, respectively, in the aggregate.

During 2003, the Company issued 704,350 shares of restricted common stock to investors for financing fees. The common stock was valued based upon the trading market prices on the dates of issuance, or $42,092 in the aggregate.

During 2003, the Company issued 425,883 shares of restricted common stock to settle outstanding liabilities. In all instances, the shares were issued in amounts and at trading market prices such that no gain or losses resulted from these exchanges.

                             Common stock Warrants:

During the years ended December 31, 2003 and 2002, the Company issued warrants to purchase 1,860,000 and 2,100,000 shares of common stock, respectively, in connection with the sale of the Convertible Debentures described in Note 8. The warrants have three-year terms and can be exercised at prices between $0.05 and $0.10. The following table sets forth activity of the warrants for the years ended December 31, 2003 and 2002:

                                                           Activity               Prices
                                                       ------------------- ----------------------
2002 Activity:
     Issued                                                   2,100,000            $0.10
     Exercised                                                      -
                                                       ------------------- ----------------------

Warrants outstanding at December 31, 2002
                                                              2,100,000           $0.10
2003 Activity:
     Issued                                                   1,860,000         $0.05-$0.10
     Exercised                                               (3,000,000)           $0.10
                                                       ------------------- ----------------------

Warrants outstanding at December 31, 2003
                                                               960,000         $0.05-$0.10
                                                       =================== ======================

Weighted average exercise price:
     December 31, 2003                                                             $0.05
                                                                           ======================
                                                                           ======================
     December 31, 2002                                                             $0.10
                                                                           ======================

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10. Stockholders' equity (continued):

Options granted to employees:

The Company granted 7,422,635 stock options to employees during the year ended December 31, 2003 (none in 2002). Stock options have terms of 10 years and exercise prices were equal to the closing market price on the day granted. All stock options issued in 2003 were fully vested on the date of grant. The following table reflects stock option activity:




                                              Activity               Prices
                                          ------------------- ------------------
2003 Activity:
     Granted                                    7,422,635         $0.05-$0.22
     Exercised                                   (346,000)           $0.05
                                          ------------------- ------------------

Options outstanding at December 31, 2003
                                                7,076,635         $0.05-$0.22
                                          =================== ==================

Stock options vested                            7,076,635        $0.05-$0.22
                                          =================== ==================

Weighted average exercise price:
     December 31, 2003                                                 $0.05
                                                              ==================

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10. Stockholders' equity (continued):

2002 Transactions:

During the year ended December 31, 2002, 2,888,583 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. Proceeds from the offering amounted to $338,500.

During the year ended December 31, 2002, the Company issued 2,853,300 shares of restricted common stock to employees and directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $710,757 in the aggregate.

During the year ended December 31, 2002, the Company issued 1,758,261 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $368,872 in the aggregate. Compensation expense of $130,485 was immediately recorded upon issuance and an additional $222,230 was amortized during the year ended December 31, 2002.

During the year ended December 31, 2002, the Company issued 888,137 shares of restricted common stock to trade creditors to satisfy $170,032 in trade accounts payable. The common stock issued was valued based upon the trading market prices on the dates of issuance, and resulted in no gain or loss from extinguishments of these liabilities.

During the year ended December 31, 2002, the Company issued 378,000 shares of restricted common stock to investors for financing fees. The common stock was valued based upon the trading market prices on the dates of issuance, or $49,140 in the aggregate.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10. Stockholders' equity (continued):

Total stock-based compensation cost recognized is as follows:



                                         2003                2002
                               ------------------  ------------------
Employee and directors            $     17,100          $   710,757
Consultants                            324,517              352,715
Creditors                              145,813              170,032
Financing fees                          42,092               49,140
                               ------------------  ------------------
                                 $     529,522          $ 1,282,644
                               ==================  ==================



11. Related party transaction:

In 2001, the Company loaned $50,000 to two officers of the Company. The underlying notes do not bear interest. The officers repaid $10,000 and $20,000 during 2003 and 2002, respectively. The remainder is due in December 2004.

12. Commitments and contingencies:

License agreement and royalties:

In December 2002, the Company entered into a licensing agreement with Satius, Inc. (formerly VideoCom, Inc. and Wire21 Inc.) for its powerline technologies, which are utilized in the SecureView product line. This agreement replaces the original license agreement entered into in October 1999 in its entirety. The agreement is effective through the expiration of the patents licensed in the agreement (through October 2012). The agreement obligates the Company to pay royalties equal to between $1 and $3 per unit of licensed products sold, with minimum annual royalties of between $240,000 and $480,000. $240,000 of expense related to this agreement was incurred during in 2003. Additionally, during 2003, the Company issued 750,000 shares of the Company's common stock in connection with this license and recorded an intangible asset for the estimated fair value of the shares ($37,500), which is being amortized over 5 years. Amortization charged to operations in relation to these licensing rights was $7,500 in 2003 (minimal in 2002).

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

12. Commitments and contingencies (continued):

Litigation, claims and assessment:

                              Class Action Lawsuit

The Company was a defendant in a consolidated class action lawsuit that was pending in the United States District Court for the Middle District of Florida against the Company and Richard McBride, the Company's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against the Company and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, the Company and McBride misstated sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of the Company's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented the Company's ability to manufacture, or to have manufactured, its products; and misrepresented the Company's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now also seeks relief against James Cox, former director, on the same grounds as the claims against the Company and McBride.

In February 2002, the Company filed a motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, the parties reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit. In the settlement, the Company will issue 6,000,000 shares our common stock to the class participants.

During the 2nd and 3rd quarters of 2002, the Company and the plaintiffs' counsel agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement would be conditional upon receiving final judicial approval of the Stipulation, among other things.

At the end of the Company's 2nd fiscal quarter of 2002, management had determined that the impending settlement was highly probable.
Accordingly,

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

the Company accrued for the cost of the settlement by recording a liability of $1,200,000, which was equal to the current fair market value of the settlement shares at June 30, 2002, plus an estimated amount for expenses.

12. Commitments and contingencies (continued):

Litigation, claims and assessment:

On December 17, 2002, the Joint Motion for Preliminary Approval of Settlement and the Amended Stipulation of Settlement was filed with the United States District Court of Florida, and approved by the residing justice. There were no significant amendments to the nature or terms of the Stipulation as outlined above. The actual liability, based on the value of the Company's stock as December 17, 2002, was $300,000 plus an estimated $125,000 in legal fees. The Company recorded its revised estimate of the liability in the fourth quarter and has disclosed this 2002 fourth quarter adjustment in the financial statements.

On May 2, 2003, the United States District Court of Florida, through issuance of its Order and Final Judgment, approved the settlement.

                             Pro-Marketing of Texas

The Company is a defendant in a lawsuit filed by Pro-Marketing of Texas, Inc. in the Circuit Court of Pinellas County, Florida. The suit alleges breach of contract relating to a payment of a convertible debenture, with a maximum potential exposure of $100,000 plus interests costs and attorneys fees. The Company intends to vigorously contest the claim. As of December 31, 2003, the matter is in the preliminary stages of discovery and it is too early to determine the ultimate outcome. Accordingly, no liability, if any, that might result from the resolution of this matter has been recorded in the financial statements.

                                SEC Investigation

The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with the Company. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu. Current officers and employees Douglas Bauer, CFO, George Bernardich, CEO, and J. R. Cox, former director, have also testified before the SEC.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

12. Commitments and contingencies (continued):

On February 12, 2004, the SEC's staff advised the Company, through its counsel, that they intend to recommend that the SEC bring a civil injunctive action against the Company and certain of its current and former officers and/or directors. As it relates to the Company, the Staff alleges that the Company violated Section 17(a) of the Securities Act of 1933 ("Securities Act") and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 13a-1, 13a-11, 13a-13, and 12b-20
thereunder, and is liable for civil penalties pursuant to Section 20(d) of the Securities Act and Section 21(d)(3)(A) of the Exchange Act.

The SEC's Staff, in accordance with Rule 5(c) of the Commission's Rules of Informal and Other Procedures, 17 C.F.R. ss.202.5(c), have afforded the Company the opportunity to make a "Wells Submission" regarding the Staff's intended recommendations. The Company has retained its current counsel to prepare such a Wells Submission on its behalf, and it believes that there are meritorious factual, legal and policy reasons why the Staff's recommendation should not be followed by the Commission. However, at this time, it is impossible to determine whether the Staff's recommendation will be adopted by the Commission, or will be modified in some fashion.

If the Staff's present recommendation is accepted by the Commission and a civil injunctive action were to be subsequently filed against the Company, no decision has been made at this time as to whether the Company would vigorously defend that matter, or would seek to reach a negotiated settlement. The Staff has informally advised counsel of their belief that if they were successful in litigating this matter, a civil penalty in excess of $100,000 could be imposed against the Company. However, counsel believes that there are numerous mitigating factors, which could cause this amount to be reduced, even if the Company's efforts to defend the suit were unsuccessful. Therefore it is impossible at this time to estimate the likelihood of an unfavorable outcome, or to estimate the amount of any such loss from this matter. Accordingly, no liability, if any that might result from the resolution of this matter has been recorded in the financial statements.

13. Fourth Quarter Activity (unaudited):

2003: There were no material fourth quarter adjustments for the year ended December 31, 2003.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

13. Fourth Quarter Activity (unaudited):

2002: The net loss and net loss per share in the fourth quarter of 2002 were lower than amounts experienced in the preceding three quarters because of a fourth quarter transaction for a change in accounting estimate. As discussed more completely in Note 12, the Company originally recorded a charge of $1,200,000 to account for the common stock to be issued under the settlement of a class action lawsuit. The proposed settlement stipulated that the Company would tender 6,000,000 shares of its free trading stock to the class participants. The Company initially used the closing market price of $.20 per share on June 28, 2002, (the date when the impending settlement was determined to be probable), the last trading day of the second quarter, to value the shares for the expense accrual. The court approved the settlement on December 17, 2002.

The litigation settlement estimate was then adjusted to actual per the closing market price of the stock of $.05 per share on December 17, 2002. This change in accounting estimate from $1,200,000 to $300,000 resulted in a reduction in the litigation settlement accrual of $900,000, which was recorded in the fourth quarter of 2002.

14. Earnings per share computations:

                                                            2003                2002
                                                      ------------------  ------------------
Net loss                                             ($      4,023,827)  ($      4,285,516)
                                                      ==================  ==================

 Weighted average common shares:
    Basic                                                   78,258,676          33,917,115
    Dilutive securities                                            -                   -
                                                      ------------------  ------------------
    Diluted shares                                          78,258,676          33,917,115
                                                      ==================  ==================

Basic net income (loss) per share                    ($            .05)  ($            .13)
                                                      ==================  ==================

Diluted net income (loss) per share                  ($            .05)  ($            .13)
                                                      ==================  ==================

The table above excludes 8,045,635 warrants and stock options to purchase common stock as such items would have an anti-dilutive effect on earnings per share of 2003.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

15. Subsequent events:

Purchase of intellectual property:

On February 5, 2004, the Company issued 441,176 shares of common stock for the purchase of intellectual property. The shares were valued at the closing market price on the date of issuance.

                              Equity Unit Offering:

As discussed in Note 10, effective December 1, 2003, the Company offered up to 625,000 units (the "equity units") for sale to accredited investors at a price of $8.00 per equity unit with a $5,000,000 maximum offering. Each equity unit consists of (i) 8 shares of Series A Convertible Preferred Stock; (ii) 2 shares of the Company's common stock; and (iii) three common stock purchase warrants. Each warrant is exercisable until May 15, 2006, at a price of $0.50. As of March 23, 2004, subscriptions amounting to $1,565,000 (including equity units subscribed as of December 31, 2003 referred to in Note 10) had been received. In addition, from March 15-22, 2004, liabilities amounting to approximately $260,000, including $240,000 related to employee compensation, were converted into equity units. Commissions on the sale of units amounted to $69,000 plus warrants to acquire 306,000 share of common stock.

16. Recent accounting standards:

In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The statement is not anticipated to have a significant effect on our financial position or results of operations.

                                 POWERLINX, INC.
               (FORMERLY KNOWN AS SEAVIEW VIDEO TECHNOLOGY, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

16. Recent accounting standards (continued):

In December 2003, the FASB issued FASB Interpretation No. 46 (REVISED), CONSOLIDATION OF VALUABLE INTEREST ENTITIES. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. We currently have no ownership in variable interest entities and therefore adoption of this standard currently has no financial reporting implications.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

                             UP TO 32,383,857 SHARES
                                     OF OUR
                                 OF COMMON STOCK

                                TABLE OF CONTENTS


                                            Page
                                            ----

Prospectus Summary...........................2
Risk Factors.................................3
Use Of Proceeds..............................8           POWERLINX, INC.
Market For Common Equity And Related
        Stockholder Matters..................9        200 Madonna Boulevard
Management's Discussion And Analysis                  Tierra Verde, FL 33715
        Or Plan Of Operation................10
Business....................................17           (727) 866-7440
Management..................................24
Certain Relationships And Related
        Transactions........................30
Security Ownership Of Certain Beneficial
        Owners And Management...............31
Description Of Securities...................32
Plan Of Distribution........................33
Selling stockholders........................33
Legal Matters...............................36
Experts.....................................37
Available Information.......................38
Index To Financial Statements...............39

                                ----------------

                                   PROSPECTUS

                                ----------------

                                October _, 2004

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Powerlinx's Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of Powerlinx, Inc. shall not be personally liable to Powerlinx, Inc. or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Powerlinx' Articles of Incorporation, as amended, is to eliminate the right of Powerlinx, Inc. and its shareholders (through shareholders' derivative suits on behalf of Powerlinx) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Powerlinx, Inc. believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



SEC Registration fee                    $500.00
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Printing and related expenses
                         TOTAL       $45,500.00*
                                    ===========



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

2001 Transactions:

8,937,000 shares of the Company's restricted common stock were sold at $.10 per share through a private equity placement exempt from registration under

Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, and representatives of the Company for the purchase of restricted common stock. Proceeds from the offering amounted to $975,700.

The Company issued 676,500 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock was valued based upon the trading market prices on the dates of issuance, or $800,055 in the aggregate. Compensation expense of $372,070 was immediately recorded upon issuance and an additional $297,483 was amortized during the period from issuance through year-end. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

The Company issued 765,000 shares of restricted common stock to employees as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $368,550 in the aggregate. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

On February 14, 2001, issued 1,000,000 shares to an accredited investor Richard
L. McBride pursuant to a Consulting and Licensing Agreement. Mr. McBride, our former CEO, developed and filed in his name individually, certain patents, patent applications and provisional patent applications. Us as licensee and Mr. McBride as licensor, have set forth the terms and conditions with respect to the granting of the licensing rights. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

2002 Transactions:

During the second quarter 2002, 1,387,333 shares of the Company's restricted common stock were sold between $.10 and $.20 per share through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, accredited investors, and representatives of the Company for the purchase of restricted common stock. Proceeds from the offering amounted to $161,500.

During the second quarter 2002, the Company issued 1,259,100 shares of restricted common stock to employees as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $321,848 in the aggregate. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

During the second quarter 2002, the Company issued 730,845 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock was valued based upon the trading market prices on the dates of issuance, or $169,387 in the aggregate. Compensation expense of $20,485 was recorded for these issuances through the end of the quarter, and the balance of $148,902 was recorded as unearned restricted stock compensation. Additionally, $38,375 of compensation expense was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultant as compensation in previous years. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

During the second quarter 2002, the Company issued 301,595 shares of restricted common stock for the retirement of a $96,510 convertible debenture that was converted at the option of the lender. The conversion price was $.32 per share, equal to the market price of the common stock on the date of the initial borrowing. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

During the second quarter 2002, the Company issued 500,000 shares of restricted common stock to a supplier for a $79,010 reduction in the Company's liability. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

As of November 1, 2002, three accredited investors Messrs. Bernardich, CEO, Bauer, CFO, and Ambler, COO, have received 887,400, 745,700 and 761,500 shares of our restricted common stock in lieu of salary. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on September 20, 2002 for the sale of (i) $1,000,000 in convertible debentures and (ii) a warrants to buy 3,000,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:

o $350,000 was disbursed on September 20, 2002

o $350,000 was disbursed on September 30, 2002

o $300,000 will be disbursed within ten days of the effectiveness of this prospectus.

The debentures bear interest at 12%, mature on three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amounts of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.10 per share.

2003

During the fourth quarter for the year ended December 31, 2003, the Company sold to accredited investors an aggregate of 4,412,500 shares of common stock for an aggregate purchase price of $441,250. This offering and sale was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to accredited investors and transfer was restricted in accordance with the requirements of the Securities Act of 1933.

During the fourth quarter for the year ended December 31, 2003, the Company issued 125,000 shares of common stock, restricted under rule 144, in conjunction with an employment agreement for a new employee.

During the fourth quarter for the year ended December 31, 2003, the Company issued 139,435 shares of common stock, restricted under rule 144, for the conversion of $21,750 of debt owed by the Company.

During the fourth quarter for the year ended December 31, 2003, the Company issued 200,000 shares of common stock, restricted under rule 144, for the purchase of $96,000 of property, plant & equipment assets for the Company's research & development offices.

During the fourth quarter for the year ended December 31, 2003, the Company issued 150,000 shares of common stock, restricted under rule 144, for the purchase of the "Powerlinx" trademark.

During the fourth quarter for the year ended December 31, 2003, the Company issued 468,750 shares of common stock, restricted under rule 144, for the purchase of a software license from ON2 Technologies, Inc. (AMEX:ONT)(See notes 6 and 11 to the financial statements).

During the fourth quarter for the year ended December 31, 2003, the Company issued 187,500 shares of common stock, restricted under rule 144, to various consultants for research & development services performed throughout the fiscal year ended December 31, 2003.

2004

On February 5, 2004, the Company issued 441,176 shares of common stock, restricted under rule 144, for the purchase of intellectual property in the form of patents.

On March 19, 2004, we concluded our series A convertible preferred financing in which we issued 228,190 units consisting of (i) 1,825,520 shares of series A convertible preferred stock; (ii) Class B warrants to purchase 684,570 shares of common stock; and (iii) 456,380 shares of restricted common stock. We received an aggregate total of $1,890,520, which includes an aggregate of $260,520 in debt that was cancelled. Commissions in the amount of $68,750 and warrants totaling 305,556 (included in (ii) above) were earned by brokers.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Powerlinx, Inc. or executive officers of Powerlinx, and transfer was restricted by Powerlinx, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Powerlinx, Inc., a Nevada corporation.

Exhibit No. Description

                      ARTICLES OF INCORPORATION AND BYLAWS

3.1 Articles of Incorporation (incorporated by reference to our December 31, 2001, Form 10KSB/A. filed January 16, 2003)

3.2 Amendment to the Articles of Incorporation Increasing Authorized (Incorporated by Reference 2R, December 31, 2001, Form 10KSB/A, filed January 16, 2003)

3.3 Amendment to the Articles of Incorporation Changing Name (Incorporated by reference to our December 31, 2003, Form 10KSB, filed on March 16, 2004)

3.4 Certificate of Designation of Series A (Incorporated by reference to our December 31, 2003, Form 10KSB, filed March 15, 2004)

3.5 Bylaws (incorporated by reference to our December 31, 2001 Form 10KSB/A, filed January 16, 2003)

                 INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

4.1 Class B common stock purchase warrants (Incoroprated by reference on our Form 8K, filed on March 29, 2004)

4.2 Registration rights agreement-Series A (Incoroprated by reference on our Form 8K, filed on March 29, 2004)

4.3 Subscription Agreement-Series A (Incoroprated by reference on our Form 8K, filed on March 29, 2004)

                           OPINION REGARDING LEGALITY

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

                               MATERIAL CONTRACTS

10.1 Employment Agreement-George Bernardich III (incorporated by reference to our December 31, 2003, Form 10KSB, filed on March 16, 2004)

10.2 Employment Agreement-Michael Ambler (incorporated by reference to our December 31, 2003, Form 10KSB, filed on March 16, 2004)

10.3 Employment Agreement-Douglas Bauer (incorporated by reference to our December 31, 2003, Form 10KSB, filed on March 16, 2004)

Exhibit No.         Description
-----------         -----------

                         CONSENTS OF EXPERTS AND COUNSEL

     23.1      Consent of Aidman, Piser & Company, P.A. (filed herewith).

     23.2      Consent of legal counsel (see Exhibit 5). *



ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Tierra Verde, State of Florida, on October 15, 2004.

                                 POWERLINX, INC.





By: /s/ George S. Bernardich, III
    ---------------------------------------
    George S. Bernardich, CEO and Chairman

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George S. Bernardich his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                         TITLE                                    DATE
/s/ George S. Bernardich, III              CEO and Chairman                          October 15, 2004
--------------------------------
    George S. Bernardich, III


/s/ Douglas Bauer                          Chief Financial Officer and Secretary     October 15, 2004
--------------------------------           (Principal Accounting Officer)
    Douglas Bauer


/s/ Myles Gould                            Director                                  October 15, 2004
--------------------------------
    Myles Gould


/s/ Dr. Bradford Gould                     Director                                  October 15, 2004
--------------------------------
    Dr. Bradford Gould



/s/ Martin A. Traber                       Director                                  October 15, 2004
--------------------------------
    Martin A. Traber


/s/ James A. Williams                      Director                                  October 15, 2004
--------------------------------
    James A. Williams


/s/ William B. Edwards                     Director                                  October 15, 2004
--------------------------------
    William B. Edwards


/s/ Francisco Sanchez                      Director                                  October 15, 2004
--------------------------------
    Francisco Sanchez

/s/ Douglas McIntyre                       Director                                  October 15, 2004
--------------------------------
    Douglas McIntyre

                                      II-8